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EXHIBIT 4.214

NOTICE OF 2003 ANNUAL AND
SPECIAL MEETING OF SHAREHOLDERS

         MANAGEMENT PROXY CIRCULAR

February 25, 2003

TRANSCANADA PIPELINES LIMITED    i

March 25, 2003

Dear Shareholder:

You are invited to attend the Annual and Special Meeting of the holders of common shares ("Common Shareholders") of TransCanada PipeLines Limited ("TransCanada") to be held at the Round Up Centre, located on the corner of 13th Avenue and 3rd Street S.E., Calgary, Alberta, in Room A-E on Friday, April 25, 2003 at 10:30 a.m. (Mountain Daylight Time).

In addition to attending to regular annual meeting business, shareholders will be requested to approve a proposal to restructure TransCanada which will result in a new holding company for TransCanada named TransCanada Corporation. The purpose of the restructuring is to create a corporate structure that will better accommodate future growth and better position TransCanada to pursue new business opportunities in the pipeline and power industries.

The Management Proxy Circular ("Proxy Circular") and other enclosed information contain a detailed description of the matters on which you will be requested to vote. Please give this material your careful consideration and, if you require assistance, consult your financial, income tax or other professional advisor.

If you are unable to attend the meeting in person, please complete and return the enclosed form of proxy in accordance with the instructions provided, which will allow for your representation at the meeting.

Yours very truly,

Harold N. Kvisle
President and Chief Executive Officer

TRANSCANADA PIPELINES LIMITED    1

NOTICE OF ANNUAL AND SPECIAL MEETING

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the "Meeting") of the holders of common shares ("Common Shareholders") of TransCanada PipeLines Limited ("TransCanada") will be held at the Round Up Centre, located on the corner of 13th Avenue and 3rd Street S.E., Calgary, Alberta in Room A-E on Friday, April 25, 2003 at 10:30 a.m. (Mountain Daylight Time).

Common Shareholders are invited to attend the Meeting for the following purposes:

(1)
to receive the consolidated financial statements for the year ended December 31, 2002 and the auditors' report thereon;

(2)
to elect directors;

(3)
to appoint auditors and authorize the directors to fix their remuneration;

(4)
to consider and, if deemed appropriate, to pass, with or without variation, an ordinary resolution confirming amendments to By-law Number 1, as described in the enclosed Management Proxy Circular;

(5)
to consider and, if deemed appropriate, to pass, with or without variation, a special resolution to approve an arrangement under Section 192 of the Canada Business Corporations Act (the "Arrangement"), to be implemented pursuant to the terms of an arrangement agreement, the text of which resolution is set out in Schedule "C" to the Management Proxy Circular which accompanies this Notice of Meeting; and

(6)
to transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on March 7, 2003 will be entitled to vote at the Meeting. TransCanada will prepare, no later than 10 days following the record date, an alphabetical list of Common Shareholders who are entitled to vote as of the record date, showing the number of common shares held by each such Common Shareholder. Each person named on the list of Common Shareholders is entitled to one vote for each share held.

Shareholders are requested to complete, date, sign and return (in the envelope provided for that purpose) the accompanying form of proxy for use at the Meeting. To be used at the Meeting, proxies must be received before 4:30 p.m. (Eastern Daylight Time) on Wednesday, April 23, 2003 by TransCanada's transfer agent, Computershare Trust Company of Canada, Stock Transfer Services, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. Shareholders may also cast their vote electronically by following the instructions provided on the form of proxy.

The 2002 Annual Report, the Management Proxy Circular and a form of proxy accompany this Notice of Meeting.

By Order of the Board of Directors,

RHONDDA E.S. GRANT
Vice-President and Corporate Secretary

Calgary, Alberta
March 25, 2003

2    TRANSCANADA PIPELINES LIMITED

Action No. 0301-03298

IN THE COURT OF QUEEN'S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY

      IN THE MATTER OF Sections 192 and 248 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

      AND IN THE MATTER OF Rules 6(3) and 261(3) of the Alberta Rules of Court;

      AND IN THE MATTER OF a proposed arrangement in respect of TransCanada PipeLines Limited, the Holders of its Common Shares and TransCanada Corporation.

NOTICE OF PETITION

        NOTICE IS HEREBY GIVEN that a Petition (the "Petition") has been filed by TransCanada PipeLines Limited ("TransCanada") for approval of an arrangement (the "Arrangement") pursuant to s. 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the "CBCA"), which Arrangement is described in greater detail in TransCanada's Management Proxy Circular dated February 25, 2003, a copy of which accompanies this Notice of Petition.

        AND NOTICE IS FURTHER GIVEN that the said Petition is directed to be heard before such Justice as may preside at the Court House, 611 - 4th Street S.W., Calgary, Alberta on Friday, the 25th day of April, 2003 at 2:00 p.m. (Calgary time), or as soon thereafter as counsel may be heard. At the hearing of the Petition, TransCanada intends to seek the following:

  (a)
  an order approving the Arrangement pursuant to the provisions of s. 192(3) of the CBCA; and

  (b)
  such other and further orders, declarations and directions as the Court may deem just.

        Any shareholder of TransCanada or any other interested party desiring to support or oppose the Petition may appear at the time of the hearing in person or by counsel for that purpose; provided that any shareholder of TransCanada or any other interested party desiring to appear or be heard or present evidence at the hearing is required to file with the Court of Queen's Bench of Alberta, Judicial Centre of Calgary (the "Court") and serve on TransCanada, on or before 12:00 noon (Calgary time) on April 11, 2003, a Notice of Appearance, including his or her address for service, and indicating whether such holder or person intends to support or oppose the application or make submissions thereat, together with any evidence or materials which are to be presented to the Court. Service on TransCanada is to be effected by delivery to counsel for TransCanada at the address below.

        AND NOTICE IS FURTHER GIVEN that at the hearing, subject to the foregoing, shareholders of TransCanada and other interested parties will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the terms and conditions of the Arrangement. If you do not attend, either in person or by counsel, at that time, the Court may approve the Arrangement as presented, approve the Arrangement subject to such terms and conditions as the Court shall deem fit, or refuse to approve the Arrangement without any further notice to you.

        AND NOTICE IS FURTHER GIVEN that the Court, by an Interim Order dated March 4, 2003, has given directions as to the calling and holding of a special meeting of the holders of common shares of TransCanada for the purpose of voting on a special resolution to approve the Arrangement and has directed that the holders of common shares of TransCanada shall have the right to dissent from the Arrangement in accordance with the provisions of Section 190 of the CBCA as modified by the Interim Order and the Plan of Arrangement.

TRANSCANADA PIPELINES LIMITED    3

        AND NOTICE IS FURTHER GIVEN that a copy of the said Petition and other documents in the proceedings will be furnished to any shareholder of TransCanada or other interested party requesting the same, from counsel for TransCanada as described below.

        AND NOTICE IS FURTHER GIVEN that the counsel for TransCanada is as follows:

    McCarthy Tétrault LLP
    Barristers and Solicitors
    3300, 421 - 7th Ave. S.W.
    Calgary, Alberta T2P 4K9
    Attention: Mendy Chernos/Michael D. Briggs

        DATED at Calgary, Alberta, this 25th day of March, 2003.

By Order of the Board of Directors of TransCanada PipeLines Limited

RHONDDA E.S. GRANT Vice-President and Corporate Secretary

4    TRANSCANADA PIPELINES LIMITED

NOTICE TO UNITED STATES SHAREHOLDERS

Unless otherwise defined herein, capitalized terms when used in this Proxy Circular have the meaning given to them in the Glossary of Terms annexed as Schedule "H" to this Proxy Circular.

This Proxy Circular has been prepared in accordance with the disclosure requirements of Canada. Each Common Shareholder should be aware that such requirements are different from those of the United States ("U.S."). The consolidated financial statements which are incorporated by reference herein have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards, which principles and standards may not be comparable to those of the U.S. The financial statements of TransCanada filed in the U.S. contain a reconciliation to U.S. GAAP.

Each Common Shareholder should be aware that the exchange of TransCanada Common Shares for Holdco Common Shares pursuant to the Arrangement may have tax consequences both in the U.S. and in Canada. Such consequences for investors who are residents in, or citizens of, the U.S. are not described fully herein. See "United States Federal Income Tax Considerations" for certain information concerning tax consequences of the Arrangement for U.S. holders of TransCanada Common Shares.

The enforcement by investors of civil liabilities under the U.S. securities laws may be affected adversely by the fact that TransCanada and Holdco are incorporated under the laws of Canada, that the majority of their respective officers and directors are not resident in the U.S., that some or all of the experts named in this Proxy Circular may be residents of countries other than the U.S., and that all or a substantial portion of the assets of TransCanada, Holdco and such persons may be located outside the U.S.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Proxy Circular. Any representation to the contrary is a criminal offence.

EXCHANGE RATE INFORMATION

All dollar amounts set forth in this Proxy Circular are expressed in Canadian dollars, except where otherwise indicated. The following table shows the high and low spot rates, the average noon spot rates and the year-end noon spot rates for the U.S. dollar for the past five years, each expressed in Canadian dollars, as reported by the Bank of Canada.

	Year Ended December 31,
	2002	2001	2000	1999	1998
High	$1.6125	$1.6034	$1.5583	$1.5475	$1.5845
Low	$1.5122	$1.4935	$1.4353	$1.4420	$1.4040
Average Noon Rate	$1.5704	$1.5484	$1.4852	$1.4858	$1.4835
Year-End	$1.5796	$1.5926	$1.5002	$1.4433	$1.5305

On February 25, 2003, the noon spot rate for the U.S. dollar as reported by the Bank of Canada was U.S. $1.00 = Cdn. $1.4926.

TRANSCANADA PIPELINES LIMITED    5

SUMMARY

The following is a summary of the contents of this Proxy Circular and is provided for convenience of reference only. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing in the body of this Proxy Circular including the schedules thereto. Unless otherwise defined herein, capitalized terms when used in this Proxy Circular have the meaning given to them in the Glossary of Terms annexed as Schedule "H" to this Proxy Circular.

The Meeting

The Meeting will be held in Room A-E at the Round Up Centre, Calgary, Alberta on the 25th day of April, 2003, commencing at 10:30 a.m. (Mountain Daylight Time).

At the Meeting, Common Shareholders will be invited to: (i) receive the consolidated financial statements for the year ended December 31, 2002 and the auditors' report thereon (see "Annual Meeting Business — Financial Statements"); (ii) elect directors (see "Annual Meeting Business — Election of Directors"); (iii) appoint auditors and authorize the directors to fix their remuneration as such (see "Annual Meeting Business — Appointment of Auditors"); (iv) consider and, if deemed appropriate, pass, with or without variation, an ordinary resolution confirming amendments to By-law Number 1 (see "Annual Meeting Business — Amendments to By-law Number 1"); (v) consider and, if deemed appropriate, pass, with or without variation, the Arrangement Resolution to approve the Arrangement (see "Information Concerning the Arrangement"); and (vi) transact such other business as may properly come before the Meeting or any adjournment thereof.

Purpose of the Arrangement

The purpose of the Arrangement is to create a corporate structure that will better accommodate future growth and more effectively position Holdco and TransCanada to pursue new opportunities in the pipeline and power businesses. The Arrangement will result in TransCanada becoming a wholly-owned subsidiary of a new holding company. TransCanada's assets and liabilities will remain those of TransCanada. The current Common Shareholders will become common shareholders of Holdco.

In 2000, TransCanada set out its key strategies for growth and value creation, including its strategies to sustain, grow and optimize its North American natural gas transmission network and to grow its power business. TransCanada's management recognized that a covenant contained in trust indentures governing some of the TransCanada Debt Securities might limit TransCanada's ability to invest funds to pursue these growth strategies.

Under the covenant, if the amount invested by TransCanada in certain types of investments exceeds a specified limit, TransCanada would be unable to declare or pay dividends on its shares or redeem, purchase or otherwise retire or pay off any of its shares. While TransCanada presently has significant capacity to make investments under the covenant, the Board and management of TransCanada are concerned that the covenant may restrict TransCanada's ability to grow its business over the next decade while continuing to declare and pay dividends.

The Arrangement has been proposed to provide TransCanada and its subsidiaries with the needed flexibility to pursue strategies for growth and to make new investments, while continuing to allow TransCanada to meet all of its obligations with respect to the TransCanada Debt Securities and to pay dividends on TransCanada Preferred Shares, and to allow Holdco to pay dividends on Holdco Common Shares.

The Arrangement will also provide Holdco with greater flexibility with respect to how it will hold its assets in the future. While TransCanada will continue to hold all of its assets immediately following the Effective Date, the Arrangement will give Holdco the ability to acquire new assets and hold existing assets through TransCanada and its subsidiaries or through Holdco and its subsidiaries.

If approved, and subject to the satisfaction of certain conditions set forth under "Information Concerning the Arrangement — Conditions to the Arrangement Becoming Effective", the Arrangement will result in the holders of TransCanada Common Shares, other than Dissenting Shareholders, on the Effective Date, exchanging each of their TransCanada Common Shares for one Holdco Common Share. The TransCanada Debt Securities and TransCanada Preferred Shares will remain obligations and securities of TransCanada and will not

6    TRANSCANADA PIPELINES LIMITED

be transferred to Holdco. Immediately following the Arrangement, Holdco will own all of the TransCanada Common Shares.

The Board of Directors of TransCanada has unanimously concluded that the Arrangement is in the best interest of TransCanada and is fair to all shareholders of TransCanada and unanimously recommends that all Common Shareholders vote in favour of the Arrangement Resolution and thereby approve the implementation of the Arrangement.

Effect of the Arrangement

The following chart shows the corporate relationships of TransCanada and its security holders before and after the Arrangement:

Before:	After:

The articles and by-laws of Holdco will in all material respects be the same as the articles and by-laws of TransCanada with the exception that meetings of the shareholders of Holdco may be held in certain U.S. cities. If the proposed amendments to the by-laws of TransCanada described herein receive necessary shareholder confirmation, the by-laws of Holdco will also contain such amended provisions. The Holdco Common Shares will have the same rights, privileges, restrictions and conditions as the TransCanada Common Shares. The current directors, executive officers and corporate officers of TransCanada will remain the directors, executive officers and corporate officers of TransCanada and become the directors, executive officers and corporate officers, respectively, of Holdco.

As part of the Arrangement, each right under the TransCanada Shareholder Rights Plan will be cancelled and the TransCanada Shareholder Rights Plan will be terminated and be of no further force and effect. The Holdco Shareholder Rights Plan, a plan having substantially the same terms and conditions as the TransCanada Shareholder Rights Plan, will be effective on the Effective Date. Each holder of TransCanada Common Shares will be issued one Holdco Right in respect of each Holdco Common Share received pursuant to the Arrangement.

On the Effective Date, the TransCanada Stock Option Plan will be terminated and replaced with the Holdco Stock Option Plan having substantially the same terms and conditions, except that the Holdco Stock Option Plan will provide for the issuance of Holdco Common Shares instead of TransCanada Common Shares. See "Information Concerning the Arrangement — Description of Transactions".

TransCanada's other compensation plans will be amended as necessary to accommodate changes resulting from the Arrangement in order to continue to provide the same benefits on substantially the same terms and conditions. See "Information Concerning the Arrangement — Effect of the Arrangement on Securities of TransCanada — Employee Compensation Plans".

On or before the Effective Date, Holdco will adopt the Holdco Dividend Reinvestment Plan which will be substantially the same as the TransCanada Dividend Reinvestment Plan. Holders of Holdco Common Shares

TRANSCANADA PIPELINES LIMITED    7

will be entitled to acquire Holdco Common Shares under the Holdco Dividend Reinvestment Plan on the same basis as holders of TransCanada Common Shares are presently able to acquire TransCanada Common Shares under the TransCanada Dividend Reinvestment Plan. Application has been made to the relevant securities regulatory authorities to permit holders of TransCanada Preferred Shares to participate in the Holdco Dividend Reinvestment Plan.

The Toronto Stock Exchange (the "TSX") has conditionally approved the listing of, and application has been made to the New York Stock Exchange (the "NYSE") to list, the Holdco Common Shares to be issued in exchange for TransCanada Common Shares or issuable under the Holdco Stock Options, the Holdco Shareholder Rights Plan and the Holdco Dividend Reinvestment Plan. Listing will be subject to compliance with the usual listing requirements of such exchanges.

Conditions to the Arrangement Becoming Effective

In order for the Arrangement to become effective, the following must occur: (a) the Canada Customs and Revenue Agency ("CCRA") must have granted the Canadian Federal Tax Ruling in form and substance satisfactory to TransCanada (see "Canadian Federal Income Tax Considerations"); (b) certain aspects of the Arrangement must receive necessary regulatory approvals (see "Information Concerning the Arrangement — Conditions to the Arrangement Becoming Effective — Regulatory Matters"); (c) the Arrangement must receive approval by 66 2/3% of the votes cast by holders of TransCanada Common Shares (see "Information Concerning the Arrangement — Conditions to the Arrangement Becoming Effective — Required Shareholder Approval"); (d) the Arrangement must be approved by the Court (see "Information Concerning the Arrangement — Conditions to the Arrangement Becoming Effective — Court Approval"); and (e) certain other conditions in the Arrangement Agreement must be fulfilled (unless waived).

Upon fulfilment or waiver (where permitted) of the foregoing conditions, Articles of Arrangement will be filed with the Director giving effect to the Arrangement. It is expected that the Effective Date of the Arrangement will be May 15, 2003, but may be such other date as may be determined by TransCanada.

Termination

The Arrangement Agreement may be terminated at any time before or after the holding of the Meeting by the Board without further notice to or action on the part of the Common Shareholders. Upon such termination, the Arrangement will not proceed.

8    TRANSCANADA PIPELINES LIMITED

MANAGEMENT PROXY CIRCULAR

General Information

  This Proxy Circular is furnished in connection with the solicitation of proxies by management of TransCanada to be used at the Annual and Special Meeting of holders of TransCanada Common Shares to be held in Calgary, Alberta on Friday, April 25, 2003 and at any adjournment thereof, for the purposes set out in the accompanying Notice of Annual and Special Meeting (the "Notice of Meeting").

  The commencement of mailing to Common Shareholders of this Proxy Circular, TransCanada's 2002 Annual Report and the form of proxy for Common Shareholders will be March 25, 2003. The cost of soliciting proxies will be borne by TransCanada. While most proxies will be solicited by mail only, some Common Shareholders may also be contacted by TransCanada employees personally or by telephone. In addition, TransCanada has retained Georgeson Shareholder Communications Canada, 66 Wellington Street West, T-D Tower, Suite 5210, Toronto Dominion Centre, P.O. Box 240, Toronto, Ontario, M5K 1J3 at a fee of approximately $40,000 plus out-of-pocket expenses to aid in the solicitation of proxies from individual and institutional investors in Canada and the U.S.

  TransCanada will provide proxy materials to brokers, custodians, nominees and fiduciaries and will request that such materials be promptly forwarded to the beneficial owners of TransCanada Common Shares registered in the names of such brokers, custodians, nominees and fiduciaries.

  Unless otherwise stated, the information contained in this Proxy Circular is given as of the date hereof and all dollar amounts are in Canadian dollars.

  For those Common Shareholders who cannot attend the Meeting in person, TransCanada has made arrangements to provide a live webcast of the Meeting. Details on how Common Shareholders may listen to and view the proceedings on the webcast will be found on the TransCanada website (www.transcanada.com) and will also be provided in a news release prior to the Meeting.

  TransCanada's principal corporate and executive offices are located at 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1.

Information on Voting

Record Date for Notice of Meeting and Provisions Relating to Voting

  The Board has fixed March 7, 2003 as the record date for the purpose of determining Common Shareholders entitled to receive the Notice of Meeting. TransCanada will prepare, no later than 10 days following the record date, an alphabetical list of Common Shareholders who are entitled to vote as of the record date, showing the number of TransCanada Common Shares held by each such Common Shareholder. Each person named on the list of Common Shareholders is entitled to one vote for each share held. The list is available for inspection during usual business hours at the office of Computershare Trust Company of Canada ("Computershare"), Suite 600, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8 and will be available for inspection at the Meeting.

Appointment of Proxy Holders

  Common Shareholders wishing to be represented by proxy at the Meeting must deposit a properly executed proxy with Computershare prior to 4:30 p.m. (Eastern Daylight Time) on Wednesday, April 23, 2003.

TRANSCANADA PIPELINES LIMITED    9

  All TransCanada Common Shares represented by a properly executed and deposited form of proxy will be voted or withheld from voting on the matters identified in the Notice of Meeting in accordance with the instructions of the Common Shareholder as specified on the form of proxy.

  If you have appointed a person designated by TransCanada to act and vote on your behalf as provided in the enclosed form of proxy and you do not provide any instructions concerning any matter identified in the Notice of Meeting, the TransCanada Common Shares represented by such proxy will be voted in favour of:

    (i)
    the election of the persons nominated for election as directors;

    (ii)
    the appointment of KPMG LLP, Chartered Accountants, as auditors and the authorization of the directors to set their remuneration;

    (iii)
    the confirmation of amendments to By-law Number 1, as described in this Proxy Circular; and

    (iv)
    the approval of the Arrangement.

  The enclosed form of proxy, when properly signed, confers discretionary authority on the person or persons named to vote on any amendment to matters identified in the Notice of Meeting and on any other matter properly coming before the Meeting. Management is not aware of any such amendment or other matter. If, however, any such amendment or other matter properly comes before the Meeting, the proxies will be voted at the discretion of the person or persons named therein. The persons named in the form of proxy are either officers or directors of TransCanada.

Revocability of Proxies

  A Common Shareholder may revoke a proxy by depositing an instrument in writing executed by such Common Shareholder or such Common Shareholder's attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either at the registered office of TransCanada, 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1, Attention: Corporate Secretary, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or with the Chair of the Meeting on the day of the Meeting or an adjournment thereof, or in any other manner permitted by law.

Voting Shares and Principal Shareholders

  At February 25, 2003, there were 480,193,991 TransCanada Common Shares outstanding. Each TransCanada Common Share carries the right to one vote on any matter properly coming before the Meeting. The TransCanada Common Shares are the only class of TransCanada's shares entitled to be voted at the Meeting.

  To the knowledge of the directors and officers of TransCanada, based on information at February 25, 2003, no individual or corporation beneficially owned, directly or indirectly, or exercised control over, more than 10% of the outstanding TransCanada Common Shares.

ANNUAL MEETING BUSINESS

  This section of the Proxy Circular relating to annual meeting business contains information relating to the receipt of TransCanada's audited consolidated financial statements, the election of directors, the appointment of auditors, and the amendments to By-law Number 1.

1.
Financial Statements

  The audited consolidated financial statements of TransCanada for the year ended December 31, 2002 and the report of the auditors thereon will be placed before the Meeting. These audited consolidated financial statements form part of the 2002 Annual Report of TransCanada, which was mailed to Common Shareholders with the Notice of Meeting and Proxy Circular. Additional copies of the 2002 Annual Report, in English or French, may be obtained from the Corporate Secretary of TransCanada upon request and will be available at the Meeting.

10    TRANSCANADA PIPELINES LIMITED

2.
Election of Directors

  TransCanada's restated articles of incorporation provide for the Board to consist of a minimum of 10 and a maximum of 20 directors. The number of directors presently in office is 13. Mr. R.B. Coleman will retire effective April 25, 2003 and the Board has set the number of directors to be elected at the Meeting at 12. The nominees for election as directors of TransCanada are:

D.D. Baldwin	H.N. Kvisle
W.K. Dobson	D.P. O'Brien
P. Gauthier	J.R. Paul
R.F. Haskayne	H.G. Schaefer
K.L. Hawkins	W.T. Stephens
S.B. Jackson	J.D. Thompson

  The Governance Committee of the Board reviews annually the qualifications of persons proposed for election to the Board and submits its recommendations to the Board for consideration. The persons proposed for nomination are, in the opinion of the Board and in the opinion of management, well qualified to act as directors for the ensuing year. Each nominee has established his or her eligibility and willingness to serve as a director if elected. Each director elected will hold office until the next annual meeting or until his or her successor is earlier elected or appointed.

  The persons named in the form of proxy are either officers or directors of TransCanada who intend to vote at the Meeting for the election of the nominees whose names are set forth above unless specifically instructed on the form of proxy to withhold such vote.

  Set forth in tabular form are the names of the 12 proposed nominees; their municipalities of residence; all positions and offices held by them with TransCanada; their principal occupations or employment during the past five years; the year from which each has continually served as a director of TransCanada or NOVA Corporation ("NOVA") prior to the 1998 merger, as applicable; and the number of each class of securities of TransCanada or any of its affiliates owned by each of them or over which control or direction is exercised by each of them:

Proposed Nominee(1)	Principal Occupation During the Past Five Years	Director Since	Securities Owned, Controlled or Directed(2)(3)
Douglas D. Baldwin, P. Eng. Calgary, Alberta	Corporate Director. President and Chief Executive Officer, TransCanada, from August 1999 to April 2001. Prior to December 1998, Senior Vice-President and Director, Imperial Oil Limited (integrated energy). Director, Talisman Energy Inc., UTS Energy Corporation and Resolute Energy Inc.	1999	221,374(4)(7)(10)

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Wendy K. Dobson Uxbridge, Ontario	Professor, Rotman School of Management and Director, Institute for International Business, University of Toronto (education). Director, MDS Inc., DuPont Canada Inc. and The Toronto-Dominion Bank.	1992	23,230(5)(7)
The Hon. Paule Gauthier, P.C., O.C., O.Q., Q.C. Québec, Québec	Senior Partner, Desjardins Ducharme Stein Monast (law firm). Director, Royal Bank of Canada, The Royal Trust Corporation of Canada, The Royal Trust Company, Rothmans Inc. and Metro Inc. Member, Board of Governors, Royal Military College of Canada. Chair, Security Intelligence Review Committee. President, Fondation de la Maison Michel Sarrazin and President, Institut Québecois des Hautes Études Internationales, Laval University.	2002	4,740(7)
Richard F. Haskayne, O.C., F.C.A. Calgary, Alberta

	Chairman of the Board, TransCanada, since July 1998. Prior to February 19, 2003, Chairman, Fording Inc. (coal and wollastonite). Prior to July 1998, Chairman of the Board of NOVA (energy services and commodity chemicals). Until September 1998, Chairman, TransAlta Corporation (electric industry holding company). Director, EnCana Corporation and Weyerhaeuser Company Limited.	1998 (director of NOVA since 1991)	198,144(6)
Kerry L. Hawkins Winnipeg, Manitoba	President, Cargill Limited (grain handlers, merchants, transporters and processors of agricultural products). Director, NOVA Chemicals Corporation, Shell Canada Limited and Hudson's Bay Company.	1996	17,355(7)(8)

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S. Barry Jackson Calgary, Alberta	Chairman, Resolute Energy Inc. (oil and gas) since 2002 and Deer Creek Energy Limited (oil and gas) since 2001. President and Chief Executive Officer, Crestar Energy Inc. (oil and gas), from 1993 to 2000. Director, Nexen Inc.	2002	9,000(9)
Harold N. Kvisle, P. Eng. Calgary, Alberta	President and Chief Executive Officer, TransCanada, since May 2001. Executive Vice-President, Trading and Business Development, TransCanada, from June 2000 to April 2001. Senior Vice-President, Trading and Business Development, TransCanada, from April 2000 to June 2000. Senior Vice-President and President, Energy Operations, TransCanada, from September 1999 to April 2000. Prior to September 1999, President, Fletcher Challenge Energy Canada (oil and gas). Director, Norske Skog Canada Limited, PrimeWest Energy Inc. and TransCanada Power, L.P.	2001	364,394(10)(11)
David P. O'Brien Calgary, Alberta	Chairman, EnCana Corporation (oil and gas), since April 2002. Chairman and Chief Executive Officer, PanCanadian Energy Corporation (oil and gas), from October 2001 to April 2002. Chairman, President and Chief Executive Officer, Canadian Pacific Limited (energy transportation and hotels), from May 1996 to October 2001. Director, Royal Bank of Canada, Air Canada, Fairmont Hotels & Resorts Inc., Inco Limited, Molson Inc., Profico Energy Management Ltd. and The E & P Limited Partnership.	2001	13,740(7)
James R. Paul Kingwood, Texas	Chairman, James and Associates, (private investment firm). Director, AMEC PLC.	1996	15,297(7)

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Harry G. Schaefer, F.C.A. Calgary, Alberta	President, Schaefer & Associates (business advisory services). Vice-Chairman of the Board, TransCanada, since 1998. Chairman, Crestar Energy Inc. (oil and gas), from May 1996 to November 2000. Director, Agrium Inc. and Fording Canadian Coal Trust.	1987	33,586(7)(12)
W. Thomas Stephens Greenwood Village, Colorado	Corporate Director. Chief Executive Officer, MacMillan Bloedel Limited (forest products), from October 1997 to October 1999. Director, Xcel Energy Inc., Norske Skog Canada Limited and Qwest Communications International Inc.	1999	17,544(7)
Joseph D. Thompson, P. Eng. Edmonton, Alberta	Chairman, PCL Construction Group Inc. (general construction contractors). Director, NOVA Chemicals Corporation.	1995	27,584(7)(13)

        Notes:

  (1)
  With the exception of Mr. Paul and Mr. Stephens, who are U.S. residents, all nominees are Canadian residents.

  (2)
  The information as to shares beneficially owned or over which control or direction is exercised, not being within the knowledge of TransCanada, has been furnished by each of the nominees. Except as indicated in these notes, the nominees have sole voting and dispositive power with respect to the securities listed above. As to each class of shares of TransCanada, the percentage of outstanding shares beneficially owned by any one director or nominee or by all directors and officers of TransCanada as a group does not exceed 1% of the class outstanding.

  (3)
  Voting securities include TransCanada Common Shares that certain of the directors have a right to acquire through the exercise of TransCanada Stock Options that are vested under the TransCanada Stock Option Plan (see Notes 6 and 10) and TransCanada Common Shares which eligible directors may acquire under the TransCanada DSU Plan (see Note 7), both of which plans are described elsewhere in this Proxy Circular.

  (4)
  The shares listed also include 100 Cumulative Redeemable First Preferred Shares, Series U, 500 Cumulative Redeemable First Preferred Shares, Series Y, and 2,000 units of TransCanada Power, L.P.

  (5)
  The shares listed include 5,000 units of TransCanada Power, L.P.

  (6)
  Part of the compensation of the directors who were formerly directors of NOVA was the granting of options under NOVA's Stock Option Plan. As part of the 1998 merger with NOVA, all NOVA options were converted into options of both NOVA Chemicals Corporation (a separate public commodity chemicals company) and TransCanada. As a result, the directors who were formerly directors of NOVA hold options under the TransCanada Stock Option Plan, which is otherwise restricted to employees of TransCanada. Under the TransCanada Stock Option Plan, Mr. Haskayne has the right to acquire 65,120 shares.

14    TRANSCANADA PIPELINES LIMITED

  (7)
  Under the TransCanada DSU Plan, these directors may acquire the following TransCanada Common Shares: Mr. Baldwin — 3,740 shares, Ms. Dobson — 13,230 shares, Mrs. Gauthier — 3,740 shares, Mr. Hawkins — 13,603 shares, Mr. O'Brien — 3,740 shares, Mr. Schaefer — 6,297 shares and Mr. Thompson — 13,603 shares. Mr. Paul and Mr. Stephens, as U.S. residents, are instead entitled to receive the cash equivalent to 6,297 and 15,544 shares, respectively. The DSU unit totals include a special grant of 2,500 units made in September 2002 having a value of approximately Cdn$56,800 at the time of grant. A director cannot redeem DSU units until the director ceases to be a member of the Board.

  (8)
  The shares listed include 2,500 shares held by Mr. Hawkins' wife.

  (9)
  The shares listed include 5,000 units of TransCanada Power, L.P. and 4,000 TransCanada Common Shares held by Mr. Jackson's wife. Mr. Jackson disclaims control or direction of such shares held by his wife.

  (10)
  Mr. Kvisle, as an employee of TransCanada, has the right to acquire 327,500 TransCanada Common Shares under vested TransCanada Stock Options, which amount is included in this column. Mr. Baldwin, as former President and Chief Executive Officer, also has the right to acquire 200,000 TransCanada Common Shares under vested TransCanada Stock Options, which amount is included in this column.

  (11)
  Mr. Kvisle, as an employee of TransCanada, participates in the TransCanada Employee Stock Savings Plan which is described elsewhere in this Proxy Circular; his holdings in this plan and 1,000 units of TransCanada Power, L.P. are included in this column. Also included are 506 TransCanada Common Shares held in a syndicated basket of investments in which discretionary investment authority has been granted to a third party.

  (12)
  The shares listed include 700 TransCanada Common Shares held by Mr. Schaefer's wife and 5,500 TransCanada Common Shares held by a company controlled by Mr. Schaefer's wife. Mr. Schaefer disclaims beneficial ownership of such shares.

  (13)
  The shares listed include 10,200 units of TransCanada Power, L.P.

  Mr. Ronald B. Coleman will retire from the Board effective April 25, 2003. Management and the Board acknowledge with gratitude the valuable contributions of Mr. Coleman over the past 16 years to the NOVA and TransCanada boards of directors on which he served.

3.
Appointment of Auditors

  The Board recommends that KPMG LLP, Chartered Accountants, be reappointed as TransCanada's auditors to hold office until the close of the next annual meeting and that the directors be authorized to fix their remuneration as such. KPMG LLP have served as the auditors of TransCanada since 1956. The appointment of auditors will be decided by a simple majority of votes cast by holders of TransCanada Common Shares at the Meeting.

  The aggregate fees billed by KPMG LLP for audit and audit-related services provided to TransCanada for the 2002 fiscal year were approximately $1.8 million. For non-audit services, which consisted primarily of tax advice and services, fees billed in 2002 were approximately $100,000. There were no other fees billed to TransCanada by KPMG LLP.

  Representatives of KPMG LLP will be present at the Meeting, will be given the opportunity to make a statement if they so wish and will respond to appropriate questions.

4.
Amendments to By-law Number 1

  By resolution approved on June 19, 2002, the Board unanimously passed certain amendments to TransCanada's By-law Number 1. Although such amendments were effective upon passage by the Board, the amendments are subject to Common Shareholder confirmation at the Meeting. As a result, Common Shareholders will be asked at the Meeting to consider and, if deemed appropriate, to confirm, by a simple majority of votes cast at the Meeting, the amendments to By-law Number 1. The effect of the amendments is to:

  (a)
  expand TransCanada's trade name to include the word "TransCanada" separately and not in association with the word "PipeLines";

  (b)
  clarify that the audit committee is to be made up solely of directors who are not officers or employees of TransCanada;

  (c)
  remove gender references relating to the Chair throughout and to clarify that the Chair may serve in a non-executive capacity;

TRANSCANADA PIPELINES LIMITED    15

  (d)
  amend terms of office to make it clear that only Board appointed officers serve at the pleasure of the Board;

  (e)
  modify indemnity and insurance provisions to incorporate amendments to the CBCA, provide mandatory indemnification of officers and directors of TransCanada only, and make such indemnification of others permissive;

  (f)
  change the provision for shareholders' meetings to allow for meetings outside Canada should the articles be amended to so provide;

  (g)
  change notice of meetings and documentation provisions to provide for electronic dissemination of notices and documents;

  (h)
  add a provision to allow for electronic voting by shareholders;

  (i)
  amend the notices provision to allow for electronic notices;

  (j)
  expand the power of the chief executive officer to delegate signing authority to employees for the execution of instruments on behalf of TransCanada; and

  (k)
  add a provision for the chief executive officer or the president together with an executive or senior vice-president to grant powers of attorney for use outside Canada.

  By-law Number 1, with the amendments bolded, is set out in Schedule "A" to this Proxy Circular.

  The Board has determined that the proposed amendments to By-law Number 1 are in the best interests of TransCanada and its shareholders. Accordingly, the Board unanimously recommends that Common Shareholders vote in favour of confirming the amendments. The resolution requires approval of the confirmation by a simple majority of the votes cast in order to be effective. If the resolution is not approved, the amendments to the By-law will cease to be effective and the By-law will revert back to its original language.

5.
Shareholder Proposals

  Pursuant to Canadian law, shareholder proposals to be considered for inclusion in the management proxy circular for the 2004 annual meeting of holders of TransCanada Common Shares, or, if the Arrangement becomes effective, the 2004 annual meeting of holders of Holdco Common Shares, (expected to be held in April 2004) must be received by the Corporate Secretary of TransCanada on or before the close of business on December 24, 2003.

Compensation and Other Information

Compensation of Directors

General

  TransCanada's directors' compensation practices are designed to reflect the size and complexity of TransCanada and to reinforce the emphasis TransCanada wishes to place on linking directors' compensation with shareholder value. TransCanada requires each director to acquire and hold a minimum number of TransCanada Common Shares equal in value to five times the director's annual cash retainer fee. Directors have a maximum of five years to reach this level of share ownership. The level of ownership can be achieved by direct purchase of TransCanada Common Shares, by participation in the TransCanada Dividend Reinvestment Plan or by means of directing cash retainer fees into, or otherwise acquiring units under, the TransCanada DSU Plan, described elsewhere in this Proxy Circular.

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Board and Committee Remuneration

  For the financial year ended December 31, 2002, each director who was not an employee of TransCanada, other than the Chair, was paid in quarterly instalments in arrears as follows:

Retainer fee	$27,000 per annum
Committee retainer fee	$ 3,000 per annum
Committee Chair retainer fee	$ 4,000 per annum
Board and Committee attendance fee	$ 1,500 per meeting
Committee Chair attendance fee	$ 1,500 per meeting

  The Chair, who was paid none of the other directors' fees outlined above, was paid a retainer fee of $300,000 per annum in respect of his duties as Chair, $3,000 per chaired board meeting, and was reimbursed for certain office and other expenses. The Vice-Chair was paid a retainer fee of $12,000 per annum in respect of his duties as Vice-Chair, in addition to his other director's fees as outlined above. Additionally, directors other than the Chair or any director who is an employee of TransCanada, receive in respect of their service as directors, an annual grant of units under the TransCanada DSU Plan. Fees are paid quarterly and are pro-rated from the date of the director's appointment to the Board and the respective committee.

  TransCanada pays a travel fee of $1,500 per meeting for which round trip travel time exceeds three hours, and reimburses the directors for out-of-pocket expenses incurred in attending such meetings. Directors who are U.S. residents are paid the same amounts as outlined above in U.S. dollars.

Fees Paid to Directors in 2002

Name	Retainer Fee	Committee Retainer Fee	Committee Chair Retainer Fee	Board Attendance Fee		Committee Attendance Fee	Total Fees Paid(1)
Douglas Baldwin	$27,000	$5,250	$4,000	$13,500		$12,000	$61,750
Ronald Coleman	27,000	6,000	N/A	18,000		13,500	64,500
Wendy Dobson	27,000	6,000	4,000	16,500		13,500	67,000
Paule Gauthier	27,000	6,000	N/A	16,500		12,000	61,500
Richard Haskayne	300,000	N/A	N/A	30,000	(2)	N/A	330,000
Kerry Hawkins	27,000	6,000	4,000	16,500		27,000	80,500
David O'Brien	27,000	5,250	N/A	13,500		7,500	53,250
James Paul(3)	27,000	6,000	N/A	18,000		12,000	63,000
Harry Schaefer(4)	39,000	6,000	26,500	18,000		21,000	110,500
W. Thomas Stephens(3)	27,000	6,000	N/A	18,000		13,500	64,500
Joseph Thompson	27,000	6,000	N/A	18,000		13,500	64,500

        Notes:

  (1)
  Eligible Board members also receive units to acquire TransCanada Common Shares under the TransCanada DSU Plan. See Note 7 to the table under "Election of Directors".
  (2)
  Board meetings chaired.
  (3)
  U.S. directors are paid the same amounts in U.S. dollars.
  (4)
  Retainer Fee amount includes the fee of $12,000 in respect of duties performed as Vice-Chair. The Committee Chair Retainer Fee amount includes additional fees paid in respect of duties performed and meetings held in preparation for committee meetings.

TransCanada DSU Plan

  In November 1998, the Board approved the TransCanada DSU Plan, which was amended and restated in October 2000. The TransCanada DSU Plan allows eligible Board members, on a quarterly basis, to direct their annual directors' retainer fee or, at the discretion of the Governance Committee, other board-related fees, to acquire units representing the right to acquire TransCanada Common Shares. The DSU Plan also allows for grants of units as additional directors' compensation; these grants are made annually to the

TRANSCANADA PIPELINES LIMITED    17

  directors other than the Chair and the President and Chief Executive Officer. In September 2002, a grant of 2,500 DSU units per eligible director was made.

  Initially the value of a DSU unit is equal to the market value of a TransCanada Common Share at the time the directors are credited with units. The value of a DSU unit, when redeemed, is equivalent to the market value of a TransCanada Common Share at the time the redemption takes place. DSU units also accrue a value in the form of additional units at the same value as dividends paid on a TransCanada Common Share. DSU units do not vest until the director ceases to be a member of the Board.

Compensation of Officers

Summary Compensation Table

  The following table provides a summary of the remuneration earned by the President and Chief Executive Officer and the four other most highly compensated policy-making executive officers of TransCanada serving at December 31, 2002, (collectively, the "Named Executive Officers") for services rendered in all capacities during the financial years ended December 31, 2002, 2001 and 2000. Specific aspects of this compensation are described in the following tables.

	Annual Compensation				Long-Term Compensation
					Awards	Payouts
Name and Principal Position of the Named Executive Officers	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)	Securities Under Options Granted(3) (#)	LTIP Payouts ($)	All Other Compensation(4) ($)

H.N. Kvisle President and Chief Executive Officer	2002 2001 2000	726,252 627,091 450,006	1,000,000 959,000 910,000	93,230 32,999 23,694	200,000 250,000(5) 42,500	0 0 0	1,095,000 0 0

R.K. Girling Executive Vice-President and Chief Financial Officer	2002 2001 2000	420,003 395,001 355,005	480,000 440,000 750,000	26,904 26,812 53,602	80,000 65,000 45,000	0 0 0	444,575 6,561 6,549

A.J. Pourbaix Executive Vice-President, Power Development	2002 2001 2000	322,500 290,001 232,506	480,000 440,000 460,000	14,790 13,487 19,291	80,000 65,000 35,000	0 0 0	444,575 0 0

R.J. Turner Executive Vice-President, Operations and Engineering	2002 2001 2000	436,254 412,503 309,660	340,000 340,000 670,000	41,420 45,453 34,173	60,000 50,000 42,500	0 0 0	328,500 0 0

D.J. McConaghy Executive Vice-President, Gas Development	2002 2001 2000	322,500 265,000 219,082	310,000 260,000 373,900	56,043 34,970 11,633	60,000 45,000 35,000	0 0 0	328,500 0 0

        Notes:

  (1)
  Amounts referred to in this table as "Bonus" are paid pursuant to TransCanada's Incentive Compensation Program. See "Report on Executive Compensation — Short-Term Incentive Compensation". A one time special performance incentive bonus is included in the bonus total for the year 2000.
  (2)
  Perquisites and other personal benefits do not, in the aggregate, exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus for any of the Named Executive Officers. The amounts in this column include the value of salary paid in lieu of vacation and TransCanada's contributions under the TransCanada Employee Stock Savings Plan. See "Report on Executive Compensation — TransCanada Employee Stock Savings Plan". The amounts in this column also include amounts paid to the Named Executive Officers by subsidiaries and affiliates of TransCanada (including directors' fees paid by affiliates and amounts paid for serving on management committees of partnerships in which TransCanada holds an interest).
  (3)
  The amounts in this column reflect the number of stock options granted under the TransCanada Stock Option Plan to each of the Named Executive Officers in each of the years referred to. A similar number of performance units were granted in 2002, 2001 and 2000 under the TransCanada Performance Unit Plan. See "Report on Executive Compensation — TransCanada Performance Unit Plan". For the most recent year, the stock option grant was approved in February 2003 and is attributable to the Named Executive Officer's 2002 and expected future contributions; no corresponding performance units were granted. Options granted for the 2001 and 2000

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    calendar years are described in the Management Proxy Circular dated February 26, 2002 and February 27, 2001, respectively. The TransCanada Stock Option Plan is described under "Report on Executive Compensation — TransCanada Stock Option Plan".

  (4)
  The amounts in this column reflect the dollar value of units granted under the TransCanada ESU Plan to each of the Named Executive Officers determined by multiplying the number of share units awarded by $21.90, being the closing market price of the TransCanada Common Shares on the date of the grant. Each unit will accrue a value determined on the basis of reinvested dividends (additional units are granted equal to the amount of reinvested dividends). The initial grant of units under the TransCanada ESU Plan was approved in February 2003. Vesting of any or all of these units is performance based. See "Report on Executive Compensation — TransCanada ESU Plan." The amounts in this column also include amounts contributed by TransCanada to the Named Executive Officer under the Defined Contribution Pension Plan. See "Pension and Retirement Benefits".
  (5)
  Mr. Kvisle was appointed President and Chief Executive Officer of TransCanada on May 1, 2001 and received a grant of 100,000 stock options upon appointment.

Long-term Incentive Plans

TransCanada ESU Plan Awards in 2003

  The following table sets forth the TransCanada ESU Plan grants awarded to the Named Executive Officers on February 24, 2003 by the Human Resources Committee of the Board. See "Report on Executive Compensation — TransCanada ESU Plan" for information with respect to this plan.

			Estimated Future Payouts Under Non-Securities Price-Based Plans(1)
Name	Units (#)	Period until Maturation	Threshold(2) (#)	Target(3) (#)	Maximum(4) (#)

H.N. Kvisle	50,000	December 31, 2005	25,000	50,000	50,000

R.K. Girling	20,000	December 31, 2005	10,000	20,000	20,000

A.J. Pourbaix	20,000	December 31, 2005	10,000	20,000	20,000

R.J. Turner	15,000	December 31, 2005	7,500	15,000	15,000

D.J. McConaghy	15,000	December 31, 2005	7,500	15,000	15,000

        Notes:

  (1)
  TransCanada ESU Plan awards and the eventual vesting thereof are linked to TransCanada's performance measures. Targets and thresholds are set for the measures and considered in aggregate and at the discretion of the Human Resources Committee.
  (2)
  If the Threshold is not met, the amount payable is zero.
  (3)
  If the Threshold is met but Target is not achieved, the units payable remain at the discretion of the Human Resources Committee.
  (4)
  The number of units is increased by a value determined on the basis of reinvested dividends (additional units are granted equal to the amount of reinvested dividends). The maximum amount is only payable if the Target is achieved.

TransCanada Performance Unit Plan Accruals in 2002

  The following table sets forth information regarding TransCanada Performance Unit Plan awards made to the Named Executive Officers. Effective December 31, 2002 no further awards will be made under the

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  TransCanada Performance Unit Plan. See "Report on Executive Compensation — TransCanada Performance Unit Plan" for information with respect to this plan.

Estimated Future Payouts Under Non-Securities Price-Based Plans(3)
Name	Units(1) (#)	Period until Maturation(2)	Threshold ($ or #)	Target ($ or #)	Maximum ($)

H.N. Kvisle	150,000 100,000 42,500 55,000 50,000 90,000	February 25, 2012 March 20, 2011 February 27, 2011 February 28, 2010 February 1, 2010 September 1, 2009	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	146,250 187,500 79,688 151,525 137,750 247,950

R.K. Girling	65,000 45,000 45,000 50,000 20,000 25,000 25,000 25,162	February 25, 2012 February 27, 2011 February 28, 2010 February 1, 2010 July 29, 2009 March 1, 2009 December 3, 2008 December 9, 2007	N/A N/A N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A N/A N/A	63,375 84,375 123,975 137,750 55,100 68,875 68,875 99,767

A.J. Pourbaix	65,000 35,000 20,000 20,000 20,000 17,500	February 25, 2012 February 27, 2011 February 28, 2010 February 1, 2010 March 1, 2009 December 3, 2008	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	63,375 65,625 55,100 55,100 55,100 48,213

R.J. Turner	50,000 42,500 35,000 50,000 20,000 40,000	February 25, 2012 February 27, 2011 February 28, 2010 February 1, 2010 July 29, 2009 March 1, 2009	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	48,750 79,688 96,425 137,750 55,100 110,200

D.J. McConaghy	45,000 35,000 20,000 20,000 17,500	February 25, 2012 February 27, 2011 February 28, 2010 February 1, 2010 March 1, 2009	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A	43,875 65,625 55,100 55,100 48,213

        Notes:

  (1)
  As no further awards will be made under this plan, it will be phased out over the 10-year life of the outstanding units.
  (2)
  The exercise period for all units commences upon vesting, which is the third anniversary of the award date and expires on the tenth anniversary of the award date, with the exception of the performance units maturing on February 1, 2010 granted under a one time special performance incentive program, which vested on February 22, 2002. See "Report on Executive Compensation — TransCanada Performance Unit Plan".
  (3)
  The Human Resources Committee of the Board determined in February 2003 that $0.975 will accrue for 2002 in respect of the awards made from 1995 to 2002, which awards are referred to beginning at the first line for each Named Executive Officer. The amounts referred to herein may never be received by the Named Executive Officers. See "Report on Executive Compensation — TransCanada Performance Unit Plan".

Options Granted During 2002

  The following table sets forth the TransCanada Stock Options under the TransCanada Stock Option Plan earned and awarded to each of the Named Executive Officers for 2002 and for their expected future contributions. See "Report on Executive Compensation — TransCanada Stock Option Plan" for information with respect to this plan. Options granted in 2002 and attributable to the executive's

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  performance during the 2001 calendar year are reported in the Management Proxy Circular dated February 26, 2002 and in this Proxy Circular under "Compensation of Officers — Summary Compensation Table".

Name	Number of Common Shares Under Options Granted(1)	% of Total Options Granted to Employees in 2002	Exercise Price ($/common share)(2)	Market Value of Common Shares Underlying Options on the Date of Grant ($/common share)	Expiration Date

H.N. Kvisle	200,000	13.69	22.33	21.90	February 24, 2010

R.K. Girling	80,000	5.47	22.33	21.90	February 24, 2010

A.J. Pourbaix	80,000	5.47	22.33	21.90	February 24, 2010

R.J. Turner	60,000	4.11	22.33	21.90	February 24, 2010

D.J. McConaghy	60,000	4.11	22.33	21.90	February 24, 2010

        Notes:

  (1)
  Annual option grants under the TransCanada Stock Option Plan awarded to the Named Executive Officers in relation to the 2002 calendar year and expected future contributions were approved by the Human Resources Committee of the Board on February 24, 2003 and are reflected in this Proxy Circular. These options vest and are exercisable as to 33 1/3% on each anniversary of the date of grant for a period of three years.
  (2)
  The exercise price is equal to the higher of the closing price of TransCanada Common Shares on the date of the grant and the weighted average closing price of TransCanada Common Shares on the TSX during the five trading days immediately prior to the date of the grant of the options.

Aggregate Option Exercises During 2002 and 2002 Year-End Option Values

  The following table summarizes, for each of the Named Executive Officers, the number of stock options, if any, exercised during the financial year ended December 31, 2002, the aggregate value realized upon exercise, the total number of unexercised options, if any, held at February 25, 2003 and the value of unexercised "in-the-money" options at December 31, 2002. The total number of unexercised options shown in the table includes option grants for 2002 which were approved by the Human Resources Committee of the Board on February 24, 2003. The value of unexercised "in-the-money" options at the financial year end is the difference between the exercise price and the closing price of $22.92 per share of TransCanada Common Shares on the TSX on December 31, 2002. The underlying options have not been and will not necessarily be exercised and the actual gains, if any, on exercise will depend on the value of TransCanada Common Shares on the date of exercise.

			Unexercised Options at February 25, 2003 (#)		Value of Unexercised in-the-Money Options at December 31, 2002 ($)
	Common Shares Acquired on Exercise (#)	Aggregate Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

H.N. Kvisle	0	0	327,500	360,000	1,546,826	630,199

R.K. Girling	0	0	233,912	146,250	1,269,676	328,124

A.J. Pourbaix	20,000	223,400	102,500	135,000	351,513	223,012

R.J. Turner	3,581	19,427	202,850	115,000	1,253,357	272,999

D.J. McConaghy	0	0	139,874	105,000	749,143	200,662

Pension and Retirement Benefits

  The Named Executive Officers participate in the Registered Pension Plan and the Executive Supplemental Pension Plan which are both non-contributory pension plans. Until January 1, 2003, the Registered Pension Plan provided three benefit options, a defined benefit, defined contribution and, for some members, a combination option (defined benefit and defined contribution). The combination option of the Registered

TRANSCANADA PIPELINES LIMITED    21

  Pension Plan was closed to new members effective October 1, 2001. As of January 1, 2003, subject to regulatory approval, TransCanada only offers one choice under the Registered Pension Plan, a Defined Benefit Plan. Credited service and benefits of all previous defined contribution participants are recognized in the Defined Benefit Plan as if such participant had always participated in the Defined Benefit Plan. The Executive Supplemental Pension Plan, which is described below, is a defined benefit plan.

  The Defined Benefit Plan of the Registered Pension Plan, under which the annual pension plan benefits are integrated with Canada Pension Plan benefits, and are based on: 1.25% of a person's highest average pensionable earnings up to the Final Average Year's Maximum Pensionable Earnings; plus 1.75% of a person's highest average pensionable earnings in excess of the Final Average Year's Maximum Pensionable Earnings; multiplied by the total number of years credited in the Registered Pension Plan ("Credited Pensionable Service"). Pensionable earnings include base salary and targeted Incentive Compensation payments for the Named Executive Officers and other officers and actual Incentive Compensation payments to the targeted percentage for other employees. Highest average pensionable earnings are defined as the average annual pensionable earnings during the 36 consecutive months when earnings were highest in the last 15 years prior to termination of employment. Final Average Year's Maximum Pensionable Earnings are defined as the three-year average of the Year's Maximum Pensionable Earnings as determined in accordance with the Canada Pension Plan Act.

  Registered defined benefit pension plans are subject to a maximum annual benefit accrual provided for by the Income Tax Act (Canada), currently $1,722 for each year of Credited Pensionable Service, with the result that benefits cannot be earned in the Registered Pension Plan on salaries above approximately $110,000 per annum.

  Under the Executive Supplemental Pension Plan, Named Executive Officers of TransCanada, among others, are entitled to supplementary pension benefits. Under this plan, the annual pension benefit is equal to the amount calculated using a formula of 1.75% multiplied by the officer's Credited Pensionable Service under the plan multiplied by the amount by which such officer's highest average annual pensionable earnings exceeds such officer's highest average annual Registered Pension Plan earnings.

  Under the Defined Benefit Plan and the Executive Supplemental Pension Plan, a Named Executive Officer will receive the following normal form of pension:

  (a)
  in respect of credited service prior to January 1, 1990, upon retirement, a monthly pension payable for life with 60% continuing thereafter to the participant's designated joint annuitant; and

  (b)
  in respect of credited service on and after January 1, 1990, upon retirement, a monthly pension as described in (a) above and, for unmarried participants or married participants who have so elected and with spousal consent have waived the automatic form of pension, a monthly pension payable for life with payments to the participant's estate guaranteed for the balance of 10 years if the participant dies within 10 years of retirement.

  In lieu of the normal form of pension, optional forms of pension payment may be chosen provided that any required waivers are completed.

  The following table sets out for the Named Executive Officers, the estimated annual Defined Benefit Plan benefits (based on the "joint and 60% survivor" method) payable for credited service under the Registered Pension Plan and the Executive Supplemental Pension Plan (excluding amounts payable under the Canada Pension Plan) in specified final average pensionable earnings and years of Credited Pensionable Service classifications.

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	Years of Credited Pensionable Service(1)
Final Average Pensionable Earnings
	10	15	20	25	30	35

$ 400,000	$68,000	$102,000	$136,000	$170,000	$204,000	$238,000

600,000	103,000	155,000	206,000	258,000	309,000	361,000

800,000	138,000	207,000	276,000	345,000	414,000	483,000

1,000,000	173,000	260,000	346,000	433,000	519,000	606,000

1,200,000	208,000	312,000	416,000	520,000	624,000	728,000

1,400,000	243,000	365,000	486,000	608,000	729,000	851,000

1,600,000	278,000	417,000	556,000	695,000	834,000	973,000

1,800,000	313,000	470,000	626,000	783,000	939,000	1,096,000

2,000,000	348,000	522,000	696,000	870,000	1,044,000	1,218,000

        Note:

  (1)
  Assuming that the Named Executive Officers above remain employed by TransCanada until age 60 and that the Registered Pension Plan and the Executive Supplemental Pension Plan remain in force substantially in their present forms, such officers will have approximately the following listed number of years of Credited Pensionable Service: H.N. Kvisle — 23 years, R.K. Girling — 24 years; R.J. Turner — 31 years, A.J. Pourbaix — 26 years and Dennis J. McConaghy — 32 years. See "Employment Contracts". Amounts are rounded to the nearest one thousand dollars.

Employment Contracts

  TransCanada has entered into an agreement with Mr. Kvisle to grant additional credited pensionable service. Upon his completion of five years of continuous service with TransCanada (the "Vesting Period"), he will be granted five years of additional credited pensionable service. Effective on each of the next five anniversaries of the Vesting Period, Mr. Kvisle will be granted one additional year of credited pensionable service. All such additional service is not to exceed ten additional years of credited pensionable service and is only to be recognized on that portion of his pensionable earnings which exceeds his annual Registered Pension Plan earnings, to be recognized in the TransCanada Executive Supplemental Pension Plan.

Composition of the Human Resources Committee

  The Human Resources Committee of the Board (the "Committee") is composed of five directors, K.L. Hawkins (Chair), W.K. Dobson, D.P. O'Brien, W.T. Stephens, and J.D. Thompson, who are neither officers nor former officers of TransCanada or any of its subsidiaries. The Committee is charged with the mandate described under "Annual Meeting Business — Compensation and Other Information — Corporate Governance — Human Resources Committee". The Committee reports to the Board on all material matters considered and approved by it.

Report on Executive Compensation

  The Committee reviews overall compensation policies and approves the salary and other remuneration to be awarded to executive officers of TransCanada. TransCanada has adopted a market based compensation program which is designed to be competitive in attracting and retaining employees and to appropriately reward accomplishments and results through pay for performance. The program is comprised of four components: base salary, short-term, mid-term and long-term incentive compensation. The program provides for a combination of competitive base salary and performance-based incentive programs that focus on business achievements, fulfilment of individual objectives and overall job performance. There is a particular focus on reinforcing commitment to maximize shareholder value. Business and individual performance targets are set annually. If actual performance exceeds those targets, an individual's total direct compensation is designed to be competitive with compensation levels within other top performing companies within the comparator group.

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  In addition, effective January 1, 2003, officers of TransCanada will be encouraged to achieve an ownership stake in TransCanada that is significant in relation to their base salary. Officers have five years to meet these ownership guidelines, which are:

President and Chief Executive Officer	3 times Base Salary
Executive Vice-President	2 times Base Salary
Senior Vice-President	1 times Base Salary

  In calculating their ownership in TransCanada, officers are entitled to include the value of shares owned, unexercised stock options and any units held under the TransCanada ESU plan.

  The pay mix as between base salary and performance based incentive programs for the Named Executive Officers ranges from 23% to 28% of total direct compensation in base pay and 72% to 77% of total direct compensation in performance based incentives.

  When determining the level of individual executive compensation, the Committee considers compensation data at the median of the market, which is provided by independent compensation consultants. This compensation data comprises aggregate compensation market data from other Canadian based companies (head office or subsidiary offices) of similar size and scope to TransCanada, determined by revenue, assets, market capitalization, number of employees and industry. The industry data utilized is derived from and includes oil and gas (upstream, downstream, heavy oil), pipeline, transportation and, for the power business, electric utilities. This group of companies is referred to in this report as the "comparator group".

  For 2002, TransCanada's objectives focused on the diligent and disciplined implementation of TransCanada's key strategies for growth and value creation. Performance against these strategies delivered strong financial results with increases in earnings and cash flow compared to 2001. Specifically:

  •
  Net earnings per share from continuing operations in 2002 were $1.56 compared to $1.44 in 2001;

  •
  Funds generated from operations in 2002 increased by 13% relative to 2001; and

  •
  Total shareholder return was 20.5% in 2002.

  Base Salaries

  Base salaries for the Named Executive Officers are considered against the compensation market data for similar roles and levels of responsibility within the comparator group. Individual salaries are based on the Named Executive Officer's performance contribution to TransCanada, as assessed by the Committee in consultation with the President and Chief Executive Officer.

  Short-Term Incentive Compensation

  Annual incentive compensation is designed to link total cash (base salary and short-term incentive awards combined) compensation levels to the achievement of business and individual goals. The plan provides for annual cash awards based on individual contribution to TransCanada's results, measured against objectives that are determined at the beginning of each year.

  If individual threshold performance levels are not reached, no incentive is payable; if target performance levels are reached, the target award is payable. The plan also provides for incentive payments in excess of the target award, at the discretion of the President and Chief Executive Officer and in consultation with the Committee, if performance in a year is superior or exceptional.

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  Mid-Term Incentive Program

          TransCanada ESU Plan

  As at February 24, 2003, the Named Executive Officers participate in a mid-term incentive program, the TransCanada ESU Plan. The TransCanada ESU Plan is an integral part of TransCanada's competitive compensation program and is performance driven in that it aligns the individual performance of TransCanada's officers, including the Named Executive Officers, with the achievement of TransCanada's financial objectives and shareholder interests. Under the TransCanada ESU Plan, the Named Executive Officers are eligible for an annual grant of a certain number of units as determined at the discretion of the Committee. The Committee will consider an individual's performance, level of responsibility, number of stock options granted, including the value of TransCanada's stock option grants in comparison to its competitors, and the degree to which each executive's potential and contribution will be key to the success of TransCanada in determining the size of the unit award for each individual executive officer.

  At the time of a grant, each ESU unit represents one TransCanada Common Share and, during the three year vesting cycle, additional units will be accumulated in respect of any dividends paid by TransCanada on the basis that such dividends were reinvested in additional units. At the end of three years, provided that the pre-determined corporate performance criteria (as discussed below) are met, the units will vest. Upon vesting, the units held will be valued based on the current share price (a weighted average closing price on the TSX during the five trading days immediately prior to the valuation date) of the TransCanada Common Shares.

  At the time of a grant, the Committee will set predetermined corporate performance criteria as a target and a threshold. If at the end of the three year term the target is achieved or exceeded, 100% of the units held will vest and, if only the threshold is achieved, 50% of the units held will vest. If the threshold is not achieved, none of the units held will vest. In the event that the threshold is exceeded but the target is not achieved, the Committee will have the discretion to determine on a pro rata basis the number of units that vest. For the 2003 grant, the target and threshold are measured with respect to the absolute total shareholder return ("TSR"), the relative TSR as compared to other specified comparison companies (these include Canadian and U.S. organizations with comparable business models and a sample of the S&P/TSX 60 index companies) and budgeted funds generated from operations.

  Long-Term Incentive Program

          TransCanada Stock Option Plan

  The current TransCanada Stock Option Plan was established in 1995 and is in place until December 31, 2004. The Named Executive Officers, as well as other key employees, are eligible to participate in the TransCanada Stock Option Plan.

  The TransCanada Stock Option Plan is a component of the Named Executive Officers' total compensation program. The TransCanada Stock Option Plan is intended to reinforce executive officer commitment to the long-term growth and profitability of TransCanada and shareholder value. The size of the annual stock option award to individual executive officers is determined by considering individual performance, level of responsibility, authority and overall importance to the current welfare of TransCanada, and the degree to which each executive officer's long-term potential and contribution will be key to the long-term success of TransCanada. The Committee has flexibility in the determination of the size of the grant, the vesting date and expiry date for any options granted; and, when making its decisions, takes into account all relevant circumstances (including the value of TransCanada's stock option grants in comparison with its competitors and the number of units granted under the TransCanada ESU Plan). In the case of stock options, executive officers benefit only if the market value of the stock subject to the option at the time of exercise is greater than that at the time of the award.

  The TransCanada Stock Option Plan is administered by the Committee. The exercise price of options is determined by the Committee at the time options are awarded and is equal to the higher of the closing price of TransCanada Common Shares on the date of the grant and the weighted average closing price of the TransCanada Common Shares on the TSX during the five trading days immediately preceding the date of

TRANSCANADA PIPELINES LIMITED    25

  the grant. Options granted under the TransCanada Stock Option Plan up to and including the 2002 grant vest as to 25% on the date of grant and then 25% on each anniversary thereafter for a period of three years and will be eligible to be exercised until their expiry date, which is generally ten years from the date on which they were granted. Options granted under the TransCanada Stock Option Plan in 2003 will vest as to 33 1/3% on each anniversary of the date of grant for a period of three years. Such options will be eligible to be exercised until their expiry, which will generally be seven years from the date on which they were granted.

  The total number of TransCanada Common Shares originally reserved for issuance under the TransCanada Stock Option Plan was 25,000,000. As at December 31, 2002, approximately 12,892,000 TransCanada Common Shares were issuable under outstanding options under the TransCanada Stock Option Plan. As at February 25, 2003, approximately 13,551,530 TransCanada Common Shares were issuable under the plan. Exercise prices for unexercised, issued options range from $10.03 to $24.61, with expiry periods ranging from February 26, 2003 to February 25, 2012.

          TransCanada Performance Unit Plan

  In 1995, TransCanada established the TransCanada Performance Unit Plan which is administered by the Committee. The Named Executive Officers, as well as other key employees, participate in the plan. In July 2002, the Committee amended the plan to provide that no further units would be granted under the plan. Accruals on outstanding performance units, however, will continue in accordance with the plan.

  Under the TransCanada Performance Unit Plan, a unit accrues annually a cash amount which is no greater than the dividends paid on a TransCanada Common Share for the preceding financial year if TransCanada's total shareholder return is equal to or greater than that of the peer group index for such financial year. If TransCanada's total shareholder return is less than that of the peer group index for such year, the Committee may award a lesser amount.

  A performance unit may be redeemed for the dollar value accrued on the unit beginning on the third anniversary of the award date, the vesting date, and is deemed to be automatically redeemed on the tenth anniversary of the award date. However, at the time of exercise the market price of a TransCanada Common Share plus the amount accrued on the unit must be equal to or greater than the market price of a TransCanada Common Share on the award date of the unit, and the TransCanada Stock Option awarded on the same date as the unit must have been previously exercised provided such exercise was not prior to the unit's vesting date.

  As at December 31, 2002, 9,910,748 units under the TransCanada Performance Unit Plan were outstanding. As at February 25, 2003, 9,576,899 units under the TransCanada Performance Unit Plan were outstanding.

  TransCanada Employee Stock Savings Plan

  Named Executive Officers participate in the TransCanada Employee Stock Savings Plan on the same basis as all other TransCanada employees. Each employee may direct a payroll deduction toward the purchase of TransCanada Common Shares. TransCanada matches the employee-directed purchase in an amount equal to 25% of the employee amount to a maximum additional TransCanada contribution of 1% of the employee's base salary. The shares purchased and the dividends paid on those shares are allocated to the employee account and vest immediately.

  Compensation of the President and Chief Executive Officer

  Mr. Kvisle's compensation is established with reference to the comparator group. The Committee makes recommendations to the Board regarding Mr. Kvisle's compensation on the same performance-related basis as for the other executive officers. Mr. Kvisle's compensation is comprised of base salary, incentive compensation and participation in the TransCanada ESU Plan, TransCanada Stock Option Plan, TransCanada Performance Unit Plan and TransCanada Employee Stock Savings Plan.

  The President and Chief Executive Officer's personal objectives are focused on earnings growth and long-term total shareholder return achieved through execution of TransCanada's key strategies and

26    TRANSCANADA PIPELINES LIMITED

  corporate objectives. In 2002, Mr. Kvisle provided strategic leadership in the implementation of TransCanada's key initiatives. He guided TransCanada's participation in the development of plans to build pipelines to northern frontier producing areas and he was instrumental in creating the conditions for the evolution of the business model for the regulated pipeline business. In addition, Mr. Kvisle played a significant part in realizing growth opportunities in TransCanada's power business and has led TransCanada towards continuous improvement and cost efficiencies.

  The Board is of the view that Mr. Kvisle's contribution to TransCanada's achievements in 2002 were substantial, resulting in his compensation being in excess of the median of the comparator group.

  Submitted by the Human Resources Committee of the Board:

K.L. Hawkins (Chair) W.K. Dobson D.P. O'Brien	W.T. Stephens J.D. Thompson

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Performance Graph

  The following chart compares TransCanada's five-year cumulative total shareholder return to the S&P/TSX Composite Index (assuming reinvestment of dividends and considering a $100 investment on December 31, 1997 in TransCanada Common Shares). In July 1998, TransCanada and NOVA merged and then split off the commodity chemicals business formerly carried on by NOVA as a separate public company. Under the terms of the arrangement, NOVA Chemicals Corporation continued to conduct the commodity chemicals business and TransCanada shareholders received 0.2 of a NOVA Chemicals Corporation common share for each TransCanada share held. Based on a valuation approach derived from the use of ten day weighted average prices, the fair market value of a NOVA common share was $27.85. For the purposes of determining TransCanada's five-year cumulative total shareholder return, $5.57 (being 0.2 of $27.85) is assumed to be reinvested in TransCanada Common Shares on July 3, 1998.

	Dec 31, 1997	Dec 31, 1998	Dec 31, 1999	Dec 31, 2000	Dec 31, 2001	Dec 31, 2002	Compound Annual Growth

TransCanada	100.0	88.4	52.1	77.1	93.4	112.6	2.4%

TSX	100.0	98.4	129.6	139.2	121.7	106.6	1.3%

Corporate Governance

  The Board and the members of TransCanada's management are committed to the highest standards of corporate governance. TransCanada's corporate governance practices comply with the TSX Company Manual Corporate Governance Guidelines (the "TSX Guidelines"). TransCanada is also cognizant of the various corporate governance changes recently proposed both in Canada and the U.S. and is substantially in compliance with most of such proposed guidelines. TransCanada's principal objective in directing and managing its business and affairs is to enhance shareholder value. TransCanada believes that effective corporate governance improves corporate performance and benefits all shareholders. TransCanada also believes that director, management and employee honesty and integrity are important factors in ensuring good corporate governance and to that end has adopted a code of ethics for its directors, its employees and one specifically applicable to its President and Chief Executive Officer, Chief Financial Officer and Controller. TransCanada's codes of ethics may be viewed on TransCanada's website at www.transcanada.com.

  TransCanada's "Statement of Corporate Governance Practices" is attached to this Proxy Circular as Schedule "B". It has been approved by the Governance Committee of the Board and by the Board as a

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  whole. Additional information on TransCanada's Board of Directors and its committees is set forth below. The Board has also adopted Corporate Governance Guidelines, a copy of which may be obtained by contacting the Corporate Secretary at TransCanada's corporate office in Calgary. The Guidelines will be updated over the course of 2003 as the new governance requirements in Canada and the U.S. are finalized and will thereafter be posted on TransCanada's website at www.transcanada.com.

  The Board discharges its responsibilities directly and through committees. At regularly scheduled meetings, members of the Board and management discuss a broad range of issues relevant to TransCanada's strategy and business interests and the Board is responsible for the approval of TransCanada's Strategic Plan. In addition, the Board receives reports from management on TransCanada's operational and financial performance. The Board had eight scheduled meetings in 2002. Unscheduled meetings are held from time to time as required, with the result that there were eleven meetings of the Board in 2002.

  Board Assessment

  The Governance Committee reports to the Board annually on the evaluation of the Board's performance and that of individual directors based on the results of the directors' annual self-assessment questionnaire. In addition, formal interviews are undertaken by the Chair of the Board based on the results of the questionnaire, with each member of the Board and with each member of the executive leadership of TransCanada. The performance of the Chair is evaluated against his mandate by the Chair of the Governance Committee by means of formal interviews of each other director.

  Description of Board Committees and their Mandates

  The Board is comprised of 13 directors of whom 12 are non-management, unrelated directors. The Board has four standing committees: the Audit and Risk Management Committee; the Governance Committee; the Health, Safety and Environment Committee; and the Human Resources Committee. The Board does not have an Executive Committee. All members of all committees have been determined by the Board to be unrelated directors. This determination was made in accordance with the TSX Guidelines, taking into consideration any relationship an individual director may have with TransCanada and if such relationship could reasonably be perceived to materially interfere with the director's ability to act with a view to the best interest of TransCanada. The Board considered whether directors serving on boards of non-profit organizations which receive donations from TransCanada were conflicted. The Board determined that such relationships did not interfere with such directors' abilities to act in the best interest of TransCanada; all decisions on providing donations to non-profit organizations are made by a management committee on which no directors serve. In addition, none of the unrelated directors receive compensation other than director-related fees. The Board has therefore determined that none of the directors who serve on its committees have a material relationship to TransCanada that could interfere with their ability to act in the best interests of TransCanada. Mr. D.D. Baldwin was appointed to the position of President and Chief Executive Officer of TransCanada under a fixed term employment contract from August 1999 to June 2001. The Board determined in September 2002, more than a year following the end of his employment contract, that Mr. Baldwin is unrelated. The Board made this determination in light of the fact that Mr. Baldwin's appointment was intended to be interim while TransCanada refocused its organization and was in a position to undertake a search for a new President and Chief Executive Officer. Mr. Baldwin was not, prior to that appointment, nor has he been since that appointment, related to TransCanada.

  Mandates for each of the committees are currently undergoing revision to bring them in line with the new Canadian and U.S. governance requirements as these requirements are finalized over 2003. When finalized, the mandates for each of the committees will be available on TransCanada's website at www.transcanada.com. In the interim, the current mandates are available by contacting the Corporate Secretary at TransCanada's corporate office in Calgary.

  Audit and Risk Management Committee

  This committee is comprised of six unrelated directors and is mandated to assist the Board in monitoring, among other things, the integrity of the financial statements of TransCanada, the compliance by TransCanada with legal and regulatory requirements, and the independence and performance of

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  TransCanada's internal and external auditors. The committee is also mandated to review and recommend to the Board approval of TransCanada's audited annual consolidated financial statements and selected corporate disclosure documents including the management's discussion and analysis found in TransCanada's annual report, the annual information form, all prospectuses, other offering memoranda, and any financial statements required by regulatory authorities, before they are released to the public or filed with the appropriate regulatory authorities. In addition, the committee reviews and recommends to the Board the appointment and compensation of the external auditor, the approval of unaudited quarterly financial results, oversees the accounting, financial reporting, control and audit functions and recommends funding of the Canadian pension plans. The committee also reviews and approves the investment objectives and choice of investment managers for the Canadian pension plans and considers and approves any changes to those plans relating to financial matters.

  In addition, the Audit and Risk Management Committee reviews the audit plans of the internal and external auditors and meets with them at the time of each committee meeting, in each case independently of management. The committee receives and reviews annually the independent auditors' formal written statement of independence delineating all relationships between itself and TransCanada, its report on its own internal quality control procedures, its report on management's evaluation of internal controls and procedures and ensures the rotation of the lead audit partner having primary responsibility for the audit as required by law. The committee also pre-approves all audit services and all permitted non-audit services. The committee recently authorized the establishment of an anonymous and confidential toll free telephone number for employees, contractors and others to call with respect to accounting irregularities and ethical violations, and has set up a procedure for the receipt, retention, treatment and regular review of any such reported activities. In addition, the committee discusses with management TransCanada's material financial risk exposures and the actions management has taken to monitor and control such exposures, reviews the internal control procedures to determine their effectiveness, monitors compliance with TransCanada's policies and codes of business ethics and reports on these matters to the Board. There were six meetings of the Audit and Risk Management Committee in 2002.

  Chair:    H.G. Schaefer
   Members:    R.B. Coleman, P. Gauthier, K.L. Hawkins, S.B. Jackson, J.R. Paul

  Governance Committee

  The Governance Committee is comprised of five unrelated directors and is mandated to enhance TransCanada's governance through a continuing assessment of TransCanada's approach to corporate governance. The committee is also mandated to undertake initiatives that are needed to help deliver pre-eminent corporate governance. The Governance Committee reviews the performance of individual directors and the Board as a whole, in conjunction with the Chair of the Board, as noted elsewhere herein, monitors the relationship between management and the Board, and reviews TransCanada's structures to ensure that the Board is able to function independently of management. The Chair of the committee reviews the performance of the Chair of the Board. This committee has delegated to a sub-committee (composed of all of the committee's members except Mr. D.D. Baldwin) the responsibility for recommending to the Board candidates for nomination as directors, the composition of the various Board committees, the functions for such committees to undertake, and the review and recommendation of compensation for Board and committee service. The sub-committee has the authority to retain a search firm if required to assist in the identification of director candidates. Mr. Baldwin attends but does not vote on sub-committee issues that are brought before the Governance Committee because he may not be considered "unrelated" under the proposed amendments to the TSX Guidelines that may require a three year period of non-employment. The Governance Committee is also responsible for the administration of the TransCanada DSU Plan including the granting of units under the plan. The Governance Committee meets at least twice a year.

  Chair:    W.K. Dobson
   Members:    D.D. Baldwin, D.P. O'Brien, J.R. Paul, H.G. Schaefer

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  Health, Safety and Environment Committee

  The Health, Safety and Environment Committee is comprised of six unrelated directors and is mandated to monitor the health, safety and environmental practices and procedures of TransCanada and its subsidiaries for compliance with applicable legislation, conformity with industry standards and prevention or mitigation of losses. The Health, Safety and Environment Committee also considers whether the implementation of TransCanada's policies related to health, safety and environmental matters is effective. The committee reviews reports and, when appropriate, makes recommendations to the Board on TransCanada's policies and procedures related to health, safety and the environment. This committee meets separately with relevant officers of TransCanada and its business units who have responsibility for these matters and reports to the Board on such meetings. There were three meetings of the Health Safety and Environment Committee in 2002.

  Chair:    D.D. Baldwin
   Members:    R.B. Coleman, P. Gauthier, S.B. Jackson, W.T. Stephens, J.D. Thompson

  Human Resources Committee

  The Committee is comprised of five unrelated directors and is mandated to review human resource policies and plans, monitor succession planning, and to assess the performance of the President and Chief Executive Officer and other senior officers of TransCanada and its major subsidiaries against set objectives. The Committee approves the salary and other remuneration to be awarded to senior executive officers of TransCanada and its major subsidiaries. The Committee reports to the Board with recommendations on the remuneration package for the Chair and the President and Chief Executive Officer. The Committee approves executive compensation plans, as well as approving any major changes to TransCanada's compensation and benefit plans. The Committee considers and approves any changes to TransCanada's Canadian pension plans relating to benefit changes. Further, the Committee administers or monitors the TransCanada ESU Plan, the TransCanada RSU Plan, the TransCanada Stock Option Plan and the TransCanada Performance Unit Plan. The Committee may at its sole discretion retain any advisors to assist it in the discharge of its responsibilities. There were six meetings of the Committee in 2002.

  Chair:    K.L. Hawkins
   Members:    W.K. Dobson, D.P. O'Brien, W.T. Stephens, J.D. Thompson

  Chair's Participation in Committees

  Mr. Haskayne is a non-voting member of all of the committees of the Board.

Directors' and Officers' Liability Insurance

  TransCanada has purchased, at its expense, Directors' and Officers' Liability Insurance with policy limits of U.S. $175 million in the aggregate, subject to a deductible in respect of corporate reimbursement of U.S. $250,000 for each loss. Generally, under this insurance, TransCanada is reimbursed for payments made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are covered for losses arising during the performance of their duties for which they are not indemnified by TransCanada. Major exclusions from coverage include claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the U.S. Employee Retirement Income Security Act of 1974, pollution damage (except for resultant shareholder actions) and claims brought by a director or officer against another director or officer or by TransCanada against a director or officer except for shareholder derivative actions. For the year ended December 31, 2002, the total annual premium in respect of such insurance was $906,708, which was paid entirely by TransCanada.

  Additionally, directors and officers of TransCanada are party to indemnity agreements with TransCanada pursuant to which TransCanada has agreed to indemnify such directors and officers from liability arising in connection with the performance of their duties. Such indemnity agreements conform with the provisions of the CBCA.

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INFORMATION CONCERNING THE ARRANGEMENT

  This section of the Proxy Circular contains information relating to the proposed Arrangement, information concerning Holdco and information concerning TransCanada.

Reasons For and Background to the Arrangement

  The purpose of the Arrangement is to create a corporate structure that will better accommodate future growth and more effectively position Holdco and TransCanada to pursue new opportunities in the pipeline and power businesses. The Arrangement will result in TransCanada becoming a wholly-owned subsidiary of a new holding company. TransCanada's assets and liabilities will remain those of TransCanada. The current Common Shareholders will become common shareholders of Holdco.

  In 2000, TransCanada set out its key strategies for growth and value creation, including its strategies to sustain, grow and optimize its North American natural gas transmission network and to grow its power business. TransCanada's management recognized at that time that a covenant contained in trust indentures governing some of the TransCanada Debt Securities might limit TransCanada's ability to invest funds to pursue these growth strategies. This covenant sets a limit on how much TransCanada may invest in certain types of businesses including:

  •
  any entity that borrows funds for terms in excess of two years from third parties;

  •
  any entity that is not controlled by TransCanada; and

  •
  any entity that does not deal primarily with liquid or gaseous hydrocarbons.

  Examples of the types of investments which may be pursued by TransCanada but that could be restricted by the covenant include:

  •
  any wholly-owned pipeline entity in the U.S. or Canada that was required by its regulator to borrow from third parties;

  •
  any potential non-controlled joint venture pipeline such as one to ship northern gas; and

  •
  low-cost hydroelectric, biomass and coal fired power production.

  Under the covenant, if the amount invested by TransCanada in these types of investments exceeds a specified limit, TransCanada would be unable to declare or pay dividends on its shares or redeem, purchase or otherwise retire or pay off any of its shares. While TransCanada presently has significant capacity to make investments under the covenant, the management and Board of TransCanada are concerned that the covenant may restrict TransCanada's ability to grow its business over the next decade while continuing to declare and pay dividends.

  TransCanada examined a number of alternatives to address the potential constraints imposed by the covenant and, in the summer of 2002, approached the holders of relevant Debentures and First Mortgage Bonds with a proposal to eliminate the covenant. While the majority of bondholders voting were in favour of the proposal, TransCanada did not obtain the required consent of bondholders holding 75% or more of the principal amount of these securities represented at the meeting in order to approve the change. The Arrangement has been proposed so as to provide Holdco with flexibility to pursue its strategies for growth and to make new investments, while continuing to allow TransCanada to meet all of its obligations with respect to the TransCanada Debt Securities and to pay dividends on TransCanada Preferred Shares, and to allow Holdco to pay dividends on Holdco Common Shares.

  The Arrangement will also provide Holdco with greater flexibility with respect to how it will hold its assets in the future. While TransCanada will continue to hold all of its assets immediately following the Effective Date, the Arrangement will give Holdco the ability in the future to acquire new assets and hold existing assets through TransCanada and its subsidiaries or through Holdco and its subsidiaries.

  If approved, and subject to the satisfaction of certain conditions set forth under "Conditions to the Arrangement Becoming Effective", the Arrangement will result in the holders of TransCanada Common Shares, other than Dissenting Shareholders, on the Effective Date, exchanging each of their TransCanada

32    TRANSCANADA PIPELINES LIMITED

  Common Shares for one Holdco Common Share. The TransCanada Debt Securities and TransCanada Preferred Shares will remain obligations and securities of TransCanada and will not be transferred to Holdco. Immediately following the Arrangement, Holdco will own all of the TransCanada Common Shares.

  The Board of Directors of TransCanada has unanimously concluded that the Arrangement is in the best interest of TransCanada and is fair to all shareholders of TransCanada and unanimously recommends that all Common Shareholders vote in favour of the Arrangement Resolution and thereby approve the implementation of the Arrangement.

Board of Directors Approval and Recommendation

  On February 25, 2003, the Board unanimously approved the Arrangement subject to the receipt of the Canadian Federal Tax Ruling and receipt of necessary regulatory, shareholder and court approvals, and authorized submission of the Arrangement to the Common Shareholders for consideration and, following approval by the Common Shareholders, to the Court for consideration and approval.

  The decision to approve the Arrangement was reached by the Board after consideration of many factors, including the following:

  (a)
  Common Shareholders will continue to hold an investment in the same group of assets on the same pro rata basis once they become holders of Holdco Common Shares.

  (b)
  The Arrangement will provide Holdco with additional flexibility to pursue its business strategies (see "Reasons For and Background to the Arrangement").

  (c)
  Most Common Shareholders will be eligible to have the exchange of TransCanada Common Shares for Holdco Common Shares pursuant to the Arrangement occur on a tax-deferred basis for Canadian federal income tax purposes (see "Canadian Federal Income Tax Considerations").

  (d)
  Completion of the Arrangement is subject to receipt of the Canadian Federal Tax Ruling, receipt of necessary regulatory approvals and approval by 66 2/3% of the votes cast by the Common Shareholders and by the Court. McCarthy Tétrault LLP, counsel to TransCanada, have advised that the Court will consider, among other things, the fairness of the Arrangement to all shareholders of TransCanada (see "Conditions to the Arrangement Becoming Effective").

  (e)
  Common Shareholders who are opposed to the Arrangement may, upon compliance with certain conditions, dissent from the approval of the Arrangement Resolution in accordance with Section 190 of the CBCA as modified by the Interim Order and the Plan of Arrangement and be paid the fair value of their TransCanada Common Shares. The Board reserves the right, however, to terminate the Arrangement Agreement at any time before the Effective Date, if, among other things, it determines that in view of the number of TransCanada Common Shares in respect of which rights of dissent have been exercised, it would not be appropriate for TransCanada to proceed with the Arrangement (see "Dissenting Shareholders' Rights").

  (f)
  The Holdco Common Shares will be eligible investments for certain classes of investors (see "Eligibility for Investment").

  (g)
  The TSX has conditionally approved the listing of, and application has been made to the NYSE to list, Holdco Common Shares. Listing will be subject to compliance with the usual listing requirements of such exchanges (see "Stock Exchange Listings").

  TransCanada has been advised that the directors and officers of TransCanada intend to vote all TransCanada Common Shares held by them in favour of the Arrangement Resolution.

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Description of Transactions

  Upon the Arrangement becoming effective, the following transactions will occur in the following sequence on the Effective Date:

  (a)
  Each TransCanada Right shall be cancelled and the TransCanada Shareholder Rights Plan shall be terminated and be of no further force and effect.

  (b)
  Each TransCanada Common Share (other than shares held by Dissenting Shareholders) shall be and shall be deemed to be exchanged, free and clear of any encumbrances and claims, with Holdco for the sole consideration of the issuance by Holdco of one Holdco Common Share.

  (c)
  Each holder of Holdco Common Shares to which Holdco Common Shares have been issued under subparagraph (b) shall be issued and shall be deemed to be issued that number of Holdco Rights equal to the number of Holdco Common Shares so issued to such holder. In accordance with the terms of the Holdco Shareholder Rights Plan, certificates representing Holdco Common Shares shall also evidence Holdco Rights, on the basis of one Holdco Right for each Holdco Common Share represented thereby.

  (d)
  The stated capital of the Holdco Common Shares shall be the same as the stated capital of the TransCanada Common Shares, subject to any other determination in respect thereof as may be made by the Board of Directors of Holdco in accordance with the CBCA.

  (e)
  TransCanada Stock Options issued and outstanding under the TransCanada Stock Option Plan shall be and shall be deemed to be exchanged with Holdco for the same number of Holdco Stock Options granted pursuant to the Holdco Stock Option Plan on the same terms and conditions and at the same exercise price as provided for under the TransCanada Stock Options so exchanged, provided that the exercise price under each Holdco Stock Option will be such that:

  (i)
  the amount by which the total fair market value of a Holdco Common Share that a holder is entitled to acquire under a Holdco Stock Option immediately after the Effective Date exceeds the total amount payable by such holder to acquire a Holdco Common Share under a Holdco Stock Option;

    will not exceed

    (ii)
    the amount by which the total fair market value of a TransCanada Common Share that a holder is entitled to acquire under a TransCanada Stock Option immediately before the Effective Date exceeds the amount payable by such holder to acquire a TransCanada Common Share under a TransCanada Stock Option.

    Immediately following such exchange all issued and outstanding TransCanada Stock Options shall be cancelled.

  (f)
  The initial by-laws of Holdco shall be the same as the by-laws of TransCanada in effect immediately before the Arrangement becomes effective, to be supplemented, amended or repealed in accordance with the provisions of applicable law relating to the making, amending and repealing of by-laws.

  (g)
  The initial directors of Holdco shall be the same as those directors of TransCanada in office immediately before the Arrangement becomes effective, and such directors shall continue in office until their respective successors have been duly elected or appointed.

  (h)
  The initial auditors of Holdco shall be KPMG LLP who shall continue in office until the close of the first annual meeting of the holders of Holdco Common Shares or until their successor is duly appointed. The directors of Holdco are authorized to fix the remuneration of the auditors.

  (i)
  Unless and until changed in accordance with applicable law, the financial year of Holdco shall end on December 31st in each year.

  Pursuant to the Plan of Arrangement, Common Shareholders who exercise the rights of dissent as set out in the CBCA as modified by the Interim Order and who (a) are ultimately entitled to be paid fair value for their TransCanada Common Shares shall be deemed to have transferred their TransCanada Common

34    TRANSCANADA PIPELINES LIMITED

  Shares to Holdco, free and clear of any encumbrances and claims, on the Effective Date, or (b) are ultimately not entitled, for any reason, to be paid fair value for their TransCanada Common Shares shall be deemed to have exchanged their TransCanada Common Shares with Holdco for Holdco Common Shares as provided in subparagraph (b) of the preceding paragraph, but in no case shall such holders hold TransCanada Common Shares, or shall TransCanada be required to recognize such holders as shareholders of TransCanada, from and after the Effective Date.

  If the Arrangement Resolution is passed, the Arrangement is approved by the Court and the other conditions to the Arrangement are satisfied or waived, the Effective Date of the Arrangement is expected to be May 15, 2003, but may be such other date as may be determined by TransCanada. The Arrangement Agreement may, at any time before or after the holding of the Meeting and prior to filing the Articles of Arrangement under the CBCA to give effect to the Arrangement, be terminated by the Board without further notice to or action on the part of the Common Shareholders. Upon such termination, the Arrangement will not proceed.

  The Holdco Common Shares will have the same rights, privileges, restrictions and conditions as the TransCanada Common Shares. See "Information Concerning Holdco — Share Capital".

  The TransCanada Debt Securities and TransCanada Preferred Shares will not be affected by the Arrangement and will remain obligations and securities of TransCanada after the Effective Date.

Corporate Structure

  The following diagrams indicate the corporate relationships of TransCanada and its security holders immediately prior to the Arrangement and as they will exist subsequent to completion of the Arrangement.

  Corporate structure immediately prior to Arrangement:

        Corporate structure immediately following the Arrangement:

Conditions to the Arrangement Becoming Effective

  In order for the Arrangement to become effective, the following must occur:

  (a)
  the required approval of the holders of TransCanada Common Shares shall have been obtained;

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  (b)
  the Final Order shall have been obtained in form and substance satisfactory to TransCanada acting reasonably;

  (c)
  the authorization of the Federal Energy Regulatory Commission, pursuant to section 203 of the Federal Power Act, 16 U.S.C. Sec. 792 et. seq., shall have been obtained;

  (d)
  the Canadian Federal Tax Ruling shall have been received;

  (e)
  all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary or desirable for the completion of the transactions provided for in the Arrangement Agreement and the Plan of Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances including, without limitation, pursuant to the securities legislation of each Canadian jurisdiction where holders of TransCanada Common Shares reside and of the U.S. to the effect that the Holdco Common Shares issued pursuant to the Arrangement and pursuant to the exercise of stock options under the Holdco Stock Option Plan may be resold in Canada and the U.S. without restriction subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of securities from "control blocks";

  (f)
  the TSX and the NYSE shall have confirmed, prior to the Effective Date, the listing and posting for trading of the Holdco Common Shares issuable in exchange for TransCanada Common Shares or issuable under the Holdco Stock Option Plan, the Holdco Shareholder Rights Plan and the Holdco Dividend Reinvestment Plan, subject to compliance with the usual listing requirements thereof or any notice of issuance, as the case may be;

  (g)
  none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties to the Arrangement Agreement; and

  (h)
  the Arrangement Agreement shall not have been terminated in accordance with its terms.

  None of these conditions may be waived. If such conditions are not satisfied, the Arrangement will not be consummated.

  Other Mutual Conditions Precedent

  Pursuant to the Arrangement Agreement, the respective obligations of TransCanada and Holdco to complete the Arrangement are also subject to the satisfaction or waiver of the following conditions:

  (a)
  no action shall have been instituted and be continuing on the Effective Date for, any injunction to restrain, a declaratory judgement in respect of, or damages on account of, or relating to, the Arrangement and no cease trading or similar order with respect to any securities of TransCanada or Holdco shall have been issued and remain outstanding;

  (b)
  all material regulatory requirements shall have been complied with and all other material consents, agreements, orders and approvals, including regulatory and judicial approvals and orders, necessary for the completion of the transactions provided for in the Arrangement Agreement or contemplated by this Proxy Circular shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances including, without limitation, pursuant to applicable securities legislation in Canada and the U.S.; and

  (c)
  the Board shall not have determined that, in view of the number of TransCanada Common Shares in respect of which dissent rights have been exercised, it would not be appropriate to proceed with the Arrangement.

  Upon fulfilment or waiver (where permitted) of the foregoing conditions, the boards of directors of TransCanada and Holdco intend to cause Articles of Arrangement to be filed with the Director together with such other material as may be required in order that the Director may issue a Certificate of Arrangement giving effect to the Arrangement. The Effective Date is expected to be May 15, 2003, but may

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  be such other date as may be determined by TransCanada. The Effective Date will be publicized by issuance of a news release and by notice in major national newspapers in Canada.

  Tax Ruling

  A request has been made that the CCRA issue an advance tax ruling confirming certain Canadian federal income tax consequences of the Arrangement. The principal rulings requested are to confirm that (a) certain Common Shareholders will be entitled to tax-deferred rollover treatment for the exchange of their TransCanada Common Shares for Holdco Common Shares, and (b) there will be no acquisition of control of TransCanada as a result of the completion of the Arrangement provided there is no person or persons who will act in concert to exercise control of Holdco immediately after the Effective Date.

  Regulatory Matters

  Approval of the Arrangement is not required from the National Energy Board or the Alberta Energy and Utilities Board, nor is approval required by the U.S. Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, 15 U.S.C.S. 79 et. seq.

  TransCanada's power facilities located in the U.S. are indirectly owned or operated by wholly-owned subsidiaries of TransCanada, all of which are public utilities within the meaning of section 201 of the Federal Power Act, 16 U.S.C. Sec. 792 et. seq. (the "FPA"). The U.S. Federal Energy Regulatory Commission ("FERC") has determined that the transfer of ownership and control of jurisdictional facilities, through a transfer of a public utility's common stock from existing shareholders to a newly created holding company, constitutes a disposition of jurisdictional facilities requiring prior FERC approval under section 203 of the FPA. As a result, TransCanada has made application to the FERC for approval of the Arrangement.

  Required Shareholder Approval

  The Interim Order provides that for the Arrangement to be implemented, the Arrangement Resolution must be passed, with or without variation, by at least 66 2/3% of the votes cast by the holders of TransCanada Common Shares present in person or represented by proxy in respect of the Arrangement Resolution at the Meeting.

  Court Approval

  An arrangement under the CBCA requires approval of the Court. Prior to the mailing of this Proxy Circular, TransCanada and Holdco obtained the Interim Order from the Court providing for the calling and holding of the Meeting and also providing for other procedural matters. A copy of the Notice of Petition appears at page 3 of this Proxy Circular and a copy of the Interim Order is attached as Schedule "E" hereto. As set out in the Notice of Petition, the hearing in respect of the Final Order is scheduled to take place at the Court House, 611 - 4th Street S.W., Calgary, Alberta on Friday, April 25, 2003, at 2:00 p.m. (Mountain Daylight Time), subject to the prior approval of the Arrangement by the holders of TransCanada Common Shares at the Meeting. At this hearing, all holders of TransCanada Common Shares and any other interested parties who wish to participate or be represented or to present evidence or argument may do so, subject to filing with the Court and serving upon TransCanada, on or before April 11, 2003, a notice of their intention to appear, including their address for service, together with any evidence or materials which are to be presented to the Court.

  The authority of the Court is very broad under the CBCA. TransCanada has been advised by its counsel, McCarthy Tétrault LLP, that the Court will consider, among other things, the fairness of the Arrangement to all shareholders of TransCanada. The Court may approve the Arrangement either as proposed or as amended in any manner that the Court may direct, subject to compliance with such terms and conditions, if any, as the Court shall order.

  The Final Order will constitute the basis for an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, with respect to the Holdco Common Shares to be issued pursuant

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  to the Arrangement. Prior to the hearing in respect of the Final Order, the Court will be informed of this effect of the Final Order.

Termination and Amendment

  The Arrangement Agreement may, at any time before or after the holding of the Meeting and prior to filing the Articles of Arrangement under the CBCA to give effect to the Arrangement, be terminated by the Board without further notice to or action on the part of the Common Shareholders. Upon such termination, the Arrangement will not proceed.

  The Arrangement Agreement may be amended by the parties thereto at any time prior to the Arrangement proceeding in a manner not prejudicial to the Common Shareholders without further notice to or action on the part of the Common Shareholders.

Stock Exchange Listings

  The TSX has conditionally approved the listing of, and application has been made to the NYSE to list, the Holdco Common Shares to be issued in exchange for TransCanada Common Shares or issuable under the Holdco Stock Options, the Holdco Shareholder Rights Plan and the Holdco Dividend Reinvestment Plan. Listing will be subject to compliance with the usual listing requirements of such exchanges.

  The TransCanada Common Shares are currently listed on the TSX and the NYSE and the TransCanada Preferred Shares are currently listed on the TSX. Upon the completion of the Arrangement, application will be made to these stock exchanges to delist the TransCanada Common Shares, which will then be held entirely by Holdco. The TransCanada Preferred Shares will continue to be listed on the TSX.

Certificates Representing TransCanada Common Shares

  Upon the Arrangement becoming effective, certificates representing TransCanada Common Shares need not be tendered for certificates representing Holdco Common Shares. Pursuant to the Arrangement, the existing certificates for TransCanada Common Shares will represent Holdco Common Shares and the right to receive certificates representing an equivalent number of Holdco Common Shares on exchange of such share certificates for share certificates of Holdco. Such an exchange of share certificates will be made on request of a former holder of TransCanada Common Shares or upon a transfer of such shares.

Registration and Qualification for Trading of Holdco Common Shares

  TransCanada and Holdco have obtained or made application for orders and rulings from the various securities commissions and securities regulatory authorities in the relevant provinces and territories of Canada, where required, to the effect that the Holdco Common Shares issued pursuant to the Arrangement and pursuant to the exercise of stock options under the Holdco Stock Option Plan may be resold without restriction in Canada by the persons receiving such shares (other than persons or companies holding a sufficient number of Holdco Common Shares to affect materially the control of Holdco).

Effect of the Arrangement on Securities of TransCanada

  TransCanada Debt Securities and TransCanada Preferred Shares

  The outstanding TransCanada Debt Securities and TransCanada Preferred Shares will not be transferred to Holdco or otherwise affected by the Arrangement, and after the Arrangement they will remain issued and outstanding securities and obligations of TransCanada.

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  Dominion Bond Rating Service Limited ("DBRS"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P"), have indicated to TransCanada that the Arrangement will not affect the ratings of the TransCanada Debt Securities and TransCanada Preferred Shares which presently are:

	DBRS	Moody's	S&P
Senior unsecured debt	A	A2	A	-
First Mortgage Bonds	A	A2	A	-
Subordinated debentures	A (low)	A3	BBB	+
Preferred securities	Pfd-2y	A3	BBB
Preferred shares	Pfd-2 (low)	Baa1	BBB

  On December 23, 2002, S&P placed TransCanada's credit ratings on "Credit Watch" with negative implications. DBRS and Moody's continue to maintain "stable" outlooks.

  TransCanada Dividend Reinvestment Plan

  On or before the Effective Date, Holdco will adopt the Holdco Dividend Reinvestment Plan which will be substantially the same as the TransCanada Dividend Reinvestment Plan. Holders of Holdco Common Shares will be entitled to acquire Holdco Common Shares under the Holdco Dividend Reinvestment Plan on the same basis as holders of TransCanada Common Shares are presently able to acquire TransCanada Common Shares under the TransCanada Dividend Reinvestment Plan.

  The Holdco Dividend Reinvestment Plan will entitle registered holders of Holdco Common Shares to acquire Holdco Common Shares by reinvesting dividends on Holdco Common Shares and by making optional cash payments to a maximum of $10,000 (U.S.$7,000) per quarter. Application has been made to the relevant securities regulatory authorities to permit holders of TransCanada Preferred Shares to participate in the Holdco Dividend Reinvestment Plan.

  If the Arrangement proceeds, all Common Shareholders who are participants in the TransCanada Dividend Reinvestment Plan automatically will become participants in the Holdco Dividend Reinvestment Plan in respect of reinvestment of dividends received after the Effective Date on Holdco Common Shares unless a notice of withdrawal has been delivered to the trustee of the TransCanada Dividend Reinvestment Plan by June 30, 2003 or the participant has dissented in connection with the Arrangement Resolution.

  The TransCanada Dividend Reinvestment Plan will be terminated after the Effective Date.

  Employee Compensation Plans

  On the Effective Date, the TransCanada Stock Option Plan will be terminated and replaced by the Holdco Stock Option Plan to be adopted by Holdco and having substantially the same terms and conditions, except that the Holdco Stock Option Plan will provide for the issuance of Holdco Common Shares instead of TransCanada Common Shares. The TransCanada DSU Plan, the TransCanada Performance Unit Plan, the TransCanada ESU Plan and the TransCanada RSU Plan will be amended to provide that accruals and vesting thereunder, as applicable, will be measured with reference to the financial performance of Holdco rather than TransCanada and the stock market performance of Holdco Common Shares rather than TransCanada Common Shares, as applicable, and that any rights to shares thereunder will be with respect to Holdco Common Shares rather than TransCanada Common Shares. The TransCanada Employee Stock Savings Plan will be terminated and replaced by an employee stock savings plan to be adopted by Holdco and having substantially the same terms and conditions, except that the Holdco employee stock savings plan will provide for the purchase of Holdco Common Shares rather than TransCanada Common Shares. On the Effective Date, each TransCanada Stock Option will be exchanged for one Holdco Stock Option. See "Information Concerning the Arrangement — Description of Transactions".

  Shareholder Rights Plan

  As part of the Arrangement, each right under the TransCanada Shareholder Rights Plan will be cancelled and the TransCanada Shareholder Rights Plan will be terminated and be of no further force and effect. The

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  Holdco Shareholder Rights Plan, a plan that has substantially the same terms and conditions as the TransCanada Shareholder Rights Plan, will be effective on the Effective Date and each holder of TransCanada Common Shares will be issued one Holdco Right in respect of each Holdco Common Share received pursuant to the Arrangement. The TSX has indicated that apart from the approval of the Arrangement, no further approval of the Common Shareholders is required to confirm the adoption by Holdco of the Holdco Shareholder Rights Plan.

  A summary of the Holdco Shareholder Rights Plan is set out in Schedule "G" to this Proxy Circular.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

  In the opinion of McCarthy Tétrault LLP, the following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "ITA") in respect of the Arrangement generally applicable to (a) Common Shareholders who, for purposes of the ITA, at all relevant times, hold their TransCanada Common Shares as capital property and deal at arm's length with, and are not affiliated with, TransCanada and Holdco, and (b) holders of TransCanada Stock Options. TransCanada Common Shares will generally be considered to be capital property to a Common Shareholder unless held in the course of carrying on a business of buying and selling securities or acquired in an adventure in the nature of trade. Common Shareholders who are resident in Canada and whose TransCanada Common Shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the ITA.

  Common Shareholders who do not hold their TransCanada Common Shares as capital property should consult their own tax advisers regarding their particular circumstances and, in the case of certain "financial institutions" (as defined in the ITA), the potential application to them of the "mark-to-market" rules in the ITA. This summary is not applicable to Common Shareholders an interest in which would be a "tax shelter investment" for purposes of the ITA or Common Shareholders who are exempt from tax under Part I of the ITA. Such holders should consult their own tax advisors.

  This summary is based upon the current provisions of the ITA, the regulations thereunder, and counsel's understanding of the current published administrative practice of CCRA. This summary takes into account specific proposals to amend the ITA publicly announced prior to the date hereof, although no assurances can be given that such proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all Canadian federal income tax considerations applicable in respect of this Arrangement and does not take into account or anticipate any changes in law (other than the proposed amendments noted above) or CCRA administrative practice, whether by judicial, governmental or legislative action or decision, nor does it address tax considerations under any other federal tax legislation or the tax legislation of any province, territory or foreign jurisdiction, which may be materially different from the Canadian federal income tax considerations described herein.

  Counsel have been informed that TransCanada has determined that the rights under the TransCanada Shareholder Rights Plan and the rights under the Holdco Shareholder Rights Plan that will be issued pursuant to the Arrangement have negligible monetary value. Assuming such rights have no value, the termination of rights under the TransCanada Shareholder Rights Plan and the issuance of rights under the Holdco Shareholder Rights Plan will not result in any income or proceeds of disposition, and the rights so issued will not have any adjusted cost base to the holder. This summary is based upon this assumption.

  This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Common Shareholder. Common Shareholders should consult their own tax advisers as to the tax consequences to them of the Arrangement in their particular circumstances.

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Common Shareholders Resident in Canada

  This part of the summary is applicable to Common Shareholders who, for purposes of the ITA, at all relevant times, are residents or deemed residents of Canada.

  Except as described below, a Common Shareholder will not realize a capital gain or capital loss as a result of the transfer of a TransCanada Common Share in exchange for one Holdco Common Share. The adjusted cost base to the Common Shareholder, immediately before the Arrangement becoming effective, of the holder's TransCanada Common Shares that are so transferred will become the Common Shareholder's cost of the Holdco Common Shares that are received on the exchange.

  A Common Shareholder may choose to file a tax return recognizing a capital gain or capital loss on the transfer of such holder's TransCanada Common Shares in exchange for Holdco Common Shares in such holder's taxation year in which the transfer occurs. In such event, the amount of the capital gain (or capital loss) will equal the amount by which the Common Shareholder's proceeds of disposition in respect of such TransCanada Common Shares, net of any costs of disposition, exceed (or are less than) the adjusted cost base to such holder of such TransCanada Common Shares. The Common Shareholder's proceeds of disposition in respect of such TransCanada Common Shares will equal the fair market value of the Holdco Common Shares that are received by such holder on the exchange, and the Common Shareholder will acquire such Holdco Common Shares at a cost equal to the fair market value of the TransCanada Common Shares that are transferred by such holder on the exchange.

  Under the ITA, one-half of any capital gain realized by a Common Shareholder must be included in computing the holder's income as a taxable capital gain. One-half of any capital loss may be deducted only against taxable capital gains in accordance with the provisions of the ITA. The amount of any such capital loss otherwise determined will, if the Common Shareholder is a corporation, be reduced by the amount of dividends or deemed dividends received on the TransCanada Common Shares to the extent and under the circumstances prescribed by the ITA. Similar rules apply to a partnership or a trust of which a corporation, trust or partnership is a member or beneficiary. Taxable capital gains of a Canadian-controlled private corporation (as defined in the ITA) may be subject to an additional refundable tax at a rate of 6 2/3%. A capital gain realized by an individual may give rise to alternative minimum tax.

Dissenting Shareholders

  A Dissenting Shareholder who receives from Holdco payment for the fair value of such holder's Dissent Shares together with any interest thereon awarded by the Court will be required to include in income the amount of such interest and will be considered to have disposed of such Dissent Shares for proceeds of disposition equal to the amount received less any such interest. Such a disposition will result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any costs of disposition, exceed (or are less than) the adjusted cost base to such holder of such Dissent Shares. See "Common Shareholders Resident in Canada".

Common Shareholders Not Resident in Canada

  This part of the summary is applicable to Common Shareholders who, for purposes of the ITA, at all relevant times, are not residents or deemed residents of Canada, do not carry on business in Canada and to whom the TransCanada Common Shares are not and are not deemed to be "taxable Canadian property". TransCanada Common Shares will not be taxable Canadian property to a Common Shareholder provided that none of the Common Shareholder, persons with whom the Common Shareholder does not deal at arm's length or the Common Shareholder together with such persons, has owned 25% or more of the issued shares of any class or series of the capital stock of TransCanada at any time within 60 months preceding the Effective Date, and the Common Shareholder has not elected under the ITA to treat such shares as taxable Canadian property upon ceasing to be a resident of Canada.

  Such Common Shareholder will not be subject to tax under the ITA on the exchange of the TransCanada Common Shares for Holdco Common Shares or, in the case of a Dissenting Shareholder, for a payment from Holdco except to the extent such payment includes interest awarded to a Dissenting Shareholder

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  which will be subject to 25% Canadian withholding tax (unless that rate is reduced by an applicable tax treaty).

Holders of TransCanada Stock Options

  A holder of a TransCanada Stock Option will not recognize any income or gain on the disposition of such holder's TransCanada Stock Options pursuant to the Arrangement provided that the net value, if any, of the Holdco Stock Options received by such holder pursuant to the Arrangement does not exceed the net value, if any, of the TransCanada Stock Options disposed of by such holder pursuant to the Arrangement.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  In the opinion of Fried, Frank, Harris, Shriver & Jacobson, special U.S. tax counsel to TransCanada and Holdco, the following is a summary of some of the anticipated U.S. federal income tax consequences of the Arrangement to U.S. holders that hold their TransCanada Common Shares and will hold their Holdco Common Shares as capital assets. As used herein, a U.S. holder means a beneficial owner of TransCanada Common Shares that exchanges them pursuant to the Arrangement for Holdco Common Shares and that is for U.S. federal income tax purposes:

  (i)
  an individual who is a citizen or resident of the U.S.;

  (ii)
  a corporation or partnership created or organized in or under the laws of the U.S. or of any political subdivision of the U.S.;

  (iii)
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  (iv)
  a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

  This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. treasury regulations, administrative and judicial interpretations, and the relevant Canada-U.S. tax treaty, all as in effect on the date of this Proxy Circular, and all of which are subject to change, retroactively or prospectively. This summary assumes that neither TransCanada nor Holdco is now or has ever been a passive foreign investment company as defined in section 1297 of the Code. Because no ruling from the U.S. Internal Revenue Service ("IRS") has been or will be sought with respect to any aspect of the Arrangement, there can be no assurance that the IRS will not take a contrary view as to the tax consequences described herein. Neither can there be any assurance that a court would not agree with the IRS.

  This summary is for general information only and does not purport to address all aspects of federal income taxation that may be applicable to U.S. holders. The tax treatment of a U.S. holder may vary depending upon his or her particular situation. For example, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to:

  (i)
  U.S. holders liable for alternative minimum tax;

  (ii)
  U.S. holders that actually or constructively own, have owned or will own 5% or more by vote or value of the outstanding shares of TransCanada or Holdco;

  (iii)
  U.S. holders who hold TransCanada Common Shares or will hold Holdco Common Shares as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment for U.S. federal income tax purposes;

  (iv)
  U.S. holders whose functional currency is not the U.S. dollar;

  (v)
  financial institutions;

  (vi)
  insurance companies;

  (vii)
  tax-exempt organizations;

42    TRANSCANADA PIPELINES LIMITED

  (viii)
  traders in securities that elect mark-to-market accounting treatment;

  (ix)
  broker-dealers;

  (x)
  persons who acquired their TransCanada Common Shares or Holdco Common Shares by exercising employee stock options or as some other form of compensation;

  (xi)
  qualified retirement plans;

  (xii)
  U.S. expatriates;

  (xiii)
  regulated investment companies; or

  (xiv)
  real estate investment trusts.

  This summary is of a general nature and is not intended to be tax advice to any particular U.S. holder. U.S. holders are strongly urged to consult their own tax advisors regarding the application of the U.S. federal income tax law to their particular circumstances, including, without limitation, any applicable notification requirements. This summary does not address any state, local, gift, estate or non-U.S. tax consequences to a U.S. holder.

Exchange of TransCanada Common Shares for Holdco Common Shares

  For U.S. federal income tax purposes, the exchange by a U.S. holder of TransCanada Common Shares for Holdco Common Shares should be treated as a transfer to a corporation that is controlled by the transferors under Section 351 of the Code. Accordingly, the exchange by a U.S. holder of TransCanada Common Shares for Holdco Common Shares should have the following results:

  (i)
  no gain or loss will be recognized by the U.S. holder on the exchange of TransCanada Common Shares for Holdco Common Shares;

  (ii)
  the U.S. holder will have the same tax basis in the Holdco Common Shares received in the exchange as the U.S. holder had in the TransCanada Common Shares given up in the exchange; and

  (iii)
  the holding period of the Holdco Common Shares owned by a U.S. holder will include the period during which the U.S. holder owned the TransCanada Common Shares exchanged therefor.

Rights

  It is not anticipated that the receipt of the Holdco Rights by, or the cancellation of the TransCanada Rights held by, U.S. holders of TransCanada Common Shares, in connection with the Arrangement, will be a taxable transaction. Further, TransCanada has determined that the rights under the TransCanada Shareholder Rights Plan and the rights under the Holdco Shareholder Rights Plan that will be issued pursuant to the Arrangement have negligible monetary value. Assuming such rights have no value, the termination of rights under the TransCanada Shareholder Rights Plan and the issuance of rights under the Holdco Shareholder Rights Plan, even if taxable, will not result in a U.S. holder of TransCanada Common Shares and Holdco Common Shares recognizing any income or taxable gain for U.S. federal income tax purposes. This summary is based upon this assumption.

Dissenting Shareholders

  A U.S. Dissenting Shareholder will have a taxable transaction and generally will recognize a gain or loss on the exchange of such holder's Dissent Shares for cash in an amount equal to the difference between the amount of cash received (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts should be taxed as ordinary income) and such holder's tax basis in the Dissent Shares. A U.S. Dissenting Shareholder receiving cash as a result of the exercise of such holder's right to dissent may be required to recognize income, gain or loss in the holder's taxable year which includes the Effective Date, irrespective of whether the holder actually receives payment for its Dissent Shares in that year.

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DISSENTING SHAREHOLDERS' RIGHTS

  Common Shareholders are entitled to dissent from the Arrangement Resolution in the manner provided in Section 190 of the CBCA as modified by the Interim Order and the Plan of Arrangement. The Interim Order provides that (a) the consideration for TransCanada Common Shares with respect to which such right of dissent is exercised under Section 190 of the CBCA shall be paid by Holdco, and not TransCanada; and (b) TransCanada Common Shares with respect to which such right of dissent is exercised under Section 190 of the CBCA shall be transferred directly from the holder thereof, free and clear of any encumbrances and claims, to Holdco, and not to TransCanada.

  This section summarizes the provisions of Section 190 as modified by the Interim Order and the Plan of Arrangement. Common Shareholders who wish to dissent should obtain legal advice and read the provisions of the Interim Order, the Plan of Arrangement and Section 190 of the CBCA, the full text of which are set out in Appendix E, D, and F, respectively, to this Proxy Circular.

  Any Dissenting Shareholder will be entitled, in the event the Arrangement becomes effective, to be paid by Holdco the fair value of the TransCanada Common Shares (the "Dissent Shares") held by such Dissenting Shareholder determined as at the close of business on the business day immediately preceding the Meeting. There can be no assurance that a Dissenting Shareholder will receive consideration for its TransCanada Common Shares of equal value to the consideration that such Dissenting Shareholder would have received upon completion of the Arrangement.

  A Common Shareholder who wishes to dissent must provide a written objection to the Arrangement Resolution (a "Dissent Notice") to the Corporate Secretary of TransCanada at its registered office located at 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1 or to the Chair of the Meeting, in either case no later than the commencement of the Meeting. The filing of a Dissent Notice does not deprive a Common Shareholder of the right to vote; however, a Common Shareholder who has submitted a Dissent Notice and who votes in favour of the Arrangement Resolution will no longer be considered a Dissenting Shareholder with respect to TransCanada Common Shares voted in favour of the Arrangement Resolution. The CBCA does not provide, and TransCanada will not assume, that a vote against the Arrangement Resolution constitutes a Dissent Notice. There is no right of partial dissent and, accordingly, a Dissenting Shareholder may dissent only with respect to all of the TransCanada Common Shares held by it on behalf of any one beneficial owner and which are registered in the name of the Dissenting Shareholder.

  TransCanada is required, within 10 days after adoption of the Arrangement Resolution, to notify each Dissenting Shareholder that the Arrangement Resolution has been adopted, but such notice is not required to be sent to any Common Shareholder who voted for the Arrangement Resolution or who has withdrawn its Dissent Notice.

  A Dissenting Shareholder must, within 20 days after the Dissenting Shareholder receives notice that the Arrangement Resolution has been adopted or, if the Dissenting Shareholder does not receive such notice, within 20 days after the Dissenting Shareholder learns that the Arrangement Resolution has been adopted, send to Holdco a written notice (a "Payment Demand") containing the Dissenting Shareholder's name and address, the number of Dissent Shares in respect of which the Dissenting Shareholder dissents, and a demand for payment of the fair value of such shares. Within 30 days after a Payment Demand, the Dissenting Shareholder must send to Holdco, at its registered office located at 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1, Attention: Corporate Secretary, the certificates representing the Dissent Shares in respect of which it dissented. A Dissenting Shareholder who fails to send the certificates representing the Dissent Shares in respect of which it dissented forfeits its right to make a claim under Section 190 of the CBCA. Holdco will endorse on share certificates received from a Dissenting Shareholder a notice that the holder is a Dissenting Shareholder and will forthwith return the share certificates to the Dissenting Shareholder.

  On the earlier of the filing of a Payment Demand and the Effective Date, a Dissenting Shareholder ceases to have any rights as a Common Shareholder, other than the right to be paid the fair value of its Dissent Shares as determined pursuant to the Interim Order, except where, prior to the Effective Date: (i) the Dissenting Shareholder withdraws its Payment Demand before Holdco makes an Offer to Pay (as defined

44    TRANSCANADA PIPELINES LIMITED

  below) to the Dissenting Shareholder; (ii) Holdco fails to make an Offer to Pay (as defined below) and the Dissenting Shareholder withdraws its Payment Demand; or (iii) the Board revokes the Arrangement Resolution, in which case TransCanada will reinstate the Dissenting Shareholder's rights as a Common Shareholder, subject to the terms of the Interim Order which provides that Common Shareholders who exercise the rights of dissent as set out in the CBCA as modified by the Interim Order and who (a) are ultimately entitled to be paid fair value for their TransCanada Common Shares shall be deemed to have transferred their TransCanada Common Shares to Holdco, free and clear of any encumbrances and claims, on the Effective Date, or (b) are ultimately not entitled, for any reason, to be paid fair value for their TransCanada Common Shares shall be deemed to have exchanged their TransCanada Common Shares with Holdco for Holdco Common Shares as provided in section 2.01(b) of the Arrangement Agreement, but in no case shall such holders hold TransCanada Common Shares, or shall TransCanada be required to recognize such holders as shareholders of TransCanada, from and after the Effective Date.

  Holdco is required, not later than seven days after the later of the Effective Date and the date on which Holdco received the Payment Demand of a Dissenting Shareholder, to send to each Dissenting Shareholder who has sent a Payment Demand to Holdco a written offer to pay ("Offer to Pay") for its Dissent Shares in an amount considered by the Board to be the fair value thereof, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay must be on the same terms.

  Holdco must pay for the Dissent Shares of a Dissenting Shareholder within 10 days after an Offer to Pay has been accepted by a Dissenting Shareholder, but any such Offer to Pay lapses if Holdco does not receive an acceptance thereof within 30 days after the Offer to Pay has been made.

  If Holdco fails to make an Offer to Pay for the Dissent Shares of a Dissenting Shareholder, or if a Dissenting Shareholder fails to accept an offer that has been made, Holdco may, within 50 days after the Effective Date or within such further period as a court may allow, apply to a court to fix a fair value for the Dissent Shares of Dissenting Shareholders. If Holdco fails to apply to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting Shareholder is not required to give security for costs in such an application.

  Upon an application to a court, all Dissenting Shareholders whose Dissent Shares have not been purchased by Holdco will be joined as parties and bound by the decision of the court, and Holdco will be required to notify each affected Dissenting Shareholder of the date, place and consequences of the application and of its right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any other person is a Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the Dissent Shares of all Dissenting Shareholders. The final order of a court will be rendered against Holdco in favour of each Dissenting Shareholder and for the amount of the Dissent Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the Effective Date until the date of payment.

  The above is only a summary of the Dissenting Shareholder provisions of the CBCA as modified by the Interim Order and the Plan of Arrangement which are technical and complex. It is suggested that any Common Shareholders wishing to avail themselves of their rights under those provisions seek their own legal advice as failure to comply strictly with the provisions of the CBCA as modified by the Interim Order and the Plan of Arrangement may prejudice their right of dissent. For a general summary of certain federal income tax considerations to a Dissenting Shareholder, see "Canadian Federal Income Tax Considerations" and "United States Federal Income Tax Considerations".

  Pursuant to the Plan of Arrangement, Common Shareholders who exercise the rights of dissent as set out in the CBCA as modified by the Interim Order and who (a) are ultimately entitled to be paid fair value for their TransCanada Common Shares shall be deemed to have transferred their TransCanada Common Shares to Holdco, free and clear of any encumbrances and claims, on the Effective Date, or (b) are ultimately not entitled, for any reason, to be paid fair value for their TransCanada Common Shares shall be deemed to have exchanged their TransCanada Common Shares with Holdco for Holdco Common Shares as provided in section 2.01(b) of the Arrangement Agreement, but in no case shall such holders hold

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  TransCanada Common Shares, or shall TransCanada be required to recognize such holders as shareholders of TransCanada, from and after the Effective Date.

ELIGIBILITY FOR INVESTMENT

  In the opinion of McCarthy Tétrault LLP, had the Arrangement become effective on the date of the Proxy Circular, the Holdco Common Shares issued thereunder would have been eligible investments, where applicable, without resort to the so-called "basket provisions", or their purchase would not be precluded as investments for certain investors, subject to compliance with prudent investment standards and general investment provisions and restrictions of the statutes referred to below (and, where applicable, regulations or guidelines thereunder), and, in certain cases, subject to satisfaction of additional requirements relating to investment or lending policies or goals and, in certain cases, the filing of such policies or goals, under or by the following statutes:

  Cooperative Credit Associations Act (Canada)

  Insurance Companies Act (Canada)

  Pension Benefits Standards Act, 1985 (Canada)

  Trust and Loan Companies Act (Canada)

  Financial Institutions Act (British Columbia)

  Employment Pension Plans Act (Alberta)

  Insurance Act (Alberta)

  Loan and Trust Corporations Act (Alberta)

  Trustee Act (Alberta)

  The Pension Benefits Act, 1992 (Saskatchewan)

  The Trust and Loan Corporations Act, 1997 (Saskatchewan)

  The Insurance Act (Manitoba)

  The Pension Benefits Act (Manitoba)

  The Trustee Act (Manitoba)

  Insurance Act (Ontario)

  Loan and Trust Corporations Act (Ontario)

  Pension Benefits Act (Ontario)

  an Act respecting insurance (Québec), in respect of insurers incorporated under the laws of the Province of Québec, other than guarantee fund corporations an Act respecting trust companies and savings companies (Québec), in respect of trust companies investing their own funds and funds received as deposits, and in respect of savings companies investing their funds

  Supplemental Pension Plans Act (Québec)

  Trustees Act (New Brunswick)

  Pension Benefits Act (Nova Scotia)

  In the opinion of such counsel, if, as and when listed on the TSX or the NYSE, the Holdco Common Shares will be qualified investments under the ITA for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans.

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INFORMATION CONCERNING HOLDCO

General

  After completion of the Arrangement, Holdco will be the parent company of TransCanada.

  Holdco was incorporated pursuant to the provisions of the CBCA on February 25, 2003. The financial statements of Holdco will be prepared using the continuity of interests method and accordingly the financial statements of Holdco on the Effective Date, on a consolidated basis, will in all material respects be the same as those of TransCanada immediately prior to the Arrangement except as noted under the heading "Information Concerning Holdco — Holdco Pro Forma Capitalization Table" and "Information Concerning Holdco — Financial Statements". Holdco's executive and registered office is located at 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1.

Business of Holdco

  Holdco will act as a management holding company. On the Effective Date, Holdco will not own any assets directly other than all of the TransCanada Common Shares and its only outstanding securities will be the Holdco Common Shares. All of the existing employees of TransCanada will continue to be employed by TransCanada. TransCanada will enter into a management services agreement with Holdco whereby TransCanada will provide Holdco with the management and administrative services required by Holdco. Holdco will provide strategic direction to TransCanada and its subsidiaries. Holdco will also provide coordination on matters which affect these companies collectively.

  TransCanada will make available any necessary short term funds required by Holdco. In the future, Holdco may acquire new assets directly or indirectly through TransCanada or through other subsidiaries. Holdco may also transfer existing assets held directly or indirectly by TransCanada to itself or to subsidiaries other than TransCanada and it may develop and finance these businesses independently of TransCanada. Holdco may fund new initiatives through the issuance of equity and debt securities to the public or it may obtain funding from TransCanada or other subsidiaries. As of the date of this Proxy Circular, no such acquisitions or transactions are contemplated.

Articles and By-laws of Holdco

  As of the Effective Date, the articles and by-laws of Holdco will be in all material respects the same as the articles and by-laws of TransCanada with the exception that meetings of shareholders of Holdco may be held in certain U.S. cities. If the proposed amendment to the by-laws of TransCanada described above receive necessary shareholder approval, the by-laws of Holdco will also contain such amended provisions. See "Annual Meeting Business — Amendments to By-law Number 1".

Share Capital

  The authorized share capital of Holdco consists of an unlimited number of Holdco Common Shares and an unlimited number of First Preferred Shares (the "Holdco First Preferred Shares") and Second Preferred Shares (the "Holdco Second Preferred Shares"), issuable in series. Based on the number of TransCanada Common Shares outstanding as of February 25, 2003, it is expected that there will be approximately 480,193,991 Holdco Common Shares outstanding on the Effective Date, which amount does not take into consideration the exercise of any options under the TransCanada Stock Option Plan after February 25, 2003. Holdco will not have any Holdco First Preferred Shares or Holdco Second Preferred Shares outstanding on the Effective Date.

  The rights, privileges, restrictions and conditions attaching to the Holdco Common Shares, the Holdco First Preferred Shares and the Holdco Second Preferred Shares, as a class, are in all material respects the same as the rights, privileges, restrictions and conditions attaching to the TransCanada Common Shares, the TransCanada Cumulative Redeemable First Preferred Shares and the TransCanada Cumulative Redeemable Second Preferred Shares, as a class, respectively, except that no voting rights attach to the Holdco First Preferred Shares or the Holdco Second Preferred Shares, except as may be provided under the CBCA or except as provided in the share conditions attaching to a particular series of Holdco First

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  Preferred Shares or Holdco Second Preferred Shares. The holders of any particular series of Holdco First Preferred Shares or Holdco Second Preferred Shares will, if the directors so determine prior to the issuance of any such series, be entitled to such voting rights as may be determined by the directors if Holdco fails to pay dividends on that series of Holdco First Preferred Shares or Holdco Second Preferred Shares, as the case may be, for any period as may be so determined by the directors.

  The rights, privileges, restrictions and conditions attaching to the Holdco Common Shares, Holdco First Preferred Shares and the Holdco Second Preferred Shares are summarized as follows:

  Holdco Common Shares

  The Holdco Common Shares entitle the holders thereof to one vote per share at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and, subject to the rights, privileges, restrictions and conditions attaching to the Holdco First Preferred Shares and the Holdco Second Preferred Shares, whether as a class or a series, and to any other class or series of shares of Holdco which rank prior to the Holdco Common Shares, entitle the holders thereof to receive (i) dividends if, as and when declared by the board of directors of Holdco out of the assets of Holdco properly applicable to the payment of the dividends in such amount and payable at such times and at such place or places as the board of directors may from time to time determine and (ii) the remaining property of Holdco upon a dissolution.

  Holdco Shareholder Rights Plan

  On the Effective Date, Holdco will have in place the Holdco Shareholder Rights Plan, a plan that will have substantially the same terms and conditions as the TransCanada Shareholder Rights Plan except that Holdco Common Shares will be issuable thereunder rather than TransCanada Common Shares. A summary of the Holdco Shareholder Rights Plan is set out in Schedule "G" to this Proxy Circular. On the Effective Date, one Holdco Right will attach to each outstanding Holdco Common Share and be represented by the share certificate for the Holdco Common Share.

  Holdco First Preferred Shares

  Subject to certain limitations, the board of directors of Holdco may from time to time issue Holdco First Preferred Shares in one or more series and determine for any such series its designation, number of shares and respective rights, privileges, restrictions and conditions. The Holdco First Preferred Shares as a class, have, among others, provisions to the following effect.

  The Holdco First Preferred Shares of each series shall rank on a parity with the Holdco First Preferred Shares of every other series, and shall be entitled to preference over the Holdco Common Shares, the Holdco Second Preferred Shares and any other shares ranking junior to the Holdco First Preferred Shares with respect to the payment of dividends, the repayment of capital and the distribution of assets of Holdco in the event of a liquidation, dissolution or winding up of Holdco.

  Except as provided by the CBCA or as referred to below, the holders of the Holdco First Preferred Shares will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders' meetings. The holders of any particular series of Holdco First Preferred Shares will, if the directors so determine prior to the issuance of any such series, be entitled to such voting rights as may be determined by the directors if Holdco fails to pay dividends on that series of Holdco First Preferred Shares for any period as may be so determined by the directors.

  The provisions attaching to the Holdco First Preferred Shares as a class may be modified, amended or varied only with the sanction of the holders of the Holdco First Preferred Shares as a class. Any such sanction to be given by the holders of the Holdco First Preferred Shares may be given by the affirmative vote of the holders of not less than 66 2/3% of the Holdco First Preferred Shares represented and voted at a meeting or adjourned meeting of such holders.

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  Holdco Second Preferred Shares

  The rights, privileges, restrictions and conditions attaching to the Holdco Second Preferred Shares are substantially identical to those attaching to the Holdco First Preferred Shares, except that the Holdco Second Preferred Shares are junior to the Holdco First Preferred Shares with respect to the payment of dividends, repayment of capital and the distribution of assets of Holdco in the event of a liquidation, dissolution or winding up of Holdco.

Future Dividend Policy

  Consistent with TransCanada's past practice, the declaration and payment of dividends will be at the discretion of the board of directors of Holdco, which will consider earnings, capital requirements, the financial condition of Holdco and other relevant factors. The Board has determined that the Arrangement will not adversely affect the ability to declare and pay dividends.

Directors and Officers of Holdco

  Corporate Governance

  The corporate governance regime of Holdco will be the same as that currently in place for TransCanada. See "Annual Meeting Business — Compensation and Other Information — Corporate Governance".

  Directors

  The directors of Holdco will be the directors of TransCanada as of the Effective Date. See "Annual Meeting Business — Election of Directors".

  Committees of the Board

  After the Effective Date, the board of directors of Holdco will have the same committees as the Board, including an audit committee, a governance committee, a health, safety and environment committee and a human resources committee. See "Annual Meeting Business — Compensation and Other Information — Corporate Governance" for a description of the mandates and other attributes of such committees.

  Executive Officers

  On the Effective Date, the current executive officers of TransCanada will be the executive officers of Holdco. Such persons, their expected positions with Holdco, and their principal occupations during the past five years are as follows:

Name	Present Position Held	Principal Occupation During the Five Preceding Years
Harold N. Kvisle	President and Chief Executive Officer	President and Chief Executive Officer, TransCanada, since May 2001. Executive Vice-President, Trading and Business Development, TransCanada, from June 2000 to April 2001. Senior Vice-President, Trading and Business Development, TransCanada, from April 2000 to June 2000. Senior Vice-President and President, Energy Operations, TransCanada, from September 1999 to April 2000. Prior to September 1999, President, Fletcher Challenge Energy Canada (oil and gas). Director, Norske Skog Canada Limited, since 1997, PrimeWest Energy Inc., since 1996 and TransCanada Power, L.P., since 1999.

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Albrecht W.A. Bellstedt, Q.C.	Executive Vice-President, Law and General Counsel	Prior to June 2000, Senior Vice-President, Law and General Counsel. Prior to April 2000, Senior Vice-President, Law and Administration and prior to August 1999, Senior Vice-President, Law and Chief Compliance Officer. Prior to February 1999, Partner, Fraser Milner, a law firm, and prior to October 1998, Partner, Milner Fenerty, a predecessor of Fraser Milner.
Russell K. Girling	Executive Vice-President, Corporate Development and Chief Financial Officer	Prior to March 2003, Executive Vice-President and Chief Financial Officer. Prior to June 2000, Senior Vice-President and Chief Financial Officer. From January to September 1999, Vice-President, Finance. Prior to January 1999, Executive Vice-President, Power (TransCanada Energy). Prior to July 1998, Senior Vice-President, North American Power (TransCanada Energy).
Dennis J. McConaghy	Executive Vice-President, Gas Development	Prior to May 2001, Senior Vice President, Business Development. Prior to October 2000, Senior Vice-President, Midstream/Divestments. Prior to June 2000, Vice-President, Corporate Strategy and Planning. Prior to July 1998, Vice-President, Strategy and Corporate Development, NOVA Corporation.
Alexander J. Pourbaix	Executive Vice-President, Power	Prior to March 2003, Executive Vice-President, Power Development. Prior to June 2000, Vice-President, Corporate Development, Power Services. Prior to June 1998, held progressively senior management positions within affiliates of TransCanada.
Sarah E. Raiss	Executive Vice-President, Corporate Services	Prior to January 2002, Executive Vice President, Human Resources and Public Sector Relations. Prior to June 2000, Senior Vice-President, Human Resources and Public Sector Relations. Prior to February 2000, Senior Vice-President, Human Resources. Prior to March 1999, President of SE Raiss Group, Inc. (organizational consulting).
Ronald J. Turner	Executive Vice-President, Gas Transmission	Prior to March 2003, Executive Vice-President, Operations and Engineering. Prior to December 2000, Senior Vice-President and President, TransCanada International. Prior to September 1999, Senior Vice-President and President, Transmission West. Prior to July 1998, Vice-President, Value Process West, NOVA Chemicals Ltd. and Executive Vice-President, NOVA Gas Transmission Ltd.
Donald M. Wishart	Executive Vice-President, Operations and Engineering	Prior to March 2003, Senior Vice-President, Field Operations. Prior to 2000, Senior Vice-President Operations, Transmission Division. Prior to August 1999, Senior Vice-President, Project Development, TransCanada International Ltd.

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  Corporate Officers

  On the Effective Date, the current corporate officers of TransCanada will be the corporate officers of Holdco. Such persons, their expected positions with Holdco, and their principal occupations during the past five years are as follows:

Name	Present Position Held	Principal Occupation During the Five Preceding Years
Ronald L. Cook	Vice-President, Taxation	Prior to April 2002, Director, Taxation.
Rhondda E.S. Grant	Vice-President and Corporate Secretary	Prior to September 1999, Corporate Secretary and Associate General Counsel, Corporate. Prior to July 1998, held the same offices in NOVA Corporation.
Lee G. Hobbs	Vice President and Controller	Prior to July 2001, Director, Accounting. Prior to May 1999, Chief Financial Officer of Snow Leopard Resources Inc.
Garry E. Lamb	Vice-President, Risk Management	Prior to October 2001, Vice-President, Audit and Risk Management. Prior to June 2000, Vice-President, Risk Management. Prior to February 2000, Vice-President, Risk Identification and Quantification. Prior to September 1999, General Manager, Counterparty Risk, and prior to January 1999, General Manager, Counterparty Risk, TransCanada Energy Ltd.
Donald R. Marchand	Vice-President, Finance and Treasurer	Prior to September 1999, Director, Finance. Prior to January 1998, Manager, Finance.

  Compensation of Executive and Corporate Officers

  The executive and corporate officers of Holdco will also continue to be the executive and corporate officers of TransCanada. The executive and corporate officers will not receive any additional compensation other than that which they receive as executive and corporate officers of TransCanada. See "Annual Meeting Business — Compensation and Other Information — Compensation of Officers".

  Compensation of Directors

  The directors of Holdco will also be the directors of TransCanada. The directors of Holdco will not receive any additional compensation other than that which they receive as directors of TransCanada. See "Annual Meeting Business — Compensation and Other Information — Compensation of Directors".

  Employment Contracts

  On the Effective Date, Holdco will not be a party to any employment contracts with its executive officers. See "Annual Meeting Business — Compensation and Other Information — Employment Contracts" in respect of employment contracts entered into by TransCanada with its executive officers.

Stock Related Plans

  Upon the Arrangement becoming effective, Holdco will adopt plans that are substantially similar to the plans currently in place for TransCanada. These plans are summarized as follows:

  Holdco Stock Option Plan

  The Holdco Stock Option Plan will be substantially similar to the existing TransCanada Stock Option Plan except that Holdco Stock Options issued thereunder will entitle the holder thereof to acquire Holdco Common Shares rather than TransCanada Common Shares. Employees of Holdco and its subsidiaries,

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  including TransCanada, will be entitled to acquire Holdco Common Shares under the Holdco Stock Option Plan on the same basis as they are presently able to acquire TransCanada Common Shares under the TransCanada Stock Option Plan.

  Based on the number of TransCanada Common Shares issuable under outstanding TransCanada Stock Options as of February 25, 2003, it is expected that approximately 13,551,530 Holdco Common Shares will be issuable under outstanding Holdco Stock Options on the Effective Date. See "Annual Meeting Business — Compensation and Other Information — Report of Executive Compensation — TransCanada Stock Option Plan".

  TransCanada DSU Plan, TransCanada Performance Unit Plan, TransCanada ESU Plan, TransCanada RSU Plan and TransCanada Employee Stock Savings Plan and Pension Plans

  The TransCanada DSU Plan, the TransCanada Performance Unit Plan, the TransCanada ESU Plan and the TransCanada RSU Plan will be amended to provide that accruals or vesting thereunder, as applicable, will be measured with reference to the financial performance of Holdco rather than TransCanada and the stock market performance of Holdco Common Shares rather than TransCanada Common Shares, as applicable, and that any rights to shares thereunder will be with respect to Holdco Common Shares rather than TransCanada Common Shares. The TransCanada Employee Stock Savings Plan will be terminated and replaced by an employee stock savings plan to be adopted by Holdco and having substantially the same terms and conditions, except that the Holdco employee stock savings plan will provide for the purchase of Holdco Common Shares rather than TransCanada Common Shares. See "Annual Meeting Business — Compensation and Other Information — Report on Executive Compensation". TransCanada's Pension Plans will not be amended in connection with the Arrangement and will remain with TransCanada. See "Compensation and Other Information — Compensation of Officers — Pension and Retirement Benefits."

Principal Shareholders of Holdco

  To the knowledge of management of TransCanada at the date hereof, there are no persons who are expected to own beneficially, directly or indirectly, or exercise control or direction over, more than 10% of the Holdco Common Shares on the Effective Date.

Holdco Pro Forma Capitalization Table

  The following table sets forth the capitalization of TransCanada as at December 31, 2002 and pro forma capitalization of Holdco as at December 31, 2002, as if, for illustrative purposes only, the Effective Date of the Arrangement was December 31, 2002.

	TransCanada	Pro forma Holdco
	(audited)	(unaudited)
Shareholders' Equity
Preferred securities	674	—
Preferred shares(1)	389	—
Common shares(1)	4,614	4,614
Contributed surplus	265	265
Retained earnings	854	854
Foreign exchange adjustment	14	14

	6,810	5,747

Non-controlling Interest
Preferred securities of subsidiary	—	674
Preferred shares of subsidiary(1)	—	389

	—	1,063

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Debt
Notes payable	297	297
Long-term debt(2)	9,332	9,332
Non-recourse debt of joint ventures(2)	1,297	1,297
Junior subordinated debentures	238	238

	11,164	11,164

	17,974	17,974

        Notes:

  (1)
  Unlimited.
  (2)
  Includes current portion.

Financial Statements

  Management of TransCanada believes that the consolidated financial statements of Holdco after giving effect to the Arrangement will be, in all material respects, the same as the consolidated financial statements of TransCanada before the Arrangement except that the Preferred Securities and TransCanada Preferred Shares will be reflected as Non-Controlling Interests in the consolidated financial statements of Holdco. In addition, the distributions on the Preferred Securities and the dividends on the TransCanada Preferred Shares will be reflected as non-controlling interests charges in determining the consolidated net income of Holdco. There will be no change to the consolidated net income applicable to common shares and accordingly the historical earnings per share amounts for TransCanada and Holdco will be identical.

  KPMG LLP has issued a compilation report dated February 25, 2003 on the unaudited consolidated pro forma balance sheet of Holdco as at December 31, 2002 and the unaudited pro forma consolidated statement of income for the year ended December 31, 2002. Financial statements of Holdco (either pro forma or historical) have not been included with this Proxy Circular since, except as noted in the preceding paragraph, the pro forma financial statements of Holdco on a consolidated basis will be substantially the same as the financial statements of TransCanada which are incorporated by reference into this Proxy Circular.

  Comparative consolidated financial statements of TransCanada for the period ended December 31, 2002 which have been filed with the various securities regulatory authorities in Canada and separately mailed or made available to Common Shareholders, are specifically incorporated by reference into this Proxy Circular.

Auditors, Transfer Agents and Registrars

  The auditors for Holdco until the next annual meeting of holders of Holdco Common Shares will be KPMG LLP, Calgary, Alberta. The transfer agents and registrars for the Holdco Common Shares will be Computershare Trust Company of Canada at its principal offices located in Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax.

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INFORMATION CONCERNING TRANSCANADA

  Information concerning TransCanada is included in the documents incorporated by reference, referred to below, copies of which may be obtained by writing to the Corporate Secretary of TransCanada, 450 - 1st Street S.W., Calgary, Alberta, T2P 5H1. These documents are also available through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com.

Documents Incorporated by Reference

  The following documents filed with securities commissions or similar authorities in the provinces and territories of Canada are specifically incorporated by reference into and form an integral part of this Proxy Circular:

  (a)
  consolidated comparative audited financial statements of TransCanada as at and for the year ended December 31, 2002, the notes thereto and the auditors' report thereon;

  (b)
  Management's Discussion and Analysis of Financial Condition and Results of Operations of TransCanada for the year ended December 31, 2002; and

  (c)
  Annual Information Form of TransCanada dated February 25, 2003.

  Any document of the type referred to in the preceding paragraph and any material change report (excluding confidential material change reports) filed by TransCanada with the securities commissions or similar authorities in the provinces of Canada, after the date of this Proxy Circular and prior to the Meeting or an adjournment thereof, shall be deemed to be incorporated by reference into this Proxy Circular.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Circular to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Circular.

DIRECTORS' APPROVAL

  The contents of this Proxy Circular, including the schedules hereto, and the sending thereof to Common Shareholders entitled to receive notice of the Meeting, to each director, to the auditors of TransCanada and to the appropriate governmental agencies, have been approved by the Board of TransCanada.

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CERTIFICATE

  The foregoing contains no untrue statement of material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Harold N. Kvisle	Russell K. Girling
President and Chief Executive Officer	Executive Vice-President and Chief Financial Officer

  Dated at Calgary, Alberta
  February 25, 2003

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SCHEDULE "A"

TransCanada PipeLines Limited
By-law Number 1

SECTION ONE
INTERPRETATION

1.01    Definitions.    In this by-law and all other by-laws and ordinary and special resolutions of the Company, unless the context otherwise requires:

  (i)
  "Act" means the Canada Business Corporations Act and any act that may be substituted therefor as from time to time in effect;

  (ii)
  "articles" means the articles of continuance of the Company, as from time to time amended or restated;

  (iii)
  "board" means the board of directors of the Company;

  (iv)
  "Company" means the corporation, "TransCanada PipeLines Limited";

  (v)
  "meetings of shareholders" includes an annual or special meeting of shareholders or of any class or classes of shareholders; and

1.02    Interpretation.    Subject to section 1.01 of this by-law, words and expressions defined in the Act have the same meanings when used herein and words importing the singular include the plural and vice versa; words importing any gender include any other gender; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

SECTION TWO
REGISTERED OFFICE

2.01    Registered Office.    The registered office of the Company shall be at such place in the City of Calgary, in the Province of Alberta, as the board may from time to time determine.

2.02    Trade Name.    The Company may carry on business as or identify itself by "TransCanada PipeLines" or "TransCanada".

SECTION THREE
DIRECTORS

3.01    Powers and Quorum.    The board shall manage the business and affairs of the Company. Four directors shall constitute a quorum.

3.02    Election and Term.    The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected or appointed. At any annual meeting every retiring director shall, if qualified under the Act, be eligible for re-election unless such director is older than the maximum age which may be fixed from time to time by the directors.

3.03    Vacancies.    Subject to the Act, where a vacancy occurs in the board, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term.

3.04    Meetings.    Meetings of the board may be held at any place within or outside Canada. Meetings may be called by the chair, vice chair, the chief executive officer, the president or any two directors.

3.05    Meetings by Telephone.    Subject to the requirements of the Act, any director may participate in a meeting of the board by means of a telephonic, electronic or other communication facility as permit all persons participating in the meeting to communicate adequately with each other during the meeting. Each director so

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participating shall be deemed to be present at such meeting and such meeting shall be deemed to be held at the place specified in the notice calling such meeting and, in the absence of any such specification, at the place where or from which the chair of the meeting shall have presided.

3.06    Resolution in Lieu of Meeting.    A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

3.07    Notices.    Notice of the time and place for holding a meeting shall be given to every director not less than 48 hours before the meeting is to be held; provided that notice shall not be required if the meeting is held immediately following an annual meeting of shareholders.

3.08    Voting.    At all meetings of the board every matter shall be decided by a majority of the votes cast; and in case of an equality of votes the chair of the meeting shall be entitled to a casting vote in addition to his original vote.

3.09    Remuneration of Directors.    The directors shall be paid such remuneration for their services as the board may from time to time determine. The remuneration, if any, payable to a director who is also an officer or employee of the Company or who serves it in any professional capacity shall, unless the board otherwise directs, be in addition to his salary as an officer or employee or to his professional fees, as the case may be. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the directors, shareholders or committees of the board or otherwise in the performance of their duties.

SECTION FOUR
COMMITTEES

4.01    Executive or Planning Committee.    The directors may appoint from among their number an executive or planning committee and delegate to the executive or planning committee any powers of the board, subject to any restrictions imposed from time to time by the board or by the Act. Meetings of the executive or planning committee may be held at any place within or outside Canada.

4.02    Audit Committee.    The directors shall appoint from among their number an audit committee to be composed of not fewer than three directors, who shall not be officers or employees of the Company or any affiliate of the Company. The audit committee shall have the duties provided in the Act and may exercise such other duties and perform such other functions as may be determined by the board.

4.03    Other Committees.    Subject to the Act, the directors may from time to time appoint such other committees with such duties as it may deem advisable.

4.04    Procedure.    Subject to the Act and any restrictions imposed by the board, each committee shall have power to fix its quorum, to elect its chair and to regulate its procedure.

SECTION FIVE
OFFICERS

5.01    Appointment.    The board shall elect or appoint a chair of the board who may serve in a non-executive capacity, and a president and may elect or appoint a vice chair, one or more executive, senior, assistant and/or other vice presidents, a corporate secretary, a treasurer and a controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. No person may hold the office of chair or vice chair unless that person is a director. The same person may hold more than one office.

5.02    Chief Executive Officer.    The board may designate an officer as the chief executive officer. The chief executive officer shall have the general supervision of the business and affairs of the Company, subject to the direction of the board. In addition, the chief executive officer shall have the power to appoint an assistant controller, an assistant treasurer, an assistant corporate secretary and such division or business unit presidents

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and/or division or business unit vice presidents and such other divisional or business unit officers as the chief executive officer considers appropriate. Any such division or business unit presidents and division or business unit vice presidents are not, and shall not be, unless otherwise designated by the Board, officers of the Company.

5.03    Chief Operating Officer.    The board may designate an officer as the chief operating officer. The chief operating officer shall have the general supervision of the operations of the Company, subject to the direction of the chief executive officer.

5.04    Chair.    The chair shall preside at all meetings of the board and of shareholders and shall have such other powers and duties as the board may prescribe. If and whenever the chair is unable to act, his powers and duties shall devolve upon the vice chair, if appointed, or failing the vice chair, the chief executive officer.

5.05    President.    If and whenever the president is unable to act, his powers and duties shall devolve upon such director or officer as the board may designate.

5.06    Corporate Secretary.    The corporate secretary shall attend and be the secretary of all meetings of the board and shareholders; shall give or cause to be given notices of such meetings; and shall be the custodian of the corporate seal and of the records and contracts, documents and other instruments of the Company except when some other person has been designated for that purpose by the board.

5.07    Other Powers and Duties.    Every officer, except the chief executive officer and the chair, shall have such powers and duties as the board or the chief executive officer may prescribe in addition to the powers and duties provided by this by-law. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.08    Term of Office.    Every officer appointed by the board shall hold office during the pleasure of the board.

SECTION SIX
PROTECTION OF DIRECTORS AND OFFICERS

6.01    Limitation of Liability.    No director or officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or any employee or for any liability or expense sustained or incurred by the Company in the execution of the duties of his office, provided that nothing herein contained shall relieve any director or officer of any liability in contravention of the Act or any other applicable statute.

6.02    Indemnity and Insurance.    Subject to the limitations contained in the Act but without limit to the right of the Company to indemnify any person under the Act or otherwise, the Company shall indemnify a director or officer, a former director or officer, and may indemnify an individual who acts or acted at the Company's request as a director or officer or in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual:

  (a)
  acted honestly and in good faith with a view to the best interests of the Company, or as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company's request; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

Subject to the limitations contained in the Act, the Company may purchase and maintain such insurance for the benefit of such persons referred to in this section as the board may from time to time determine.

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SECTION SEVEN
SHARES

7.01    Share Certificates.    Share certificates shall be signed by the chair, the vice chair, the president or a vice president and by the corporate secretary or an assistant secretary and need not be under the corporate seal. Share certificates representing shares in respect of which a transfer agent has been appointed shall be countersigned manually by or on behalf of such transfer agent. The facsimile signature of such officers or, in the case of share certificates representing shares in respect of which a transfer agent has been appointed, of both of such officers, may be mechanically reproduced thereon. Share certificates so signed shall continue to be valid notwithstanding that one or both of the officers whose signature is mechanically reproduced thereon no longer holds office at the date of issue thereof.

7.02    Transfer Agent and Registrar.    The board may appoint or remove a transfer agent or a registrar and one or more branch transfer agents or registrars for the shares of the Company.

SECTION EIGHT
MEETING OF SHAREHOLDERS

8.01    Meetings.    Meetings of shareholders shall be held at such place within Canada or outside of Canada as may be specified in the Company' articles at such time and on such day as the board may determine.

8.02    Notice of Meetings and Documentation.    Notice of the time and place of a meeting of shareholders shall be sent not less than 21 days and not more than 60 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Company. Where there is more than one person registered as a shareholder in respect of any share or shares, such notice may be given to whichever of such persons is named first in the securities register of the Company and any notice so given shall be sufficient notice to all of them.

Notice of shareholder meetings or any notices or documents intended for shareholders may be given by prepaid mail, facsimile, or by any electronic or other communication facilities. The board may establish, by resolution, procedures to give, deliver or send a notice or other document to the shareholders, directors and the auditor by any means permitted under the laws governing the Company pursuant to the articles or by-laws of the Company. In the event that it is impossible or impracticable for any reason whatsoever to give notice as otherwise permitted under the laws governing the Company, notice may be given by advertisement published once in a newspaper in such cities or places as the directors may from time to time determine.

Subject to applicable laws, a notice or other document shall be deemed to have been given, delivered or sent (i) when it is delivered personally or to the address recorded in the records or security register of the Company; (ii) when it has been deposited in a post office or post office letter box; or (iii) when it has been dispatched or delivered for dispatch by means of facsimile, electronic or other communication facilities.

8.03    Record Date of Notice.    The board may fix in advance a record date preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

8.04    Quorum.    Two persons present in person and each entitled to vote thereat and representing either in their own right or by proxy or as the duly authorized representative of a corporate shareholder 20% of the issued shares of the Company carrying voting rights at such time shall constitute a quorum at any meeting of shareholders.

8.05    Proxies.    A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the power conferred by the proxy.

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8.06    Persons Entitled to be Present.    The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and such others who, although not entitled to vote thereat, are entitled or required to attend under the articles or the Act. Any other person may be permitted to attend a meeting of shareholders by the chair of the meeting or with the consent of the meeting.

8.07    Voting.    Subject to the Act, every matter at a meeting of shareholders shall be decided by a show of hands unless a ballot is required by the chair or demanded by any person entitled to vote. Upon a show of hands every person entitled to vote shall have one vote. After a vote by a show of hands has been taken the chair may still require or any person entitled to vote may still demand a ballot thereon. Whenever a vote by show of hands has been taken, unless a ballot is required or demanded, a declaration by the chair of the meeting that the vote upon the matter has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the result of the vote.

8.08    Electronic Voting.    The board may determine, that in combination with other voting means, any vote of shareholders may also be held, in accordance with any regulations under the Act, by means of telephonic, electronic or other communication facility, if the Company makes available such a communication facility.

8.09    Votes to Govern.    Unless otherwise required by the Act or the articles, every matter at a meeting of shareholders shall be decided by a majority of the votes cast on the matter. In the event of an equality of votes on any matter at a meeting of shareholders either upon a show of hands or upon a ballot, the chair of the meeting shall be entitled to a casting or second vote.

8.10    Ballots.    If a ballot is required by the chair of the meeting or demanded by any person entitled to vote, a ballot upon the matter shall be taken in such manner as the chair of the meeting shall direct.

8.11    Scrutineers.    At any meeting of the shareholders, one or more persons, who may be shareholders, may be appointed to serve as scrutineers at the meeting either by a resolution of the meeting or by the chair.

SECTION NINE
NOTICES

9.01    Giving of Notice.    Any notice or other document to be given or sent by the Company to a shareholder, director or officer or to the auditor of the Company or any other person may be given or sent by prepaid mail, facsimile, or by any electronic or other communication facility, or may be delivered personally to, the person to whom it is to be given or sent at the person's latest address as shown in the records of the Company or its transfer agent or in any notice filed in accordance with the provisions of the Act. The board may establish, by resolution, procedures to give, deliver or send a notice or other document to the shareholders, directors, the auditor or other persons by any means permitted under the laws governing the Company or pursuant to the articles or by-laws of the Company. The accidental omission to give notice to any shareholder, director or officer or to the auditor or other persons or the non-receipt of any notice or any error in a notice not affecting the substance thereof shall not invalidate any action taken at any meeting called by such notice or otherwise founded thereon. Any notice with respect to any shares registered in more than one name may, if more than one address appears on the books of the Company in respect of such joint holding, be given the joint shareholders at any such address.

SECTION TEN
DIVIDENDS AND OTHER RIGHTS

10.01    Dividends.    Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Company.

10.02    Record Date for Dividends and other Rights.    For the purpose of determining the person entitled to receive payment of any dividend or for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, the board may fix in advance a date preceding the date for the particular action by not

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more than 60 days for the determination of such persons. Notice of such date shall be given not less than 7 days prior to such date:

  (i)
  by advertisement in a newspaper distributed in the place where the Company has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

  (ii)
  by written notice to each stock exchange in Canada on which the shares of the Company are listed for trading.

SECTION ELEVEN
GENERAL

11.01    Financial Year.    The financial year of the Company shall end on the 31st day of December unless and until changed by the board.

11.02    Corporate Seal.    The corporate seal shall bear the name of the Company and may bear such insignia as may be approved from time to time by the board.

11.03    Execution of Instruments.    Contracts, documents or other instruments requiring execution by the Company may be signed by one of the chair, vice chair, if any, the chief executive officer, the president or any vice president, together with any one of the foregoing or with the corporate secretary or an assistant corporate secretary, assistant controller or assistant treasurer. The board may appoint any other person or persons to sign instruments generally or specific instruments. In the absence of any specific board authority, the chief executive officer, as to any instruments pertaining solely to a division, business unit or sub-unit, may designate any two divisional or business unit officers or employees to execute instruments, either generally or specifically, on behalf of such division or business unit.

11.04    Grant of Powers of Attorney.    The chief executive officer or the president together with an executive or senior vice-president may grant a power of attorney appointing one or more persons as attorneys for the Company with general, specific or continuing power to act on behalf of the Company outside of Canada.

11.05    Banking.    The bank accounts of the Company shall be kept with such banks or trust companies as the board may from time to time determine. The board may appoint any person or persons as authorized signatories on any such bank accounts as it may from time to time determine.

SECTION TWELVE
DIVISIONS AND BUSINESS UNITS

12.01    Creation and Consolidation of Divisions and Business Units.    The board may cause the business and operations of the Company or any part thereof to be divided or to be segregated into one or more divisions or business units upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The Board may also cause the business and operations of any such division or business unit to be further divided into sub-units and the business and operations of any such divisions, business units or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

12.02    Name of Division or Business Units.    Any division, business unit or their sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Company when signed in accordance with Section 11.03 as if it had been entered into or signed in the name of the Company.

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SECTION THIRTEEN
EFFECTIVE DATE AND REPEAL

13.01    Effective Date.    This by-law shall come into force upon the date of the approval of the by-law by the board.

13.02    Repeal.    The by-laws of the Company heretofore enacted are repealed. The repeal of such by-laws shall be without prejudice to any action taken or right acquired or obligation incurred thereunder. All directors, officers and other persons acting under any repealed by-law shall continue to act as if elected or appointed under the provisions of this by-law. All resolutions with continuing effect of the board, committees of the board and shareholders shall continue in effect except to the extent inconsistent with this by-law.

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SCHEDULE "B"

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Guideline 1	Board of Directors should explicitly assume responsibility for stewardship of the corporation
Does TransCanada Align?	Yes
Description of Approach
At TransCanada, the Board has responsibility for the overall stewardship of TransCanada, establishing the overall policies and standards of TransCanada in the operation of its businesses and reviewing and approving its strategic plans.

Guideline 1 a	Board of Directors should specifically assume responsibility for the adoption of a strategic planning process
Does TransCanada Align?	Yes
Description of Approach
The Board believes that management is primarily responsible for the development of TransCanada's strategic plan. The Board reviews, questions, validates and approves TransCanada's strategic plan on an annual basis and approves all material changes. The Board believes that strategy development is an interactive process between management and the Board and as such, the Board meets annually with management for a comprehensive strategic planning session. The Board also recognizes that strategic planning is a continuous process and consequently meets from time to time during the year as plans evolve which require its approval.

In addition, the Board holds Strategic Issues Information Sessions in conjunction with scheduled Board meetings to develop a deeper understanding of matters strategic to TransCanada. Three such meetings were held in 2002 and four are scheduled for 2003.

Guideline 1 b	Board of Directors should specifically assume responsibility for the identification of principal business risks, and implementation of risk management systems
Does TransCanada Align?	Yes
Description of Approach
The Board is responsible for understanding and overseeing compliance with processes that are in place to mitigate the principal risks associated with TransCanada's business on an ongoing basis, and it is the responsibility of management to ensure that the Board and its committees are kept well informed of these changing risks on a timely basis.

The Audit and Risk Management Committee of the Board reviews TransCanada's financial risk management policies and procedures and reports to the Board on these matters on a quarterly basis. The Board also receives and reviews reports from the Health, Safety and Environment Committee, which include risks within the scope of its mandate, at least three times a year.

Guideline 1 c	Board of Directors should specifically assume responsibility for succession planning, including appointing, training and monitoring senior management
Does TransCanada Align?	Yes
Description of Approach
The Board believes that succession planning and management development are key to the ongoing process that contributes substantially to the success of TransCanada. The President and Chief Executive Officer provides a detailed report to the Human Resources Committee and a summary presentation to the Board on these matters on an annual basis.

At least once a year, the Human Resources Committee reviews and reports to the Board on existing management resources and plans, including recruitment and training programs, for ensuring that qualified personnel will be available for succession to executive officer positions in TransCanada and key officer positions in its major subsidiaries.
The Human Resources Committee conducts an annual review and assessment of the performance of the President and Chief Executive Officer and the senior executive officers of TransCanada.

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Guideline 1 d	Board of Directors should specifically assume responsibility for communications policy
Does TransCanada Align?	Yes
Description of Approach
The Board has put processes in place to monitor effective, timely and non-selective communications between TransCanada, its stakeholders and the public. The Board, or the appropriate committee thereof, reviews the content of TransCanada's major communications to shareholders and the investing public, including the quarterly and annual reports, and approves the management proxy circular, the annual information form and any prospectuses that may be issued. The information is then released through mailings to shareholders, news wire services, the general media and TransCanada's home page on the internet.

The Board believes that it is the function of management to speak for TransCanada in its communications with the investment community, the media, customers, suppliers, employees, governments and the general public. It is understood that the Chair or other individual directors may, from time to time, be requested by management to assist with such communications. If communications from stakeholders are made to the Chair or to other individual directors, management is informed and consulted to determine any appropriate response.

TransCanada has an investor relations group that responds to analyst, institutional and individual shareholder inquiries and maintains a toll-free telephone line for ease of contact. Individual queries, comments or suggestions can be made at any time by calling or writing directly to TransCanada's head office in Calgary, Alberta. In addition, TransCanada has a communications group to respond to inquiries from media, government and the public. Together, these groups deal with stakeholder concerns and ensure that all inquiries receive a full and timely response.

Guideline 1 e	Board of Directors should specifically assume responsibility for the integrity of internal control and management information systems
Does TransCanada Align?	Yes
Description of Approach
The Audit and Risk Management Committee requires management to implement and maintain appropriate systems of internal controls and meets with TransCanada's Director of Internal Audit in executive sessions and with management on at least a quarterly basis to oversee the effectiveness of these systems. In addition, TransCanada's President and Chief Executive Officer and Executive Vice-President and Chief Financial Officer provide certificates relating to the contents of TransCanada's quarterly and annual reports filed in the U.S. with the Securities and Exchange Commission stating that they have evaluated and reported on the effectiveness of TransCanada's internal and disclosure controls procedures.

Guideline 2	Majority of directors should be "unrelated" (independent from management and free from conflicts of interest)
Does TransCanada Align?	Yes
Description of Approach
The Governance Committee reviews periodically the existence of any relationships between each director and TransCanada to ensure that the majority of directors are independent and unrelated to TransCanada and, where any relationships exist, that the director is acting appropriately.
The Board believes that, as a matter of policy, there should be a majority of outside, unrelated directors on TransCanada's Board. The Board is charged with making this determination.
If the proposed directors are elected to the Board, 11 of the 12 directors will be unrelated to TransCanada.

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Guideline 3	Disclose for each director whether he or she is unrelated, and how that conclusion was reached
Does TransCanada Align?	Yes
Description of Approach	Harold N. Kvisle, President and Chief Executive Officer of TransCanada is not an unrelated director.

The Board has determined that the remainder of the proposed directors are non-management, unrelated directors, who have no interest, business or other relationship that could or could reasonably be perceived to materially interfere with their ability to act in the best interests of TransCanada and none have received remuneration from TransCanada for other than their role as a director or chair.
— Douglas D. Baldwin[1] — unrelated
— Ronald B. Coleman — unrelated (retiring April 25, 2003)
— Wendy K. Dobson — unrelated
— Paule Gauthier — unrelated
— Richard F. Haskayne — unrelated (Chair)
— Kerry L. Hawkins — unrelated
— S. Barry Jackson — unrelated
— David P. O'Brien — unrelated
— James R. Paul — unrelated
— Harry G. Schaefer — unrelated (Vice-Chair)
— W. Thomas Stephens — unrelated
— Joseph D. Thompson — unrelated

1As disclosed elsewhere in this Proxy Circular, Mr. D.D. Baldwin was appointed to the position of President and Chief Executive Officer of TransCanada under a fixed term employment contract from August 1999 to June 2001. The Board determined in September 2002, more than a year following the end of his employment contract, that Mr. Baldwin was unrelated. The Board made this determination in light of the fact that Mr. Baldwin's appointment was intended to be interim while TransCanada refocused its organization and was in a position to undertake a search for a new President and Chief Executive Officer. Mr. Baldwin was not, prior to that appointment, nor has he been since that appointment, related to TransCanada.

The Board considered whether directors serving on boards of non-profit organizations which receive donations from TransCanada were conflicted. The Board determined that such relationships did not interfere with any such director's ability to act in the best interest of TransCanada, as all decisions on providing donations to non-profit organizations are made by a management committee on which no directors serve.

Guideline 4	Appoint a committee of outside directors responsible for appointment of new nominees and ongoing assessment of directors
Does TransCanada Align?	Yes
Description of Approach
The Governance Committee, through its nominating sub-committee, annually reviews the general and specific criteria applicable to candidates to be considered for nomination to the Board. The objective of this review is to maintain the composition of the Board in a way that provides the best mix of skills and experience to guide the long-term strategy and ongoing business operations of TransCanada.

This committee recommends nominees to the Board, which in turn is responsible for identifying suitable candidates for election by the shareholders. Although Mr. Baldwin is a member of the Governance Committee, he does not vote on matters relating to the nomination of directors because, although determined by the Board to be unrelated, he may be considered related under the proposed TSX Guidelines, which may mandate a three year non-employment period for unrelated directors.

The Governance Committee, together with the Chair, annually assesses the performance of individual directors and the Board as a whole, and the Chair of the Governance Committee annually assesses the performance of the Chair of the Board.

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Guideline 5	Implement a committee process for assessing the effectiveness of the Board of Directors, its committees and the contribution of individual directors
Does TransCanada Align?	Yes
Description of Approach
The Governance Committee is responsible for making an annual assessment of the overall performance of the Board and its individual members and reporting its findings to the Board. A questionnaire is utilized as part of this process.

The assessment examines the effectiveness of the Board as a whole and specifically reviews areas that the Board and/or management believes could be improved to ensure the continued effectiveness of the Board in the execution of its responsibilities.

The Governance Committee also makes recommendations relative to the composition of the various committees of the Board. On an annual basis, the Board also evaluates its individual directors through formal interviews of each director and each member of TransCanada's executive leadership team by the Chair of the Board based on results of the annual directors' questionnaire and TransCanada's individual director's terms of reference. The Chair of the Governance Committee interviews each director on his or her assessment of the Chair's performance vis à vis his mandate.

Guideline 6	Provide orientation and education programs for new recruits to the Board of Directors
Does TransCanada Align?	Yes
Description of Approach
New directors are provided with an orientation and education program that includes written information about the duties and obligations of directors, the business and operations of TransCanada, documents from recent Board meetings, and opportunities for meetings and discussion with senior management and other directors. The details of the orientation of each new director are tailored to each director's individual needs and areas of interest.
TransCanada also supports the continued education of its directors.

Guideline 7	Examine size of Board of Directors, with a view to improving effective decision-making and, if appropriate, undertake a program to reduce the number of directors
Does TransCanada Align?	Yes
Description of Approach
Although the maximum number of directors permitted by TransCanada's Articles is 20, the Board has determined that, at present, it is in the best interests of TransCanada to maintain a smaller Board, in the range of 12 to 14. It is the Board's belief that this range is currently sufficient to provide a diversity of expertise and opinions and to allow effective committee organization, yet small enough for efficient meetings and decision-making.
The Governance Committee is mandated to review the size, composition and profile of the Board from time to time and recommends changes to the Board when appropriate.

Guideline 8	Review adequacy and form of compensation of directors to ensure compensation reflects risks and responsibilities
Does TransCanada Align?	Yes
Description of Approach
The Governance Committee reviews the compensation of the directors on an annual basis, taking into account such matters as time commitment, responsibility and compensation provided by comparable companies and makes a recommendation to the Board for approval annually. The Governance Committee's review of director compensation is based on an outside report on compensation paid in comparable companies.

Guideline 9	Committees should generally be composed of outside directors a majority of whom are unrelated
Does TransCanada Align?	Yes
Description of Approach
The Board believes that, as a matter of policy, there should be a majority of unrelated directors on each of the committees. The Governance Committee, Human Resources Committee, Health, Safety and Environment Committee and the Audit and Risk Management Committee are composed entirely of unrelated directors.

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Guideline 10	Appoint a committee responsible for developing an approach to corporate governance issues
Does TransCanada Align?	Yes
Description of Approach	The mandate of the Governance Committee includes responsibility to undertake initiatives that are needed to help deliver pre-eminent corporate governance.

Guideline 11 a	Define limits to management's responsibilities by developing position descriptions for:
(i) the Board of Directors
Does TransCanada Align?	Yes
Description of Approach	The Board has plenary power. Any responsibility not delegated to management or a committee of the Board remains with the Board. However, the Board has adopted its own terms of reference which were prepared to assist the Board and management in clarifying responsibilities and ensuring effective communication between the Board and management. Mandates for each of the committees are currently undergoing revision to bring them in line with the new Canadian and U.S. governance provisions as such provisions are finalized over 2003. When finalized, the mandates for each of the committees will be available on TransCanada's website at www.transcanada.com. In the interim, the current mandates are available by contacting the Corporate Secretary at TransCanada's corporate office in Calgary.
(ii) the President and Chief Executive Officer
Does TransCanada Align?	Yes
Description of Approach	The Board reviews terms of reference for the position of the President and Chief Executive Officer on an annual basis which defines the President and Chief Executive Officer's duties and responsibilities. These duties include:
— the development and recommendation of strategic plans to the Board that ensure TransCanada's profitable growth and overall success and includes involving the Board in the early stages of strategy development;
— the implementation of business and operational plans;
— reporting regularly to the Board on the overall progress and results against operating and financial objectives;
— the authorization of the commitment of funds to capital projects not included in a previously approved budget or otherwise by the Board, to a maximum of $25 million; and
— the commitment of corporate resources and entrance into agreements in the ordinary course of business in order to pursue the approved strategies of TransCanada, with the proviso that major commitments, exposures and risks are reported to the Board on a regular and timely basis.
The Human Resources Committee and the Board of Directors annually review and approve the President and Chief Executive Officer's personal performance objectives and review with him his performance against the previous year's objectives.

Guideline 11 b	Board of Directors should approve or develop corporate objectives which the President and Chief Executive Officer is responsible for meeting
Does TransCanada Align?	Yes
Description of Approach	The Human Resources Committee conducts an annual review of the performance of TransCanada and the President and Chief Executive Officer as measured against objectives established in the prior year by the Board, the Human Resources Committee and the President and Chief Executive Officer. The results of this annual review are communicated to the Board's other directors who then make an evaluation of the overall performance of TransCanada and the President and Chief Executive Officer. The Chair and the Chair of the Human Resources Committee communicate this performance evaluation to the President and Chief Executive Officer. The evaluation is used by the Human Resources Committee in its deliberations concerning the President and Chief Executive Officer's annual compensation. The evaluation of performance against corporate objectives forms part of the determination of the entire compensation of all employees.
One of the President and Chief Executive Officer's objectives is to annually establish a Board approved plan for senior management development and succession.

TRANSCANADA PIPELINES LIMITED    B-5

Guideline 12	Establish procedures to enable the Board of Directors to function independently of management
Does TransCanada Align?	Yes
Description of Approach	The Governance Committee has the responsibility to ensure that the Board functions independently of management. The Governance Committee's responsibilities include the review of TransCanada's structures and procedures to ensure the Board is able to, and in fact is, functioning independently of management. In addition, the Governance Committee monitors the quality of the relationship between management and the Board and recommends improvements as deemed necessary or desirable.
At the conclusion of each Board meeting, non-management directors meet without the presence of management to discuss the issues that have arisen at the meeting and other matters of interest.
The Board appoints the Chair in a non-executive capacity. In the event that a Chair is appointed in an executive capacity, the Board will appoint an unrelated director to serve in the capacity of "Lead Director" whose responsibility will be to ensure that the Board can function independently of management.

Guideline 13	Establish an audit committee composed only of outside directors with specifically defined roles and responsibilities
Does TransCanada Align?	Yes
Description of Approach	All of the members of the Audit and Risk Management Committee are non-management, unrelated (independent, unaffiliated) directors. All members of the Audit and Risk Management Committee are able to read and understand a balance sheet, an income statement and a cash flow statement. In addition, at least one member of the committee has: an understanding of Canadian generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience in analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those of TransCanada; an understanding of internal controls and procedures for financial reporting; an understanding of audit and risk management committee functions; and education and experience as a principal financial officer or experience actively supervising a principal financial officer. None of the members of the Audit and Risk Management Committee receive any compensation for consulting, advisory or other compensatory fees from TransCanada for other than director, committee or chair (including chair of a committee) services.
The terms of reference of the Audit and Risk Management Committee specifically define its roles and responsibilities and are summarized in the description of the committee under "Compensation and Other Information — Corporate Governance — Audit and Risk Management Committee". Its mandate is currently undergoing revision to bring it in line with the new Canadian and U.S. governance provisions as they are being finalized over 2003. The finalized Audit and Risk Management Committee mandate will be available on TransCanada's website at www.transcanada.com. In the interim the current mandate is available by contacting the Corporate Secretary at TransCanada's corporate office in Calgary.

Guideline 14	Implement a system to enable individual directors to engage outside advisors at the corporation's expense
Does TransCanada Align?	Yes
Description of Approach	TransCanada recognizes that individual directors may desire the services of an advisor or expert to assist on matters involving their responsibilities as Board members. The Board has determined that any director who wishes to engage an outside advisor at the expense of TransCanada may do so if he or she first advises the Governance Committee. As well, each committee mandate specifically empowers the Chair of such committee to engage outside experts deemed necessary for that committee's purposes.

TSX and NYSE Existing and Proposed Listing Standards

  With respect to TransCanada's governance procedures as compared with the existing and proposed listing standards of the TSX and the NYSE, TransCanada is substantially in compliance with most of the proposed new governance guidelines. In particular TransCanada has a board of directors which is comprised of a majority of unrelated/independent directors, and has an audit committee comprised of at least three directors chosen amongst the board, all of whom are unrelated/independent directors. Accordingly, the President and Chief Executive Officer of TransCanada is not aware of any violation by TransCanada of the corporate governance listing standards of the exchanges.

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SCHEDULE "C"

ARRANGEMENT RESOLUTION

Arrangement Under Section 192 of the
Canada Business Corporations Act

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

  (a)
  approval is hereby given to an arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") set forth in a plan of arrangement (the "Plan of Arrangement") attached as Appendix 1 to an arrangement agreement (the "Arrangement Agreement") made as of the 4th day of March, 2003 between TransCanada PipeLines Limited ("TransCanada") and TransCanada Corporation which Arrangement Agreement is attached as Schedule "D" to the Management Proxy Circular dated February 25, 2003 of TransCanada;

  (b)
  notwithstanding that this special resolution has been duly passed by the common shareholders (the "Common Shareholders") of TransCanada or that the Arrangement has received the approval of the court, the Board of Directors of TransCanada may, without further notice to, or approval of, the Common Shareholders, amend or terminate the Plan of Arrangement or revoke this special resolution at any time prior to the issuance of a Certificate of Arrangement giving effect to the Arrangement; and

  (c)
  any officer of TransCanada be and is hereby authorized, for and on behalf of TransCanada (whether under its corporate seal or otherwise), to execute, deliver and file Articles of Arrangement under the CBCA and all other documents and instruments and take such other actions as such officer may determine to be necessary or desirable to implement this special resolution and the matters authorized hereby, including the transactions required by the Plan of Arrangement or the Arrangement Agreement, such determination to be conclusively evidenced by the execution, delivery and/or filing of any such documents or instruments and the taking of any such actions.

TRANSCANADA PIPELINES LIMITED    C-1

SCHEDULE "D"

ARRANGEMENT AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 4th day of March, 2003.

BETWEEN:

      TRANSCANADA PIPELINES LIMITED, a corporation continued under the Canada Business Corporations Act (hereinafter referred to as "TransCanada")

— AND —

      TRANSCANADA CORPORATION, a corporation incorporated under the Canada Business Corporations Act (hereinafter referred to as "Holdco")

WHEREAS TransCanada intends to propose the Arrangement to its common shareholders;

AND WHEREAS the parties hereto wish to record their agreement with regard to the Arrangement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.01         Definitions

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

"Arrangement" means the arrangement under the provisions of Section 192 of the CBCA, on the terms and conditions set forth in the Plan of Arrangement or any amendment or variation thereto made in accordance with Section 5.01 hereof;

"Board" means the Board of Directors of TransCanada;

"Business Day" means any day, other than a Saturday, Sunday or a statutory holiday in the Province of Alberta;

"Canadian Federal Tax Ruling" means the advance income tax rulings and opinions from the Canada Customs and Revenue Agency confirming the Canadian federal income tax consequences of certain aspects of the Arrangement;

"CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

"CBCA Director" means the Director appointed pursuant to Section 260 of the CBCA;

"Court" means the Court of Queen's Bench of Alberta;

"Effective Date" means the date shown on the Certificate of Arrangement to be issued by the CBCA Director giving effect to the Arrangement, which is currently expected to be May 15, 2003, or such other date as may be determined by TransCanada;

"Final Order" means the final order of the Court approving the Arrangement;

"Holdco Common Shares" means common shares in the capital of Holdco;

"Holdco Dividend Reinvestment Plan" means the Dividend Reinvestment and Share Purchase Plan to be implemented by Holdco on the Effective Date;

TRANSCANADA PIPELINES LIMITED    D-1

"Holdco Shareholder Rights Plan" means the Shareholder Rights Plan to be implemented by Holdco on or before the Effective Date;

"Holdco Stock Option Plan" means the Key Employee Stock Incentive Plan (2003) to be implemented by Holdco on the Effective Date;

"Meeting" means the Annual and Special Meeting of holders of TransCanada Common Shares to be held on April 25, 2003 to consider, inter alia, the Arrangement, and any adjournment thereof;

"Plan of Arrangement" means the plan of arrangement which is annexed as Appendix 1 hereto or any amendment or variation thereto made in accordance with Section 5.01 hereof;

"Proxy Circular" means, as the context requires, the definitive form of the Management Proxy Circular of TransCanada to be prepared and sent to holders of TransCanada Common Shares in connection with the Meeting, together with any amendments thereto;

"TransCanada Common Shares" means common shares in the capital of TransCanada;

"TransCanada Dividend Reinvestment Plan" means the dividend reinvestment and share purchase plan of TransCanada;

"TransCanada Rights" means rights issued pursuant to the TransCanada Shareholder Rights Plan;

"TransCanada Shareholder Rights Plan" means the shareholders rights plan of TransCanada; and

"TransCanada Stock Option Plan" means the Key Employee Stock Incentive Plan (1995) of TransCanada.

1.02         Interpretation Not Affected by Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", and "hereunder" and similar expressions refer to this Agreement (including the Appendix hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.03         Number, Etc.

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include both genders; and words importing persons shall include firms, corporations, trusts and partnerships.

1.04         Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day, unless otherwise agreed to.

1.05         Entire Agreement

This Agreement, together with the exhibits, appendices, schedules, agreements and other documents herein or therein referred to, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

1.06         Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.01         Representations and Warranties of TransCanada

TransCanada represents and warrants to and in favour of Holdco as follows:

  (a)
  TransCanada is a corporation duly continued and validly existing under the CBCA and is governed by the CBCA and has the corporate power and authority to own, operate and lease its property and assets and to carry on its business as now being conducted by it, and it is duly registered, licensed or qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or where the character of its properties and assets makes such registration, licensing or qualification necessary;

  (b)
  TransCanada has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

  (c)
  the authorized capital of TransCanada consists of an unlimited number of TransCanada Common Shares of which 480,288,921 are issued and outstanding, an unlimited number of Cumulative Redeemable First Preferred Shares of which 4,000,000 Cumulative Redeemable First Preferred Shares, Series U and 4,000,000 Cumulative Redeemable First Preferred Shares, Series Y are issued and outstanding, and an unlimited number of Cumulative Redeemable Second Preferred Shares of which none are issued and outstanding;

  (d)
  no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of TransCanada or of any of its subsidiaries or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of TransCanada, except for: (a) employees, former employees and executive officers of TransCanada and certain former directors of NOVA Corporation who have options to purchase TransCanada Common Shares pursuant to the TransCanada Stock Option Plan; (b) holders of TransCanada Common Shares and TransCanada Preferred Shares who have rights to purchase TransCanada Common Shares pursuant to the TransCanada Dividend Reinvestment Plan; and (c) holders of TransCanada Rights; and except as otherwise disclosed in or referred to in the Proxy Circular;

  (e)
  the execution and delivery of this Agreement by TransCanada and the completion of the transactions contemplated herein:

  (i)
  do not and will not result in a breach of, or violate any term or provision of, the articles or by-laws of TransCanada;

  (ii)
  subject to receipt of necessary regulatory approvals, and necessary approvals of the holders of TransCanada Common Shares and the Court and any consent which may be necessary under any material agreement by which TransCanada is bound, do not and will not, as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which TransCanada is a party, or to which any material property of TransCanada is subject, or result in the creation of any lien, charge or encumbrance upon any of the material assets of TransCanada under any such agreement, instrument, license, permit or authority or give to any person any material interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

  (iii)
  subject to receipt of necessary regulatory approvals, and necessary approvals of the holders of TransCanada Common Shares and the Court, do not and will not, as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative award, judgement or decree applicable and known to TransCanada, after due inquiry, the breach of which would have a material adverse effect on TransCanada;

  (f)
  to the best of the knowledge of TransCanada after due inquiry, there are no actions, suits, proceedings or investigations commenced, contemplated or threatened against or affecting TransCanada, at law or

TRANSCANADA PIPELINES LIMITED    D-3

    in equity, before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of TransCanada after due inquiry, are there any existing facts or conditions which may reasonably be expected, individually or in the aggregate, to be a proper basis for any actions, suits, proceedings or investigations, which in any case would prevent the consummation of the transactions contemplated by this Agreement, or which may reasonably be expected individually or in the aggregate to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of TransCanada either before or after the Effective Date;

  (g)
  the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the Board and this Agreement has been duly executed and delivered by TransCanada and constitutes a valid and binding obligation of TransCanada enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

  (h)
  the information set forth in the Proxy Circular and incorporated therein by reference relating to TransCanada and the Arrangement is true, correct and complete in all material respects and does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they were made.

2.02         Representations and Warranties of Holdco

Holdco represents and warrants to and in favour of TransCanada as follows:

  (a)
  Holdco is a corporation duly incorporated and validly existing under the CBCA;

  (b)
  Holdco has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

  (c)
  the authorized capital of Holdco consists of an unlimited number of Holdco Common Shares, of which none are issued and outstanding, an unlimited number of First Preferred Shares, of which none are issued and outstanding, and an unlimited number of Second Preferred Shares, of which none are issued and outstanding;

  (d)
  except as contemplated by this Agreement or the Proxy Circular, no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of Holdco or has any agreement, warrant, option or right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Holdco;

  (e)
  the execution and delivery of this Agreement by Holdco and the completion of the transactions contemplated herein:

  (i)
  do not and will not result in the breach of, or violate any term or provision of, the articles or by-laws of Holdco; and

  (ii)
  do not and will not, as of the Effective Date, violate any term or provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to Holdco, after due inquiry, the breach of which would have a material adverse effect on Holdco;

  (f)
  the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the board of Holdco and this Agreement has been duly executed and delivered by Holdco and constitutes a valid and binding obligation of Holdco enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction; and

  (g)
  Holdco is not engaged in any business nor is it a party to or bound by any contract, agreement, arrangement, instrument, license, permit or authority, other than this Agreement and any transaction

D-4    TRANSCANADA PIPELINES LIMITED

    or agreement necessary or incidental to the fulfilment of its obligations under this Agreement, or as contemplated by the Proxy Circular, nor does it have any subsidiaries or liabilities, contingent or otherwise, except as provided in or permitted by this Agreement or contemplated by the Proxy Circular.

ARTICLE 3
COVENANTS

3.01         Covenants of TransCanada

Except as TransCanada and Holdco may otherwise agree in writing, TransCanada hereby covenants and agrees as follows:

  (a)
  until the Effective Date, TransCanada shall carry on its business in the ordinary course;

  (b)
  except as otherwise contemplated in this Agreement, until the Effective Date, TransCanada shall not merge into or with, or amalgamate, consolidate or enter into any other corporate arrangement with, any other corporation or person, or perform any act or enter into any transaction or negotiation which reasonably could be expected to interfere or be inconsistent with the completion of the Arrangement;

  (c)
  TransCanada shall do all such acts and things as may be necessary or reasonably required in order to give effect to the Arrangement and without limiting the generality of the foregoing, TransCanada shall use all reasonable efforts to:

  (i)
  apply for and obtain the Final Order as provided in Section 3.03 hereof on terms and conditions satisfactory to TransCanada;

  (ii)
  apply for and obtain such consents or agreements as may be necessary pursuant to any material agreement of TransCanada on terms and conditions satisfactory to TransCanada; and

  (iii)
  apply for and obtain such other consents, orders, approvals and rulings as counsel to TransCanada may advise are necessary or reasonably desirable for the implementation of and completion of the other transactions contemplated herein on terms and conditions satisfactory to TransCanada.

3.02         Covenants of Holdco

Except as TransCanada and Holdco may otherwise agree in writing, Holdco hereby covenants and agrees as follows:

  (a)
  except as otherwise contemplated by this Agreement, until the Effective Date, Holdco shall not purchase any shares, pay any dividend or make any distribution to its shareholders, engage in any business, enter into any contract, arrangement or agreement or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere with or be inconsistent with the completion of the Arrangement;

  (b)
  Holdco shall do all such other acts and things as may be necessary or reasonably required in order to give effect to the Arrangement and without limiting the generality of the foregoing, Holdco shall use all reasonable efforts to:

  (i)
  apply for and obtain the Final Order as provided in Section 3.03 hereof on terms and conditions satisfactory to Holdco;

  (ii)
  assist TransCanada in obtaining any order, consents or agreements as contemplated in Section 3.01(c) hereof on terms and conditions satisfactory to Holdco; and

  (iii)
  apply for and obtain such other consents, orders, approvals and rulings as counsel to Holdco may advise are necessary or reasonably desirable for the implementation of the Arrangement and completion of the other transactions contemplated herein on terms and conditions satisfactory to Holdco.

TRANSCANADA PIPELINES LIMITED    D-5

3.03         Final Order

Each party covenants and agrees that it will, on April 25, 2003, or as soon as reasonably practicable after the Meeting, take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct. On May 15, 2003, or on such other date as may be determined by TransCanada following the grant of the Final Order, and subject to compliance with the other conditions provided for in Article 4 hereof, TransCanada and Holdco shall send to the CBCA Director pursuant to subsection 192(6) of the CBCA, Articles of Arrangement to give effect to the Arrangement.

3.04         Non-Survival of Representations, Warranties and Covenants

The respective representations, warranties and covenants of TransCanada and Holdco contained herein shall expire and be terminated and extinguished on and after the Effective Date.

ARTICLE 4
CONDITIONS

4.01         Mutual Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Effective Date, of the following conditions, none of which may be waived by any party hereto in whole or in part:

  (a)
  the required approval of the holders of TransCanada Common Shares shall have been obtained;

  (b)
  the Final Order shall have been obtained in form and substance satisfactory to TransCanada acting reasonably;

  (c)
  the authorization of the Federal Energy Regulatory Commission, pursuant to section 203 of the Federal Power Act, 16 U.S.C. Sec. 792 et. seq., shall have been obtained;

  (d)
  the Canadian Federal Tax Ruling shall have been received;

  (e)
  all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances including, without limitation, pursuant to the securities legislation of each Canadian jurisdiction where holders of TransCanada Common Shares reside and of the United States to the effect that the Holdco Common Shares issued pursuant to the Arrangement and pursuant to the exercise of stock options under the Holdco Stock Option Plan may be resold in Canada and the United States without restriction subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of securities from "control blocks";

  (f)
  the Toronto Stock Exchange and the New York Stock Exchange shall have confirmed, prior to the Effective Date, the listing and posting for trading of the Holdco Common Shares issuable in exchange for TransCanada Common Shares or issuable under the Holdco Stock Option Plan, the Holdco Shareholder Rights Plan and the Holdco Dividend Reinvestment Plan, subject to compliance with the listing requirements thereof or any notice of issuance, as the case may be;

  (g)
  none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto; and

  (h)
  this Agreement shall not have been terminated under Article 5 hereof.

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4.02         Other Mutual Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement shall be further subject to the following conditions, which may be waived by such party without prejudice to its right to rely on any other condition in favour of such party, on or before the Effective Date:

  (a)
  no action shall have been instituted and be continuing on the Effective Date for, any injunction to restrain, a declaratory judgement in respect of, or damages on account of, or relating to, the Arrangement and no cease trading or similar order with respect to any securities of TransCanada or Holdco shall have been issued and remain outstanding;

  (b)
  all material regulatory requirements shall have been complied with and all other material consents, agreements, orders and approvals, including regulatory and judicial approvals and orders, necessary for the completion of the transactions provided for in this Agreement or contemplated by the Proxy Circular shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances including, without limitation, pursuant to applicable securities legislation in Canada and the United States; and

  (c)
  the Board shall not have determined that, in view of the number of TransCanada Common Shares in respect of which dissent rights have been exercised, it would not be appropriate to proceed with the Arrangement.

4.03         Conditions to Obligations of Each Party

The obligation of each of TransCanada and Holdco to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by either such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto shall be true and correct in all material respects as of the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time.

4.04         Merger of Conditions

The conditions set out in Sections 4.01, 4.02, and 4.03 shall be conclusively deemed to have been satisfied, waived or released upon the delivery to the CBCA Director pursuant to subsection 192(6) of the CBCA of Articles of Arrangement to give effect to the Arrangement.

ARTICLE 5
AMENDMENT AND TERMINATION

5.01         Amendment

This Agreement may, at any time and from time to time before or after the holding of the Meeting, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or action on the part of the holders of TransCanada Common Shares provided that after the Meeting this Agreement may not be amended in a manner materially adverse to the interests of the holders of TransCanada Common Shares as a whole.

5.02         Termination

This Agreement may, at any time before or after the holding of the Meeting but not later than the Effective Date, be terminated by the Board for any reason whatsoever, acting in good faith and in its sole discretion, without further notice to, or action on the part of, the holders of TransCanada Common Shares or any other person.

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5.03         Effect of Termination

Upon the termination of this Agreement pursuant to Section 5.02 hereof, neither party shall have any liability or further obligation to the other party hereto.

ARTICLE 6
GENERAL

6.01         Notices

All notices which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to TransCanada PipeLines Limited: 450 - 1st Street S.W. Calgary, Alberta T2P 5H1	If to TransCanada Corporation: c/o McCarthy Tétrault LLP 3300, 420 - 7th Avenue S.W. Calgary, Alberta T2P 4K9
Fax: (403) 920-2467	Fax: (403) 260-3501
Attention: Rhondda E.S. Grant Vice-President and Corporate Secretary	Attention: Dale E. Skinner Director

The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile transmission thereof.

6.02         Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other party hereto.

6.03         Binding Effect

This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.04         Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

6.05         Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the year and day first above written.

TRANSCANADA PIPELINES LIMITED
By:	(Signed) HAROLD N. KVISLE Harold N. Kvisle President and Chief Executive Officer
By:	(Signed) RUSSELL K. GIRLING Russell K. Girling Executive Vice-President and Chief Financial Officer
TRANSCANADA CORPORATION
By:	(Signed) DALE E. SKINNER Dale E. Skinner Director

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APPENDIX 1

TO THE ARRANGEMENT AGREEMENT

PLAN OF ARRANGEMENT UNDER SECTION 192

OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.01 In this Arrangement unless there is something in the subject matter or context inconsistent therewith:

  (a)
  "Arrangement" means the arrangement under the provisions of Section 192 of the CBCA, on the terms and conditions set forth in this Plan of Arrangement;

  (b)
  "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended;

  (c)
  "CBCA Director" means the Director appointed under Section 260 of the CBCA;

  (d)
  "Court" means the Court of Queen's Bench of Alberta;

  (e)
  "Effective Date" means the date shown on the Certificate of Arrangement giving effect to the Arrangement to be issued under the CBCA by the CBCA Director;

  (f)
  "Holdco" means TransCanada Corporation, a corporation incorporated under the CBCA;

  (g)
  "Holdco Common Shares" means common shares in the capital of Holdco;

  (h)
  "Holdco Rights" means rights issued pursuant to the Holdco Shareholder Rights Plan;

  (i)
  "Holdco Shareholder Rights Plan" means the Shareholder Rights Plan of Holdco to be implemented by Holdco on or before the Effective Date;

  (j)
  "Holdco Stock Option Plan" means the Key Employee Stock Incentive Plan (2003) to be implemented by Holdco on the Effective Date;

  (k)
  "Interim Order" means the interim order of the Court dated March 4, 2003 providing for, among other things, the calling and holding of the Meeting;

  (l)
  "Meeting" means the Annual and Special Meeting of holders of TransCanada Common Shares to be held on April 25, 2003 to consider, inter alia, the Arrangement, and any adjournment thereof;

  (m)
  "TransCanada" means TransCanada PipeLines Limited, a corporation continued under the CBCA;

  (n)
  "TransCanada Common Shares" means common shares in the capital of TransCanada;

  (o)
  "TransCanada Rights" means rights issued pursuant to the TransCanada Shareholder Rights Plan;

  (p)
  "TransCanada Shareholder Rights Plan" means the Shareholder Rights Plan of TransCanada; and

  (q)
  "TransCanada Stock Option Plan" means the Key Employee Stock Incentive Plan (1995) of TransCanada.

ARTICLE 2
THE ARRANGEMENT

2.01 On the Effective Date and as part of the Arrangement, the following shall occur and be deemed to occur without further act or formality in the following order:

  (a)
  Each TransCanada Right shall be cancelled and the TransCanada Shareholder Rights Plan shall be terminated and be of no further force and effect.

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  (b)
  Each TransCanada Common Share (other than shares held by dissenting shareholders) shall be and shall be deemed to be exchanged, free and clear of any encumbrances and claims, with Holdco for the sole consideration of the issuance by Holdco of one Holdco Common Share.

  (c)
  Each holder of Holdco Common Shares to which Holdco Common Shares have been issued under subparagraph (b) hereof shall be issued and shall be deemed to be issued that number of Holdco Rights equal to the number of Holdco Common Shares so issued to such holder. In accordance with the terms of the Holdco Shareholder Rights Plan, certificates representing Holdco Common Shares shall also evidence Holdco Rights, on the basis of one Holdco Right for each Holdco Common Share represented thereby.

  (d)
  The stated capital of the Holdco Common Shares shall be the same as the stated capital of the TransCanada Common Shares, subject to any other determination in respect thereof as may be made by the Board of Directors of Holdco in accordance with the CBCA.

  (e)
  Options to purchase TransCanada Common Shares ("TransCanada Stock Options") issued and outstanding under the TransCanada Option Plan shall be and shall be deemed to be exchanged with Holdco for the same number of options to purchase Holdco Common Shares ("Holdco Stock Options") granted pursuant to the Holdco Stock Option Plan on the same terms and conditions and at the same exercise price as provided for under the TransCanada Stock Options so exchanged, provided that the exercise price under each Holdco Stock Option will be such that:

  (i)
  the amount by which the total fair market value of a Holdco Common Share that a holder is entitled to acquire under a Holdco Stock Option immediately after the Effective Date exceeds the total amount payable by such holder to acquire a Holdco Common Share under a Holdco Stock Option;

    will not exceed

    (ii)
    the amount by which the total fair market value of a TransCanada Common Share that a holder is entitled to acquire under a TransCanada Stock Option immediately before the Effective Date exceeds the amount payable by such holder to acquire a TransCanada Common Share under a TransCanada Stock Option.

    Immediately following such exchange all issued and outstanding TransCanada Stock Options shall be cancelled.

  (f)
  The initial by-laws of Holdco shall be the same as the by-laws of TransCanada in effect immediately before the Arrangement becomes effective, to be supplemented, amended or repealed in accordance with the provisions of applicable law relating to the making, amending and repealing of by-laws.

  (g)
  The initial directors of Holdco shall be the same as those directors of TransCanada in office immediately before the Arrangement becomes effective, and such directors shall continue in office until their respective successors have been duly elected or appointed.

  (h)
  The initial auditors of Holdco shall be KPMG LLP who shall continue in office until the close of the first annual meeting of the holders of Holdco Common Shares. The directors of Holdco are authorized to fix the remuneration of the auditors as such.

  (i)
  Unless and until changed in accordance with applicable law, the financial year of Holdco shall end on December 31st in each year.

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ARTICLE 3
DISSENTING SHAREHOLDERS

3.01 Dissenting Shareholders

Holders of TransCanada Common Shares who exercise the rights of dissent as set out in the CBCA as modified by the Interim Order and:

  (a)
  are ultimately entitled to be paid fair value for their TransCanada Common Shares by Holdco shall be deemed to have transferred their TransCanada Common Shares to Holdco, free and clear of any encumbrances and claims, on the Effective Date; or

  (b)
  are ultimately not entitled, for any reason, to be paid fair value for their TransCanada Common Shares by Holdco shall be deemed to have exchanged their TransCanada Common Shares with Holdco for Holdco Common Shares as provided in section 2.01(b) above as of the Effective Date;

but in no case shall such holders hold TransCanada Common Shares, or shall TransCanada be required to recognize such holders as shareholders of TransCanada, from and after the Effective Date.

ARTICLE 4
CERTIFICATES

4.01 Share Certificates

On the Effective Date, the existing certificates for TransCanada Common Shares will be deemed for all purposes to represent the same number of Holdco Common Shares. As soon as practicable following the Effective Date, Holdco shall cause to be delivered to its transfer agent share certificates representing the Holdco Common Shares which holders of TransCanada Common Share certificates are entitled to receive upon presentation of their TransCanada Common Share certificates for cancellation following the Effective Date and Holdco's transfer agent shall deliver the certificates for such Holdco Common Shares to such holders on the basis of one Holdco Common Share for each TransCanada Common Share owned by such holders.

4.02 Delivery of Share Certificates

From and after the Effective Date, each share certificate representing a given number of TransCanada Common Shares and TransCanada Rights which was outstanding prior to the Effective Date shall represent the same number of Holdco Common Shares and Holdco Rights and the right of the registered holder to receive certificates representing the number of Holdco Common Shares and Holdco Rights represented by such certificate.

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SCHEDULE "E"

Action No. 0301-03298

INTERIM ORDER

IN THE COURT OF QUEEN'S BENCH OF ALBERTA
JUDICIAL DISTRICT OF CALGARY

      IN THE MATTER OF Sections 192 and 248 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended;

      AND IN THE MATTER OF Rules 6(3) and 261(3) of the Alberta Rules of Court;

      AND IN THE MATTER OF a proposed Arrangement in respect of TransCanada PipeLines Limited, the Holders of its Common Shares and TransCanada Corporation.

BEFORE THE HONOURABLE JUSTICE D.G. HART IN CHAMBERS	}	At the Court House, in Calgary, Alberta, on Tuesday, the 4th day of March, 2003

INTERIM ORDER

UPON APPLICATION by Petition of TransCanada PipeLines Limited ("TransCanada") and TransCanada Corporation ("Holdco") (collectively, the "Petitioners"), ex parte;

AND UPON READING the said Petition, and the Affidavit of Rhondda E.S. Grant, filed;

AND UPON NOTING service thereof upon the Director (the "Director") appointed pursuant to the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the "CBCA");

AND UPON HEARING counsel for the Petitioners;

AND UPON HEARING that the Director is consenting to this application;

IT IS HEREBY ORDERED THAT:

1.
TransCanada may call, hold and conduct a special meeting of the holders of its issued and outstanding common shares (the "TransCanada Common Shares") in conjunction with TransCanada's annual meeting (the "Special Meeting") for the following purposes:

(a)
to consider, and if deemed advisable, to pass, with or without variation, a resolution (the "Arrangement Resolution") to approve an arrangement (the "Arrangement") pursuant to s. 192 of the CBCA as set forth in a plan of arrangement (the "Plan of Arrangement") involving the Petitioners, a true copy of which Plan of Arrangement in substantially final form is annexed as Appendix 1 to the arrangement agreement (the "Arrangement Agreement") attached as Schedule D to the draft Management Proxy Circular (the "Draft Circular") which is attached as Exhibit "A" to the Affidavit of Rhondda E.S. Grant, sworn February 27, 2003 (the "Grant Affidavit"); and

(b)
to transact such other business as may properly be brought before the Special Meeting.

2.
The Special Meeting shall be called, held and conducted in accordance with the CBCA and the articles of incorporation and the by-laws of TransCanada, subject to what may be provided hereafter.

3.
TransCanada shall mail or otherwise distribute in accordance with the CBCA and applicable securities legislation, rules, instruments and policies, the Notice of Special Meeting, Notice of Petition and Management Proxy Circular (the "Circular") in substantially the form contained in Exhibit "A" to the Grant Affidavit, with such amendments as are not inconsistent with the terms of this Interim Order, to the holders of TransCanada Common Shares at the close of business on March 7, 2003, to the directors and auditors of TransCanada, and to the Director under the CBCA, at least 21 days prior to the date of the Special

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  Meeting, excluding the date of the Special Meeting. Such mailing or other distribution shall constitute good and sufficient service of notice of the Petition, the Special Meeting and the hearing in respect of the Petition.

4.
The accidental omission to give notice of the Special Meeting, or the non receipt of such notice by one or more of the persons specified in paragraph 3 hereof, shall not invalidate any resolution passed or proceedings taken at the Special Meeting.

5.
The registered holders of TransCanada Common Shares attending the Special Meeting in person or represented by proxy shall be the only persons entitled to vote on the Arrangement Resolution.

6.
Each TransCanada Common Share shall be entitled to one vote on the Arrangement Resolution.

7.
The requisite majority for the approval of the Arrangement Resolution shall be two-thirds of the aggregate votes cast by the registered holders of TransCanada Common Shares attending the Special Meeting in person or represented by proxy in favour of the Arrangement Resolution.

8.
The holders of TransCanada Common Shares shall have the right to dissent with respect to the Arrangement Resolution in accordance with the provisions of s. 190 of the CBCA, and to receive fair value of their TransCanada Common Shares with respect to which such right of dissent is exercised under s. 190 of the CBCA, provided that:

(a)
notice to the holders of the TransCanada Common Shares of their right to dissent with respect to the Arrangement Resolution and to receive from Holdco, subject to the provisions of this Interim Order, the fair value of their TransCanada Common Shares shall be good and sufficiently given by including such information with respect thereto in the Circular;

(b)
in order for a holder of TransCanada Common Shares to dissent and thereby make a claim pursuant to s. 190 of the CBCA, an objection must be received by the Corporate Secretary of TransCanada at its registered office located at 450 - 1st Street SW, Calgary, Alberta, T2P 5H1 or lodged with the Chairman of the Special Meeting, in either case no later than the commencement of the Special Meeting;

(c)
the consideration for TransCanada Common Shares with respect to which such right of dissent is exercised under s. 190 of the CBCA shall be paid by Holdco, and not TransCanada; and

(d)
TransCanada Common Shares with respect to which such right of dissent is exercised under s. 190 of the CBCA shall be transferred directly from the holder thereof, free and clear of any encumbrances and claims, to Holdco, and not to TransCanada.

9.
Upon approval of the Arrangement Resolution at the Special Meeting in the manner set forth in this Interim Order, TransCanada and Holdco may apply before this Honourable Court for approval of the Arrangement, which application shall be heard at the Court House, 611 - 4th Street S.W., Calgary, Alberta, on the 25th day of April, 2003 at 2:00 o'clock in the afternoon, or so soon thereafter as counsel may be heard.

10.
The mailing or other distribution of the Notice of Petition, Notice of Special Meeting and Circular referred to in paragraph 3 above in accordance with the provisions of this Interim Order shall constitute good and sufficient service in respect of the Petition, Notice of Special Meeting and Circular upon all persons who are entitled to receive such notice pursuant to this Interim Order and no other form of service need be made and no other material need be served on such persons in respect of these proceedings, and service of the Grant Affidavit, filed herein, is dispensed with except as to service on the Director under the CBCA.

11.
Any holder of TransCanada Common Shares and any other interested person may appear on the application for the approval of the Arrangement, provided that such holder or person shall file with this Court and serve on TransCanada, by service on its counsel, on or before 12:00 noon (Calgary Time) on April 11, 2003, a Notice of Appearance setting out the address for service in respect of such holder or person and indicating whether such holder or person intends to support or oppose the application or make

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  submissions thereat together with any evidence or materials which are to be presented to this Court, such Notice of Appearance to be effected by delivery, at the address set forth below:

  McCarthy Tétrault LLP
  Barristers and Solicitors
  3300, 421 - 7th Avenue SW
  Calgary, Alberta T2P 4K9
  Attention: Mendy Chernos/Michael D. Briggs

12.
If the application for approval of the Arrangement is adjourned, only those holders or persons who have filed and served a Notice of Appearance in accordance with paragraph 11 above need be served with notice of the adjourned date.

13.
The Petitioners are entitled at any time to seek leave to vary this Interim Order upon such terms and upon giving such notice as this Honourable Court may direct.
(Signed) D.G. HART

J.C.Q.B.A.
ENTERED this 4th day of March, 2003.
(Signed) KEVIN HOSCHKA

Clerk of the Court

TRANSCANADA PIPELINES LIMITED    E-3

SCHEDULE "F"

SECTION 190 OF THE CBCA

190.    (1)  Right to dissent — Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

  (a)
  amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

  (b)
  amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

  (c)
  amalgamate otherwise than under section 184;

  (d)
  be continued under section 188;

  (e)
  sell, lease or exchange all or substantially all its property under subsection 189(3); or

  (f)
  carry out a going-private transaction or a squeeze-out transaction.

(2)  Further right — A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

(2.1)  If one class of shares — The right to dissent described in subsection (2) applies even if there is only one class of shares.

(3)  Payment for shares — In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

(4)  No partial dissent — A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)  Objection — A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

(6)  Notice of resolution — The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

(7)  Demand for payment — A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

  (a)
  the shareholder's name and address;

  (b)
  the number and class of shares in respect of which the shareholder dissents; and

  (c)
  a demand for payment of the fair value of such shares.

TRANSCANADA PIPELINES LIMITED    F-1

(8)  Share certificate — A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

(9)  Forfeiture — A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

(10)  Endorsing certificate — A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

(11)  Suspension of rights — On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

  (a)
  the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

  (b)
  the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

  (c)
  the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

(12)  Offer to pay — A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

  (a)
  a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

  (b)
  if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(13)  Same terms — Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

(14)  Payment — Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

(15)  Corporation may apply to court — Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

(16)  Shareholder application to court — If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

(17)  Venue — An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

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(18)  No security for costs — A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

(19)  Parties — On an application to a court under subsection (15) or (16),

  (a)
  all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

  (b)
  the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

(20)  Powers of court — On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

(21)  Appraisers — A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

(22)  Final order — The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

(23)  Interest — A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

(24)  Notice that subsection (26) applies — If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(25)  Effect where subsection (26) applies — If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

  (a)
  withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

  (b)
  retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(26)  Limitation — A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

  (a)
  the corporation is or would after the payment be unable to pay its liabilities as they become due; or

  (b)
  the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

TRANSCANADA PIPELINES LIMITED    F-3

SCHEDULE "G"

SUMMARY OF SHAREHOLDER RIGHTS PLAN

Issue of Holdco Rights

All Common Shareholders who receive Holdco Common Shares pursuant to the Arrangement will receive one Holdco Right in respect of each outstanding Holdco Common Share received on the Effective Date. A Holdco Right will be represented by the share certificate of the associated Holdco Common Share. One Holdco Right will also be issued in respect of each Holdco Common Share issued after the Effective Date and prior to the earlier of the Separation Time (as defined below) and the Expiration Time (as defined below).

The following summarizes the principal terms of the Holdco Shareholder Rights Plan.

Objectives

The primary objective of the Holdco Shareholder Rights Plan is to provide the board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made for Holdco and to provide every shareholder with an equal opportunity to participate in such a bid. The Holdco Shareholder Rights Plan encourages a potential acquiror to proceed either by way of a Permitted Bid (as defined in the Holdco Shareholder Rights Plan), which requires the take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the board.

Term

To December 2, 2004 (the "Expiration Time") subject to reconfirmation and approval by the shareholders at the 2004 annual meeting of Holdco.

Holdco Rights Exercise Privilege

The Holdco Rights will separate from the Holdco Common Shares and will be exercisable eight trading days (the "Separation Time") after a person has acquired, or commences a take-over bid to acquire, 20% or more of the shares, other than by an acquisition pursuant to a take-over bid permitted by the Holdco Shareholder Rights Plan (a "Permitted Bid"). The acquisition by any person (an "Acquiring Person") of 20% or more of the Holdco Common Shares, other than by way of a Permitted Bid, is referred to as a "Flip-in Event". Any Holdco Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Eight trading days after the occurrence of the Flip-in Event, each Holdco Right, (other than those held by the Acquiring Person), will permit the purchase of $200 worth of Holdco Common Shares for $100.

The issue of the Holdco Rights is not initially dilutive. Upon a Flip-in Event occurring and the Holdco Rights separating from the Holdco Common Shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of Holdco Rights not exercising their Holdco Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

Lock-up Agreement

A bidder may enter into lock-up agreements with Holdco's shareholders whereby such shareholders agree to tender their Holdco Common Shares to the take-over bid (the "Subject Bid") without a Flip-in Event (as referred to above) occurring. Any such agreement must contain a provision that either permits the shareholder to withdraw the Holdco Common Shares to tender to another take-over bid that will provide greater value to such shareholder than the Subject Bid or permits the shareholder to withdraw the Holdco Common Shares to tender to another take-over bid that contains an offering price that exceeds the offering price contained in the Subject Bid by a specified minimum amount not exceeding 7% of the offering price of the Subject Bid.

Certificates and Transferability

Prior to the Separation Time, the Holdco Rights are evidenced by a legend imprinted on certificates for the Holdco Common Shares issued from and after the Effective Date and are not to be transferable separately from

TRANSCANADA PIPELINES LIMITED    G-1

the Holdco Common Shares. From and after the Separation Time, the Holdco Rights will be evidenced by Holdco Rights certificates which will be transferable and traded separately from the Holdco Common Shares.

Permitted Bid Requirements

The requirements for a Permitted Bid include the following:

  (i)
  the take-over bid must be made by way of a take-over bid circular;

  (ii)
  the take-over bid must be made to all shareholders;

  (iii)
  the take-over bid must be outstanding for a minimum period of 60 days and Holdco Common Shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period and only if at such time more than 50% of the Holdco Common Shares held by shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (collectively, the "Independent Shareholders"), have been tendered to the take-over bid and not withdrawn; and

  (iv)
  if more than 50% of the Holdco Common Shares held by Independent Shareholders are tendered to the take-over bid within the 60 day period, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of Holdco Common Shares for an additional 10 business days from the date of such public announcement.

The Holdco Shareholder Rights Plan allows for a competing Permitted Bid (a "Competing Permitted Bid") to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 21 days.

Waiver

The board of directors, acting in good faith, may, prior to the occurrence of a Flip-in Event, waive the application of the Holdco Shareholder Rights Plan to a particular Flip-in Event (an "Exempt Acquisition") where the take-over bid is made by a take-over bid circular to all holders of Holdco Common Shares. Where the board exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid for Holdco made by a take-over bid circular to all holders of Holdco Common Shares prior to the expiry of any other bid for which the Holdco Shareholder Rights Plan has been waived.

Redemption

The board of directors with the approval of a majority vote of the votes cast by shareholders (or the holders of Holdco Rights if the Separation Time has occurred) voting in person and by proxy, at a meeting duly called for that purpose, may redeem the Holdco Rights at $0.001 per Holdco Right. Holdco Rights shall also be redeemed by the board without such approval following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

Amendment

The board of directors may amend the Holdco Shareholder Rights Plan with the approval of a majority vote of the votes cast by shareholders (or the holders of Holdco Rights if the Separation Time has occurred) voting in person and by proxy at a meeting duly called for that purpose. The directors without such approval may correct clerical or typographical errors and, subject to approval as noted above at the next meeting of the shareholders (or holders of Holdco Rights, as the case may be), may make amendments to the Holdco Shareholder Rights Plan to maintain its validity due to changes in applicable legislation.

Board of Directors

The Holdco Shareholder Rights Plan will not detract from or lessen the duty of the board to act honestly and in good faith with a view to the best interests of Holdco. The board, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

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Exemptions for Investment Advisors

Investment advisors, trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the Holdco Common Shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a takeover bid.

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SCHEDULE "H"

GLOSSARY OF TERMS

Unless the context indicates otherwise, the following terms shall have the meanings set out below when used in this Proxy Circular:

Arrangement — proposed arrangement under the CBCA involving TransCanada, Common Shareholders and Holdco.

Arrangement Agreement — arrangement agreement dated as of March 4, 2003 between TransCanada and Holdco which is annexed as Schedule "D" to the Proxy Circular.

Arrangement Resolution — special resolution, the full text of which is annexed as Schedule "C" to the Proxy Circular, to be considered and, if deemed appropriate, passed, with or without variation, by the holders of TransCanada Common Shares at the Meeting.

Articles of Arrangement — articles of arrangement to be filed with the Director to bring the Arrangement into effect.

Board — Board of Directors of TransCanada.

Canadian Federal Tax Ruling — advance income tax rulings and opinions from the CCRA confirming Canadian federal income tax consequences of certain aspects of the Arrangement.

CBCA — Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended.

CCRA — Canada Customs and Revenue Agency.

Common Shareholders — holders of TransCanada Common Shares.

Computershare — Computershare Trust Company of Canada.

Court — Court of Queen's Bench of Alberta.

Debentures — outstanding debentures and medium term notes, of all series, of TransCanada.

Director — director under the CBCA.

Dissenting Shareholder — a Common Shareholder who exercises a right of dissent pursuant to Section 190 of the CBCA as modified by the Interim Order and the Plan of Arrangement.

Dissent Shares — TransCanada Common Shares held by a Dissenting Shareholder.

Effective Date — effective date of the Arrangement, being the effective date shown on the Certificate of Arrangement to be issued by the Director giving effect to the Arrangement, which is expected to be May 15, 2003, but may be such other date as may be determined by TransCanada.

Final Order — final order of the Court approving the Arrangement.

First Mortgage Bonds — outstanding first mortgage pipe line bonds of TransCanada.

Holdco — TransCanada Corporation, a corporation incorporated under the CBCA.

Holdco Common Shares — common shares in the capital of Holdco.

Holdco Dividend Reinvestment Plan — Dividend Reinvestment and Share Purchase Plan to be implemented by Holdco on the Effective Date.

Holdco First Preferred Shares — Cumulative Redeemable First Preferred Shares of Holdco.

Holdco Rights — rights issued pursuant to the Holdco Shareholder Rights Plan.

Holdco Second Preferred Shares — Cumulative Redeemable Second Preferred Shares of Holdco.

Holdco Shareholder Rights Plan — Shareholder Rights Plan to be implemented by Holdco on or before the Effective Date.

TRANSCANADA PIPELINES LIMITED    H-1

Holdco Stock Option — an employee stock option entitling the holder to acquire one or more Holdco Common Shares under the Holdco Stock Option Plan.

Holdco Stock Option Plan — Key Employee Stock Incentive Plan (2003) to be implemented by Holdco on the Effective Date.

Interim Order — interim order of the Court dated March 4, 2003, which is annexed as Schedule "E" to the Proxy Circular, providing for, among other things, the calling and holding of the Meeting.

Meeting — annual and special meeting of holders of TransCanada Common Shares to be held on Friday, April 25, 2003, including any adjournment thereof, to, among other things, consider and vote upon the Arrangement Resolution.

NYSE — New York Stock Exchange.

Plan of Arrangement — plan of arrangement set out as Appendix 1 to the Arrangement Agreement.

Preferred Securities — outstanding preferred securities of TransCanada.

Proxy Circular — this management proxy circular together with all schedules distributed by TransCanada in connection with the Meeting.

Subordinated Debentures — U.S.$200 million 9.125% subordinated debentures of TransCanada.

TransCanada — TransCanada PipeLines Limited, a corporation continued under the CBCA.

TransCanada Common Shares — common shares in the capital of TransCanada.

TransCanada Debt Securities — First Mortgage Bonds, Debentures, Preferred Securities and Subordinated Debentures.

TransCanada Dividend Reinvestment Plan — dividend reinvestment and share purchase plan of TransCanada.

TransCanada DSU Plan — TransCanada Share Unit Plan for Non-Employee Directors (1998).

TransCanada Employee Stock Savings Plan — employee payroll deduction plan for the purchase of TransCanada Common Shares.

TransCanada ESU Plan — Executive Share Unit Plan of TransCanada.

TransCanada RSU Plan — Restricted Share Unit Plan for Non-Executive Employees of TransCanada.

TransCanada Performance Unit Plan — performance unit plan of TransCanada.

TransCanada Preferred Shares — Cumulative Redeemable First Preferred Shares, Series U and the Cumulative Redeemable First Preferred Shares, Series Y of TransCanada.

TransCanada Rights — rights issued pursuant to the TransCanada Shareholder Rights Plan.

TransCanada Shareholder Rights Plan — shareholder rights plan of TransCanada.

TransCanada Stock Option — an employee stock option entitling the holder to acquire one or more TransCanada Common Shares under the TransCanada Stock Option Plan.

TransCanada Stock Option Plan — Key Employee Stock Incentive Plan (1995) of TransCanada.

TSX — Toronto Stock Exchange.

H-2    TRANSCANADA PIPELINES LIMITED

QuickLinks

  EXHIBIT 4.214
NOTICE OF 2003 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
LETTER TO SHAREHOLDERS
NOTICE OF ANNUAL AND SPECIAL MEETING
  Action No. 0301-03298
IN THE COURT OF QUEEN'S BENCH OF ALBERTA JUDICIAL DISTRICT OF CALGARY
NOTICE OF PETITION
NOTICE TO UNITED STATES SHAREHOLDERS
EXCHANGE RATE INFORMATION
SUMMARY
MANAGEMENT PROXY CIRCULAR
General Information
Information on Voting
ANNUAL MEETING BUSINESS
Compensation and Other Information
Fees Paid to Directors in 2002
INFORMATION CONCERNING THE ARRANGEMENT
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
DISSENTING SHAREHOLDERS' RIGHTS
ELIGIBILITY FOR INVESTMENT
INFORMATION CONCERNING HOLDCO
INFORMATION CONCERNING TRANSCANADA
DIRECTORS' APPROVAL
CERTIFICATE
SCHEDULE "A" TransCanada PipeLines Limited By-law Number 1 SECTION ONE INTERPRETATION
SECTION TWO REGISTERED OFFICE
SECTION THREE DIRECTORS
SECTION FOUR COMMITTEES
SECTION FIVE OFFICERS
SECTION SIX PROTECTION OF DIRECTORS AND OFFICERS
SECTION SEVEN SHARES
SECTION EIGHT MEETING OF SHAREHOLDERS
SECTION NINE NOTICES
SECTION TEN DIVIDENDS AND OTHER RIGHTS
SECTION ELEVEN GENERAL
SECTION TWELVE DIVISIONS AND BUSINESS UNITS
SECTION THIRTEEN EFFECTIVE DATE AND REPEAL
SCHEDULE "B" STATEMENT OF CORPORATE GOVERNANCE PRACTICES
SCHEDULE "C" ARRANGEMENT RESOLUTION Arrangement Under Section 192 of the Canada Business Corporations Act
SCHEDULE "D" ARRANGEMENT AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 REPRESENTATIONS AND WARRANTIES
ARTICLE 3 COVENANTS
ARTICLE 4 CONDITIONS
ARTICLE 5 AMENDMENT AND TERMINATION
ARTICLE 6 GENERAL
APPENDIX 1 TO THE ARRANGEMENT AGREEMENT PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT
ARTICLE 1 INTERPRETATION
ARTICLE 2 THE ARRANGEMENT
ARTICLE 3 DISSENTING SHAREHOLDERS
ARTICLE 4 CERTIFICATES
SCHEDULE "E"
  Action No. 0301-03298
INTERIM ORDER IN THE COURT OF QUEEN'S BENCH OF ALBERTA JUDICIAL DISTRICT OF CALGARY
INTERIM ORDER
SCHEDULE "F" SECTION 190 OF THE CBCA
SCHEDULE "G" SUMMARY OF SHAREHOLDER RIGHTS PLAN
SCHEDULE "H" GLOSSARY OF TERMS